UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Altiris, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share (“Altiris common stock”), of Altiris, Inc.

(2)	Aggregate number of securities to which transaction applies:

29,753,318 shares of Altiris common stock (representing the number of shares of Altiris common stock outstanding on February 20, 2007); vested options to purchase 894,713 shares of Altiris common stock (as of February 20, 2007); and a warrant to purchase up to 1,459,998 shares of Altiris common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of (A) 29,753,318 shares of Altiris common stock multiplied by $33.00 per share; (B) vested options to purchase 894,713 shares of Altiris common stock multiplied by $17.69 (which is the difference between $33.00 and the weighted average exercise price of all such options of $15.31 per share of Altiris common stock); and (C) a warrant to purchase up to 1,459,998 shares of Altiris common stock multiplied by $9.87 (which is the difference between $33.00 and the exercise price of $23.13 per share of Altiris common stock).

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0000307 by the aggregate value calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$1,012,097,148

(5)	Total fee paid:

$31,072

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Altiris, Inc.:

On January 26, 2007, we entered into an agreement and plan of merger with Symantec Corporation and Atlas Merger Corp., a wholly owned subsidiary of Symantec. If the merger is completed, Altiris will become a wholly owned subsidiary of Symantec and holders of Altiris common stock will receive $33.00 in cash, without interest, for each share of Altiris common stock they own at the effective time of the merger.

In connection with our merger agreement with Symantec, we will hold a special meeting of Altiris stockholders on  ●  , ● , 2007 at 2:00 p.m., local time, at our corporate headquarters located at 588 West 400 South, Lindon, Utah 84042. Stockholders of Altiris will be asked, at the special meeting, to consider and vote upon the adoption of the merger agreement. After careful consideration, the board of directors of Altiris has unanimously approved and has declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, and has determined that it is in the best interests of Altiris stockholders that Altiris enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. Accordingly, the board of directors of Altiris unanimously recommends that Altiris stockholders vote “FOR” the adoption of the merger agreement. We are also asking you to vote “FOR” any proposal by Altiris’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

The merger cannot be completed unless stockholders holding a majority of the outstanding shares of Altiris common stock at the close of business on the record date for the special meeting vote “FOR” the adoption of the merger agreement. The completion of the merger is also subject to the satisfaction or waiver of other specified closing conditions. More information about the merger is contained in the accompanying proxy statement. We encourage you to read the accompanying proxy statement carefully and in its entirety, because it explains the proposed merger, the documents related to the merger and other related matters.

Your vote is very important, regardless of the number of shares you hold.  Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instructions furnished by your broker, bank or nominee. If you sign, date and send us your proxy card but do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the proposal to adopt the merger agreement.

We are very excited about the merger and I join the other members of our board of directors in recommending that you vote “FOR” the adoption of the merger agreement. After you have reviewed the enclosed materials, please vote by one of the means specified in the proxy statement as soon as you can. Thank you in advance for your continued support.

Sincerely,

Gregory S. Butterfield
Chairman of the Board of Directors,
President and Chief Executive Officer of Altiris, Inc.

The proxy statement is dated    ●    , 2007, and is first being mailed to stockholders of Altiris on or about    ●    , 2007.

588 West 400 South
Lindon, Utah 84042
(801) 805-2400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON    ●    , 2007

To the Stockholders of Altiris, Inc.:

NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of Altiris, Inc., a Delaware corporation, will be held on ●,    ●    , 2007 at 2:00 p.m., local time, at our corporate headquarters located at 588 West 400 South, Lindon, Utah 84042, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 26, 2007, among Symantec Corporation, Atlas Merger Corp. and Altiris, Inc.; and

2. To consider and vote upon any proposal by Altiris’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

The board of directors of Altiris has unanimously approved the merger agreement and recommends that Altiris stockholders vote “FOR” the adoption of the merger agreement.  The board of directors of Altiris also recommends that Altiris stockholders vote “FOR” any proposal by Altiris’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

The board of directors of Altiris has fixed the close of business on February 28, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Only holders of record of shares of Altiris common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. At the close of business on the record date, Altiris had outstanding and entitled to vote    ●     shares of common stock. Altiris stockholders who do not wish to accept the merger consideration for their shares and who do not vote in favor of the adoption of the merger agreement may have appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet specified conditions. See the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page 41.

Your vote is very important, regardless of the number of shares you hold.  The affirmative vote of the holders of a majority of the outstanding shares of Altiris common stock at the close of business on the record date is required to adopt the merger agreement. Provided a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Altiris common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve any proposal by Altiris’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the merger agreement and “FOR” any proposal by Altiris’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. If you do not vote, it will have the same effect as a vote against the proposal to adopt the merger agreement and make it more difficult for Altiris to achieve a quorum at the special meeting.  If you do not vote, it will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

This proxy statement contains detailed information about the merger and the other transactions contemplated by the merger agreement. Please read this proxy statement and the merger agreement attached to it as Annex A carefully and in their entirety. For specific instructions on how to vote your shares, please refer to the section of this proxy statement entitled “The Special Meeting” beginning on page 13.

By Order of the Board of Directors,

Gregory S. Butterfield
Chairman of the Board of Directors,
President and Chief Executive Officer of Altiris, Inc.

Lindon, Utah
    ●    , 2007

ANNEX A	AGREEMENT AND PLAN OF MERGER

ANNEX B	OPINION OF GOLDMAN, SACHS & CO

ANNEX C	SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW — APPRAISAL RIGHTS

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are some questions that you, as a stockholder of Altiris, may have regarding the merger and the special meeting of Altiris stockholders, and brief answers to such questions. We urge you to read carefully the entirety of this proxy statement, because the information in this section does not provide all the information that may be important to you with respect to the adoption of the merger agreement. Additional important information is also contained in the annexes to this proxy statement.

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting of Altiris’ stockholders will take place on ● , ● , 2007, at 2:00 p.m. local time, at our corporate headquarters, located at 588 West 400 South, Lindon, Utah 84042.

Q:	What matters will be voted on at the special meeting?

A:	We have entered into an agreement and plan of merger with Symantec Corporation, a Delaware corporation, and its wholly owned subsidiary, Atlas Merger Corp., a Delaware corporation. Under the terms of the merger agreement, Atlas Merger Corp., or Merger Sub, will merge with and into Altiris, and Altiris will thereby become a wholly owned subsidiary of Symantec.

In order to complete the merger, our stockholders holding at least a majority of our outstanding common stock on the record date must vote “FOR” the adoption of the merger agreement. A special meeting of our stockholders will be held on ● , 2007 to obtain this vote of our stockholders. At that meeting, you will be asked to consider and vote on the adoption of the merger agreement. In addition, you may be asked to consider and vote on a proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. This proxy statement contains important information about the merger and the special meeting, and you should read it carefully in its entirety.

Your vote is very important, regardless of the number of shares you hold. We encourage you to vote as soon as possible. The enclosed voting materials allow you to vote your shares without attending the special meeting of Altiris stockholders. For more specific information on how to vote, please see the questions and answers below and the section entitled “The Special Meeting” beginning on page 13 of this proxy statement.

Q:	As an Altiris stockholder, what will I receive upon completion of the merger?

A:	If the merger is completed, you will receive $33.00 in cash, without interest, for each share of our common stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law.

Q:	What do I need to do now?

A:	After you carefully read this proxy statement in its entirety, including its annexes, consider how the merger affects you and then vote or provide voting instructions as described in this proxy statement.

Q:	Who can vote and attend the special meeting?

A:	All stockholders of record as of the close of business on February 28, 2007, the record date set by our board of directors for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you want to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

Q:	What constitutes a quorum at the special meeting?

A:	In order to constitute a quorum and to transact business at the special meeting, a majority of the outstanding shares of Altiris common stock on the record date must be represented at the special meeting, either in person or by proxy. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	The affirmative vote of at least a majority of the shares of our common stock outstanding at the close of business on the record date is required to adopt the merger agreement. Because the vote is based on the number of shares outstanding rather than the number of votes cast, failure to vote your shares and abstentions will have the same effect as voting against the adoption of the merger agreement. In connection with the merger agreement, some of our stockholders, and all of our directors and some of our officers in their capacities as our stockholders, entered into voting agreements with Symantec pursuant to which each of those stockholders agreed, among other things, to vote the shares of our common stock over which that stockholder exercises voting control in favor of adoption of the merger agreement. These stockholders exercise voting control over an aggregate of ● shares of our common stock as of the close of business on February 28, 2007, the record date set by our board of directors for the special meeting, which constitutes approximately ● % of the shares of our common stock outstanding on that date. See the section entitled “The Merger — Voting Agreements” beginning on page 36.

Q:	What vote of our stockholders is required to approve any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement?

A:	Provided a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Altiris common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. Failure to vote your shares will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. Abstentions will have the same effect as voting against any proposal by our board of directors to adjourn the special meeting.

Q:	How many votes do Altiris stockholders have?

A:	Each holder of record of Altiris common stock as of the close of business on February 28, 2007 will be entitled to one vote for each share of common stock held on that date.

Q:	How does Altiris’ board of directors recommend I vote?

A:	At a meeting held on January 26, 2007, Altiris’ board of directors unanimously approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, and determined that it is in the best interests of Altiris stockholders that Altiris enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. Accordingly, the board of directors of Altiris unanimously recommends that you vote “FOR” the adoption of the merger agreement. The board of directors of Altiris also recommends that Altiris stockholders vote “FOR” any proposal by Altiris’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker, bank or nominee, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must request a legal proxy from the broker, bank or nominee that holds your shares and present that proxy and proof of identification at the special meeting to vote your shares.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the meeting. If your shares are held in “street name” through a broker, bank or nominee, you may vote by completing and returning the voting form provided by your broker, bank or nominee or via the Internet or by telephone through your broker, bank or nominee, if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker, bank or nominee. Votes submitted electronically via the Internet or by telephone must be received by 11:59 p.m. EST on ● , 2007.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, later-dated notice to the Secretary of Altiris stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card bearing a later date. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy; you must vote at the special meeting in order to revoke your earlier proxy. If you have instructed a broker, bank or nominee to vote your shares, you must follow directions received from your broker, bank or nominee to change those instructions.

Q:	If my broker, bank or nominee holds my shares in “street name,” will they vote my shares for me?

A:	Your broker, bank or nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or nominee to vote your shares following the procedure provided by your broker, bank or nominee. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement.

Q:	What happens if I do not vote, whether by attending the special meeting in person, returning a proxy card or through Internet or telephone voting procedures?

A:	The failure to vote will have the same effect as voting against adoption of the merger agreement. The failure to vote will not affect the outcome of any proposal by our board of directors to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal.

Q:	Is the merger expected to be taxable to me for United States federal income tax purposes?

A:	Generally, yes. The receipt of $33.00 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between $33.00 per share and your adjusted tax basis in that share.

You should read the section entitled “The Merger — Material United States Federal Income Tax Consequences” beginning on page 43 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your own tax advisor as to the tax consequences of the merger to you.

Q:	Should I send in my Altiris stock certificates now?

A:	No. Promptly after the merger is completed, each holder of record immediately prior to the effective time of the merger will be sent a letter of transmittal, together with written instructions for exchanging share certificates for the cash merger consideration. These instructions will tell you how and where to send in your certificates for the cash merger consideration. You will receive your cash payment, without interest, after the exchange agent receives your stock certificates and any other documents requested in the instructions.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of Altiris common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $33.00 per share in cash, without interest, to be received by our stockholders in the merger. In order to receive the $33.00 per share in cash, without interest, you must hold your shares through completion of the merger.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger promptly. In addition to obtaining stockholder approval, we must satisfy all other closing conditions contained in the merger agreement, including the expiration or termination of applicable regulatory waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and receipt of antitrust approvals under the laws of the Federal Republic of Germany.

Q:	Am I entitled to appraisal rights?

A:	Under the General Corporation Law of the State of Delaware, holders of Altiris common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement. For additional information about appraisal rights, see the section entitled “The Merger — Appraisal Rights” beginning on page 41.

Q:	Do any of Altiris’ directors or officers have interests in the merger that may differ from those of Altiris’ stockholders?

A:	Yes. Symantec has entered into employment offer letters with some of Altiris’ officers, effective upon completion of the merger, which provide that the executives will be employed by Symantec following closing. The employment offer letters provide for a base salary and target bonus, grant of options and restricted stock units, payment of a retention bonus and other payments and benefits. See “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 37 for a description of these agreements as well as a description of other rights of our directors and executive officers that come into effect in connection with the merger.

Q:	How will the merger affect my stock options and restricted stock units to acquire Altiris common stock?

A:	At the effective time of the merger, each outstanding option to purchase Altiris common stock will be assumed by Symantec and converted into an option to purchase Symantec common stock. Each outstanding Altiris restricted stock unit, or RSU, will be assumed by Symantec and converted into a right to receive shares of Symantec common stock. The number of shares of Symantec common stock subject to each assumed option and RSU will be determined by multiplying the number of shares of Altiris common stock that were subject to the option or RSU immediately prior to the completion of the merger by an exchange ratio and then rounding the result down to the nearest whole share. The exchange ratio used for this purpose will be calculated immediately prior to the completion of the merger by dividing $33.00 by the average of the closing sale prices of Symantec common stock as quoted on the Nasdaq Global Select Market for the ten consecutive trading days ending with the trading day that is one trading day prior to the completion of the merger. The per share exercise price for each share of Symantec common stock issuable upon exercise of each assumed Altiris option will be adjusted to a price determined by dividing the per share exercise price applicable to the Altiris option immediately prior to the completion of the merger by the same exchange ratio and rounding up to the nearest whole cent. The other terms of the assumed stock options and RSUs will remain unchanged. Some holders of options to purchase Altiris common stock and Altiris RSUs will be entitled to full or partial acceleration of vesting in connection with the merger. For more information as it relates to some of Altiris’ directors and executive officers, see “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 37.

Q:	Who is paying for this proxy solicitation?

A:	Altiris is conducting this proxy solicitation and will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Altiris estimates that its proxy solicitor fees will be approximately $5,500. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners. If you choose to access the proxy materials and/or submit your proxy over the Internet, you are responsible for any related Internet access charges you may incur. If you choose to submit your proxy by telephone, you are responsible for any related telephone charges you may incur.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Altiris, Inc.
588 West 400 South
Lindon, Utah 84042
Telephone: (801) 805-2400
Attention: Craig H. Christensen
E-mail: craig.christensen@altiris.com

or our proxy solicitor,

The Altman Group, Inc.
1200 Wall Street West 3rd Floor
Lyndhurst, New Jersey 07071
Call toll-free: (800) 217-0538

SUMMARY

This summary highlights selected information from this proxy statement relating to the merger. This summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and the documents to which we have referred you. In particular, you should read the annexes attached to this proxy statement, including the agreement and plan of merger, dated as of January 26, 2007, among Symantec, Altiris and Merger Sub, which is attached as Annex A to this proxy statement. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. See the section entitled “Where You Can Find More Information” beginning on page 64.

The Companies

Altiris, Inc.
588 West 400 South
Lindon, UT 84042
Telephone: (801) 805-2400

We are a leading provider of service-oriented management software products and services that enable organizations to manage information technology, or IT, assets throughout their lifecycles. Our comprehensive integrated lifecycle management solutions are designed to address the challenges that IT professionals face in deploying, migrating, backing up and restoring software settings on multiple hardware devices; provisioning and managing servers; tracking performance and diagnostic metrics for hardware and software; taking inventory of existing IT assets; accessing security compliance and vulnerabilities; managing patches and updates; and facilitating problem resolution for hardware or software failures. We have designed our software for use by organizations of all sizes to manage the efficiency and ensure the reliability and availability of complex and distributed IT environments. We believe that the comprehensive functionality of our products, combined with their ease of installation and use, allows an organization to lower its total cost of IT ownership. Our products are used by businesses in a wide variety of industries and computing environments. We were incorporated in Utah in August 1998 and reincorporated in Delaware in February 2002. We are quoted on the Nasdaq Global Select Market under the symbol “ATRS.” Our principal executive offices are located at 588 West 400 South, Lindon, Utah 84042, and our telephone number is (801) 805-2400. Additional information regarding us is contained in our filings with the Securities and Exchange Commission, or the SEC. See “Where You Can Find More Information” beginning on page 64.

Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, CA 95014
Telephone: (408) 517-8000

Symantec is the world leader in providing solutions to help individuals and enterprises assure the security, availability, and integrity of their information. With innovative technology solutions and services, Symantec helps individuals and enterprises protect and manage their digital assets. Symantec provides a wide range of solutions including enterprise and consumer security, data management, application and infrastructure management, security management, storage and service management, and response and managed security services. Symantec was founded in 1982, and has operations in more than 40 countries worldwide. Symantec is quoted on the Nasdaq Global Select Market under the symbol “SYMC.” Symantec’s principal executive offices are located at 20330 Stevens Creek Boulevard, Cupertino, California 95014 and its telephone number is (408) 517-8000. Additional information regarding Symantec is contained in Symantec’s filings with the SEC.

Atlas Merger Corp.
20330 Stevens Creek Blvd.
Cupertino, CA 95014
Telephone: (408) 517-8000

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Symantec. Merger Sub exists solely to facilitate the merger and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the merger agreement. Merger Sub’s principal executive offices and telephone number are the same as those of Symantec.

The Merger (Page 45)

Symantec has agreed to acquire Altiris under the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

If the merger is completed, you will receive $33.00 in cash, without interest, in exchange for each share of our common stock that you own immediately before the effective time of the merger unless you do not vote in favor of adoption of the merger agreement and properly perfect your appraisal rights under Delaware law.

After the merger is completed, your shares of our common stock will be converted into the right to receive the merger consideration, without interest, but you will no longer have any rights as an Altiris stockholder. As an Altiris stockholder, you will receive the merger consideration, without interest, after exchanging your Altiris stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to you shortly after completion of the merger.

See the section entitled “The Merger Agreement — Merger Consideration” beginning on page 45.

Treatment of Awards Outstanding under Altiris’ Stock Plans

  Stock Options (Page 46)

Symantec will assume all Altiris options outstanding immediately prior to the effective time of the merger, and the assumed options will be converted into options to purchase shares of Symantec common stock. Generally, each option will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Altiris stock plan under which the option was granted and the individual stock option agreements governing that option. However, following the completion of the merger, Altiris options will become options to purchase Symantec common stock with the exercise price and number of shares underlying the option will be adjusted in accordance with the terms of the merger agreement. The exercise price and the number of shares of Symantec common stock subject to Altiris options after completion of the merger will be determined pursuant to the merger agreement, which provides that the number of shares of Symantec common stock subject to Altiris options will be determined by multiplying the number of shares that were subject to the Altiris option immediately prior to the completion of the merger by an exchange ratio and then rounding the result down to the nearest whole share. The exchange ratio used for this purpose will be calculated immediately prior to the completion of the merger by dividing $33.00 by the average of the closing sales prices of Symantec common stock as quoted on the Nasdaq Global Select Market for the ten consecutive trading days ending with the trading day that is one trading day prior to the completion of the merger. The per share exercise price for each share issuable upon exercise of the Altiris options will be adjusted to a price determined by dividing the per share exercise price applicable to the Altiris option immediately prior to the completion of the merger by the same exchange ratio and rounding up to the nearest whole cent.

RSUs (Page 46)

Symantec will also assume all outstanding Altiris RSUs in the merger, and these assumed RSUs will be converted into rights to receive shares of Symantec common stock. Generally, each RSU will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Altiris stock plan under which the RSUs were granted and the related restricted stock unit award agreement, except that the RSUs will become rights to receive Symantec common stock at vesting with the number of shares subject to the RSUs adjusted in accordance with the terms of the merger agreement. The number of shares of Symantec common stock deliverable at vesting will be adjusted by multiplying the number of shares of Altiris common stock subject to the RSU immediately prior to the completion of the merger by the exchange ratio described under the heading “— Stock Options” above and rounding down to the nearest whole share.

Restricted Stock (Page 47)

Any restricted shares of Altiris common stock held as of immediately prior to the effective time of the merger will be converted into the right to receive $33.00 in cash, without interest (less applicable tax withholding), subject to the vesting schedule applicable to such restricted shares. In general, holders of restricted shares will receive this cash consideration with respect to unvested shares in accordance with the applicable vesting schedule, provided that the holders of the restricted stock awards satisfy the applicable vesting requirements, and reduced by applicable tax withholding. Until vested, such cash consideration will be held by Symantec. Any cash payments made for vesting of unvested shares will be made by Symantec according to its normal payroll procedures following the date within a month upon which such cash payments vested.

Reasons for the Merger (Page 25)

In the course of reaching its decision to approve the merger and enter into the merger agreement, our board of directors consulted with our senior management, outside legal counsel and our financial advisor, and reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

•	the possible alternatives to the merger, including the possibility of continuing to operate as an independent entity and the perceived risks thereof; management’s dealings with other possible business combination partners both in the past and during the course of the negotiations with Symantec; and the likelihood that a third party would offer a higher price than the $33.00 in cash per share offered by Symantec;

•	the current and prospective environment in which we operate, including national and local economic conditions, the competitive environment, the trend toward consolidation in the software and systems management markets; and the likely effect of these factors on our potential growth, development, productivity, profitability and strategic options;

•	historical financial information concerning our business, management, financial performance and conditions, technology, operations, prospects and competitive position;

•	the size of Altiris and related economies of scale, and that the diversification of our product offerings beyond the level that may be reasonably achievable on an independent basis was becoming increasingly important to continued success in the current software and systems management environment;

•	the likelihood that the merger will be completed, including the likelihood that the regulatory and stockholder approvals needed to complete the merger will be obtained;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock; and

•	the consideration to be received by our stockholders in the merger, including the form of such consideration.

See the section entitled “The Merger — Recommendation of our Board of Directors” beginning on page 25 for additional factors that our board of directors considered.

Recommendation of our Board of Directors (Page 25)

After careful consideration of the factors described in the section entitled “The Merger — Recommendation of our Board of Directors” beginning on page 25, our board of directors unanimously:

•	approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable;

•	determined that it is in the best interests of our stockholders that Altiris enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement; and

•	recommends that our stockholders adopt the merger agreement.

Our board of directors also recommends that Altiris stockholders vote “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

See the section entitled “The Merger — Recommendation of our Board of Directors” beginning on page 25.

The Special Meeting (Page 13)

Time, Date and Place.  A special meeting of our stockholders will be held on     ●    , ● , 2007, at our corporate headquarters located at 588 West 400 South, Lindon, Utah 84042 at 2:00 p.m., local time, to consider and vote upon a proposal to adopt the merger agreement and consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Record Date and Voting Power.  You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on February 28, 2007, the record date set by our board of directors for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were    ●     shares of our common stock outstanding and entitled to be voted at the special meeting.

Required Vote.  The adoption of the merger agreement requires the affirmative vote of at least a majority of the shares of our common stock outstanding at the close of business on the record date. Provided a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. In connection with the merger agreement, some of our stockholders, and all of our directors and some of our officers in their capacities as our stockholders, entered into voting agreements with Symantec pursuant to which each of those stockholders agreed, among other things, to vote the shares of our common stock over which that stockholder exercises voting control in favor of adoption of the merger agreement. These stockholders exercise voting control over an aggregate of    ●     shares of our common stock as of February 28, 2007, the record date for the special meeting, which constitutes approximately ● % of the shares of our common stock outstanding on that date. See the section entitled “The Merger — Voting Agreements” beginning on page 36.

Share Ownership of Directors and Management.  As of the record date, our directors and executive officers and their affiliates owned approximately ● % of the shares entitled to vote at the special meeting.

See the section entitled “The Special Meeting” beginning on page 13.

Opinion of Altiris’ Financial Advisor (Page 28)

Goldman, Sachs & Co., or Goldman Sachs, rendered its oral opinion, which was subsequently confirmed in writing, to the Altiris board of directors that, as of January 26, 2007, and based upon and subject to the factors and assumptions set forth in its written opinion, the $33.00 per share in cash to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated January 26, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the merger. Pursuant to an engagement letter between Altiris and

Goldman Sachs, Altiris has agreed to pay Goldman Sachs a customary transaction fee, all of which is payable upon consummation of the merger.

See the section entitled “The Merger — Opinion of Goldman, Sachs & Co.” beginning on page 28.

Interests of our Directors and Executive Officers in the Merger (Page 37)

When considering the recommendation by our board of directors in favor of the adoption of the merger agreement, you should be aware that a number of our officers and directors have interests in the merger that are different from yours, including, among others:

•	some of our executive officers have entered into employment offer letters with, or received retention packages from, Symantec;

•	some of our officers will be entitled to severance payments in connection with the merger (and, in some cases, a tax gross-up relating to such severance payments);

•	some of our officers will receive acceleration of the vesting of their options, restricted stock and RSUs in connection with the merger; and

•	indemnification arrangements for our current and former directors and officers will be continued if the merger is completed.

See the section entitled “The Merger — Interests of our Directors and Executive Officers in the Merger” beginning on page 37.

Voting Agreements (Page 36)

In connection with the merger agreement, some of our stockholders, and all of our directors and some of our officers in their capacities as our stockholders, entered into voting agreements with Symantec pursuant to which each of those stockholders agreed, among other things, to vote the shares of our common stock over which that stockholder exercises voting control in favor of adoption of the merger agreement. These stockholders exercise voting control over an aggregate of    ●     shares of our common stock as of February 28, 2007, the record date for the special meeting, which constitutes approximately ● % of the shares of our common stock outstanding on that date. See the section entitled “The Merger — Voting Agreements” beginning on page 36.

Market Price and Dividend Data (Page 40)

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATRS”. On January 26, 2007, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at a price of $27.14. On    ●    , 2007, the last full trading day prior to the date of this proxy statement, our common stock closed at a price of $    ●    . See the section entitled “The Merger — Market Price and Dividend Data” beginning on page 40.

Delisting and Deregistration of Altiris’ Common Stock

If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer be required to file periodic reports with the SEC with respect to our shares of common stock.

The Merger Agreement (Page 45)

Conditions to the Consummation of the Merger (Page 56)

The obligations of each of us, Symantec and Merger Sub to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the adoption of the merger agreement by our stockholders in accordance with Delaware law and our certificate of incorporation and bylaws;

•	all applicable waiting periods (and any extensions thereof) applicable to the merger under the HSR Act have expired or early termination of such waiting periods have been granted, and the approvals under antitrust, competition or similar laws of the Federal Republic of Germany have been obtained, in each case without any condition or requirements requiring or calling for any antitrust restraint (as described in the section entitled “The Merger Agreement — Conditions to the Consummation of the Merger”); and

•	no judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction, is in effect prohibiting, making illegal or enjoining the merger.

We will not be obligated to effect the merger unless each of the following conditions is satisfied or waived:

•	Symantec’s representations and warranties in the merger agreement (other than those described in the round bullet point below)

–	that are qualified as to material adverse effect are true and correct, and

–	that are not qualified as to material adverse effect are true and correct in each case both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in the second dash point above to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Symantec or a material adverse effect on Symantec’s ability to consummate the merger;

•	Symantec’s representations and warranties relating to Symantec’s power and authority to enter into the merger agreement and enforceability of the merger agreement against Symantec are true and correct both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date); and

•	Symantec must have performed and complied in all material respects with those covenants required to be performed by Symantec under the merger agreement on or before the closing date of the merger.

Neither Symantec nor Merger Sub will be obligated to effect the merger unless each of the following conditions is satisfied or waived:

•	our representations and warranties in the merger agreement (other than those described in the two round bullet points immediately below)

–	that are qualified as to material adverse effect are true and correct, and

–	that are not qualified as to material adverse effect are true and correct in each case both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in the second dash point above to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Altiris;

•	our representations relating to our power and authority to enter into the merger agreement, the enforceability of the merger agreement against us and certain takeover laws are true and correct both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date);

•	our representations relating to our capital structure are true and correct both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to deviations in our actual fully diluted capitalization (including outstanding capital stock, stock options and warrants) from our fully diluted capitalization as set forth in the corresponding representation by an amount that does not exceed one percent of such fully diluted capitalization;

•	we must have performed and complied in all material respects with those covenants required to be performed by us under the merger agreement on or before the closing date of the merger;

•	no material adverse change (as described in the section entitled “The Merger Agreement — Representations and Warranties — Material Adverse Effect”) on Altiris is continuing, whether or not resulting from a breach of any representation, warranty or covenant in the merger agreement;

•	there are no suits, actions, proceedings, applications or counterclaims pending by any governmental authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would:

–	prevent, restrain or prohibit the completion of the merger;

–	cause the merger to be rescinded; or

–	result in any antitrust restraint; and

•	there are no injunctions, judgments, orders, decrees, rulings or charges described in the round bullet point immediately above in effect, or any applicable law having any such effect, or any notification by a governmental authority of an intention to seek such a remedy that has not subsequently been withdrawn.

See the section entitled “The Merger Agreement — Conditions to the Consummation of the Merger” beginning on page 56.

Termination of the Merger Agreement (Page 58)

Symantec or we can terminate the merger agreement by written notice under specified circumstances, including:

•	by mutual written consent of Symantec and us, if the board of directors of each so determines;

•	by either us or Symantec (as authorized by the board of directors of Altiris or Symantec, as applicable):

–	if the merger has not been completed by July 31, 2007, which date will be extended to October 31, 2007 if on July 31, 2007 all of the closing conditions have been satisfied or waived (other than conditions that by their nature are only to be satisfied as of the closing of the merger and other than the condition relating to antitrust approvals); provided, however, that this right to terminate the merger agreement will not be available to a party whose failure to comply with, or breach of, any provision of the merger agreement was a proximate cause of or resulted in the failure of the merger to be completed by such date;

–	if a governmental authority of competent jurisdiction issues an order, decree or ruling or takes any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger, which order, decree, ruling or other action is final and nonappealable; or

–	if the approval of our stockholders to adopt the merger agreement is not obtained at our special meeting, or at any adjournment or postponement of such meeting, at which the vote on that matter was taken;

•	by us (as authorized by our board of directors):

–	following a breach of any representation, warranty, covenant or agreement on the part of Symantec, such that the corresponding closing conditions relating to the accuracy of representations and warranties and compliance with covenants cannot be met, and such breach is incapable of being cured or is not cured in all material respects within 20 business days after Symantec receives written notice from us of such breach; or

–	if our board of directors makes a change in recommendation (as described in the section entitled “The Merger Agreement — No Solicitation Covenant — Change in Recommendation”) in response to a superior proposal in compliance with the merger agreement, we publicly announce our intention to accept or enter into the superior proposal that is the subject of the change in recommendation, and we pay Symantec the termination fee of $37.5 million as described under the heading “— Expenses and Termination Fees” below;

•	by Symantec (as authorized by its board of directors):

–	following a breach of any representation, warranty, covenant or agreement by us, such that the corresponding closing conditions relating to the accuracy of representations and warranties and compliance with covenants cannot be met, and such breach is incapable of being cured or is not cured in all material respects within 20 business days after we receive written notice from Symantec of such breach; or

–	if we materially breach our obligation to give notice of, convene and hold the special meeting of our stockholders as required by the merger agreement;

–	if we fail to include in this proxy statement that our board of directors recommends that our stockholders adopt the merger agreement;

–	if we effect a change in recommendation;

–	if we approve any alternative transaction (as described in the section entitled “The Merger Agreement — No Solicitation Covenant”) or recommend that our stockholders approve or accept any alternative transaction without the prior written consent of Symantec;

–	if we enter into a letter of intent in violation of the merger agreement or any contract accepting any alternative transaction proposal (as described in the section entitled “The Merger Agreement — No Solicitation Covenant”) without the prior written consent of Symantec;

–	if we fail to reconfirm the recommendation of our board of directors that our stockholders adopt the merger agreement within ten business days of receipt of a written request from Symantec to do so following the occurrence of any alternative transaction proposal; or

–	if, within ten business days of a third person or party publishing, sending or giving to our stockholders a tender or exchange offer relating to our common stock pursuant to Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, we fail to send a statement to our stockholders disclosing that our board of directors recommends rejection of that tender or exchange offer.

See the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 58.

No Solicitation Covenant (Page 53)

We have agreed with Symantec that we will not, and will cause our subsidiaries not to, permit any of our or our subsidiaries’ officers, directors, attorneys or financial advisors (or our or our subsidiaries’ other employees, agents or representatives who have the authority to act on behalf of Altiris or its subsidiaries regarding any alternative transaction, as described below), which persons we sometimes refer to herein as our representatives, to, directly or indirectly:

•	solicit, initiate, seek, endorse, recommend or support, or knowingly encourage or facilitate, any inquiry, proposal or offer from, furnish any non-public information to, or participate in any discussions or negotiations with, or enter into any agreement with, any party or group regarding any alternative transaction;

•	approve, endorse or recommend any alternative transaction (as described in the section entitled “The Merger Agreement — No Solicitation Covenant — Change in Recommendation”) except to the extent specifically permitted by the merger agreement; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any alternative transaction proposal.

See the section entitled “The Merger Agreement — No Solicitation Covenant” beginning on page 53.

Expenses and Termination Fees (Page 59)

The merger agreement requires that we pay Symantec a termination fee of $37,500,000 if, among other things:

•	the merger agreement is terminated by us after any change in recommendation by our board of directors in response to a superior proposal in compliance with the merger agreement and the subsequent public announcement of our intention to accept or enter into the superior proposal that was the subject of the change in recommendation, in which case the termination fee would be payable prior to such termination as a precondition to such termination;

•	the merger agreement is terminated by Symantec based upon any of the circumstances set forth in the last round bullet point under the heading “The Merger Agreement — Termination of the Merger Agreement” above, in which case the termination fee would be payable promptly but in no event later than two business days after such termination;

•	the merger agreement is terminated by either us or Symantec following the failure to obtain the approval of our stockholders to adopt the merger and the following conditions are also met:

–	following January 26, 2007 and prior to the termination of the merger agreement, an alternative transaction proposal with respect to Altiris has been publicly announced, made to our stockholders or made to Altiris and subsequently publicly announced or disclosed and, in each case, not withdrawn; and

–	within 12 months following the termination of the merger agreement, any company acquisition (as described in the section entitled “The Merger Agreement — Termination of the Merger Agreement”) is consummated or we enter into a contract providing for any company acquisition;

in which case the termination fee would be payable concurrently with the earlier of the consummation of that company acquisition or the execution of a contract relating to that company acquisition.

See the section entitled “The Merger Agreement — Termination Fee” beginning on page 59.

Material United States Federal Income Tax Consequences (Page 43)

The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes.

You should read the section entitled “The Merger — Material United States Federal Income Tax Consequences” beginning on page 43 for a more complete discussion of the federal income tax consequences of the merger.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the merger to you.

Regulatory Matters (Page 41)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, prohibits us from completing the merger until we have furnished required information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. Symantec and we have filed the required notification and report forms, but the waiting period has not yet ended and we may receive requests for additional information. The merger is also subject to notification and a required waiting period in the Federal Republic of Germany, and may also be subject to review and required waiting periods by the governmental authorities of various other jurisdictions, under the antitrust laws of those jurisdictions. See the section entitled “The Merger — Regulatory Matters” beginning on page 41.

Appraisal Rights (Page 41)

Under Delaware law, Altiris’ stockholders who do not wish to accept the $33.00 per share cash consideration, without interest, payable pursuant to the merger may seek, under Section 262 of the General Corporation Law of the

State of Delaware, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than or equal to the merger consideration of $33.00 per share in cash. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

•	you must not vote in favor of the proposal to adopt the merger agreement;

•	you must make a written demand on us for appraisal in compliance with the General Corporation Law of the State of Delaware before the vote on the proposal to adopt the merger agreement occurs at the special meeting; and

•	you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger; a stockholder who is the record holder of shares of Altiris common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal for those shares.

Merely voting against the adoption of the merger agreement will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “FOR” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your nominee fails to follow all of the steps required by Section 262 of the General Corporation Law of the State of Delaware, you will lose your right of appraisal. See the section entitled “The Merger — Appraisal Rights” beginning on page 41 for a description of the procedures that you must follow in order to exercise your appraisal rights.

Annex C to this proxy statement contains the full text of Section 262 of the General Corporation Law of the State of Delaware, which relates to your right to appraisal. We encourage you to read these provisions carefully and in their entirety.

Exchange Agent

Computershare Trust Company, Inc. will act as the exchange agent in connection with the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “intend,” “anticipate,” “believe,” “will,” “may,” “should,” “would,” and similar expressions are intended to identify forward-looking statements. These statements are based on the current expectations and beliefs of our management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed in the forward-looking statements.

In any forward-looking statement in which we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	the occurrence of any event, change or circumstance that could give rise to the ability on the part of Symantec to terminate the merger agreement;

•	our ability to obtain the stockholder and regulatory approvals required for the merger, including the expiration of the waiting period under the HSR Act;

•	the timing of the closing of the merger and receipt by stockholders of the merger consideration;

•	whether or not the conditions to the completion of the merger are satisfied and the possibility that the merger will not be completed for any other reason;

•	risks that the proposed transaction disrupts current plans and operations, and the potential difficulties in employee retention as a result of the announcement or pendency of the merger;

•	the effect of the announcement or pendency of the merger on our customer relationships, operating results and business generally, including any deterioration of our relationships with Dell, Hewlett-Packard, Fujitsu Siemens Computers, Microsoft and other original equipment manufacturers, or OEMs, and strategic partners;

•	the ability to recognize the benefits of the merger;

•	the amount of the costs, fees and expenses and charges related to the merger, including the possibility that the merger agreement may be terminated under circumstances that require us to pay Symantec a termination fee of $37,500,000;

•	changes in the demand for our products;

•	changes in economic conditions generally or technology spending in particular;

•	market conditions and specific financial market conditions affecting our common stock;

•	changes in the competitive dynamics of our markets, including strategic alliances and consolidation among our competitors or strategic partners; and

•	other risks related to our business that are described in our public filings (see the section entitled “Where You Can Find More Information” beginning on page 64).

These and other important factors are detailed in various SEC filings made periodically by us, particularly our latest report on Form 10-K and subsequent reports on Form 10-Q, copies of which are available from us without charge or online at http://www.altiris.com. Please review such filings and do not place undue reliance on these forward-looking statements.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting at our corporate headquarters located at 588 West 400 South, Lindon, Utah 84042, at 2:00 p.m., local time, on    ●    ,    ●    , 2007.

Purpose of Special Meeting

At the special meeting, we are asking holders of record of Altiris common stock to consider and vote on the following proposals:

•	the adoption of the Agreement and Plan of Merger, dated January 26, 2007, among Altiris, Symantec and Merger Sub (see the sections entitled “The Merger” beginning on page 17 and “The Merger Agreement” beginning on page 45); and

•	any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

No other business will be presented at the special meeting.

Recommendation of our Board of Directors

After careful consideration, our board of directors determined that it is advisable, fair to and in the best interests of Altiris and its stockholders for Altiris to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement.

Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement.  Our board of directors also recommends that Altiris stockholders vote “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. Our board of directors will determine whether to make such a proposal to adjourn the special meeting in accordance with its obligations under the merger agreement and its fiduciary duties to our stockholders.

In considering such recommendation, you should be aware that some of our directors and officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. See the section entitled “The Merger — Interests of our Directors and Executive Officers in the Merger” beginning on page 37.

If your submitted proxy card does not specify how you want to vote your shares, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on February 28, 2007, the record date set by our board of directors, are entitled to notice of and to vote at the special meeting. At the close of business on the record date,    ●     shares of our common stock were issued and outstanding and held by approximately  ●  holders of record. A quorum is present at the special meeting if a majority of the shares of our common stock issued and outstanding and entitled to vote at the close of business on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be postponed to solicit additional proxies. Holders of record of our common stock at the close of business on the record date are entitled to one vote per share at the special meeting on the proposals to adopt the merger agreement and adjourn the special meeting.

Votes Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. If an Altiris stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement.

Provided a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote is required to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. If an Altiris stockholder does not vote, either in person or by proxy, such failure will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. If an Altiris stockholder abstains from voting, either in person or by proxy, it will count as a vote against any proposal to adjourn the special meeting.

Voting by Altiris’ Directors, Executive Officers and Certain Stockholders

At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote    ●     shares of our common stock, which represented approximately ● % of the shares of our common stock outstanding on that date.

In connection with the parties’ entry into the merger agreement, all of our directors and some of our executive officers, and Technology Crossover Management IV, L.L.C. on behalf of TCV IV Strategic Partners L.P. and TCV IV, L.P., together one of our major stockholders, have each entered into voting agreements with Symantec pursuant to which they have agreed, among other things, to vote all of their shares of our common stock as of the record date, representing in the aggregate approximately ● % of our outstanding common stock as of such date, in favor of the adoption of the merger agreement. See the section entitled “The Merger — Voting Agreements” beginning on page 36.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Only shares affirmatively voted for any proposal by our board of directors to adjourn the special meeting, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for such a proposal. If an Altiris stockholder abstains from voting, it will effectively count as a vote against the adoption of the merger agreement and a vote against the adjournment of the special meeting. If an Altiris stockholder does not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the merger agreement and it will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve any such proposal.

Brokers who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. Any “broker non-votes” would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on a particular proposal. Failing to instruct your broker on how to vote your shares on the proposal to adopt the merger agreement will have the same effect as a vote against such proposal. Failing to instruct your broker on how to vote your shares on any proposal to adjourn the special meeting will have no effect on the outcome of such a proposal, but will reduce the number of votes required to approve that proposal.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

•	filing with the Secretary of Altiris a duly executed revocation of proxy;

•	submitting a duly completed and executed proxy to the Secretary of Altiris bearing a later date; or

•	appearing at the special meeting and voting in person; attendance at the special meeting will not in and of itself constitute revocation of a proxy — you must vote your shares at the meeting in order to revoke your earlier proxy.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by us. We have retained The Altman Group to aid in the solicitation of proxies and to verify records relating to the solicitation. The Altman Group will receive customary fees for these services, which we estimate to be approximately $5,500. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger. The instructions will provide that, at the election of the stockholder, certificates may be surrendered, and the merger consideration in exchange for the certificates may be collected, by hand delivery.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, holders of Altiris common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for appraisal prior to the vote on the adoption of the merger agreement, and they comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware set forth in full at Annex C to this proxy statement. See the section entitled “The Merger — Appraisal Rights” beginning on page 41.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Altiris special meeting, please contact:

Altiris, Inc.
588 West 400 South
Lindon, Utah 84042
Telephone: (801) 805-2400
Attention: Craig H. Christensen
E-mail: craig.christense@altiris.com

or our proxy solicitor,

The Altman Group, Inc.
1200 Wall Street West 3rd Floor
Lyndhurst, New Jersey 07071
Call toll-free: (800) 217-0538

THE MERGER

The following discussion summarizes the material terms of the merger. Stockholders should read the merger agreement, which is attached as Annex A to this proxy statement, carefully and in its entirety.

General Description of the Merger

Under the merger agreement, Merger Sub will merge with and into Altiris, with Altiris surviving as a wholly owned subsidiary of Symantec. Pursuant to the merger agreement, at the effective time of the merger each outstanding share of Altiris common stock, par value $0.0001 per share, will be converted into the right to receive $33.00 in cash, without interest.

Symantec will assume all Altiris options outstanding immediately prior to the effective time of the merger and the assumed options will be converted into options to purchase shares of Symantec common stock. Generally, each option will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Altiris stock plan under which the option was granted and the individual stock option agreements governing that option. However, following the completion of the merger, Altiris options will become options to purchase Symantec common stock with the exercise price and number of shares underlying the option adjusted in accordance with the terms of the merger agreement. The exercise price and the number of shares of Symantec common stock subject to Altiris options after the completion of the merger will be determined pursuant to the merger agreement, which provides that the number of shares of Symantec common stock subject to Altiris options will be determined by multiplying the number of shares that were subject to the Altiris option immediately prior to the completion of the merger by an exchange ratio and then rounding the result down to the nearest whole share. The exchange ratio used for this purpose will be calculated immediately prior to the completion of the merger by dividing $33.00 by the average of the closing sales prices of Symantec common stock as quoted on the Nasdaq Global Select Market for the ten consecutive trading days ending with the trading day that is one trading day prior to the completion of the merger. The per share exercise price for each share issuable upon exercise of the Altiris options will be adjusted to a price determined by dividing the per share exercise price applicable to the Altiris option immediately prior to the completion of the merger by the same exchange ratio and rounding up to the nearest whole cent.

Symantec will also assume all outstanding Altiris RSUs in the merger, and these assumed RSUs will be converted into rights to receive shares of Symantec common stock. Generally, each RSU will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Altiris stock plan under which the RSUs were granted and the related restricted stock unit award agreement, except that the RSUs will become rights to receive Symantec common stock at vesting with the number of shares subject to the RSUs adjusted in accordance with the terms of the merger agreement. The number of shares of Symantec common stock deliverable at vesting will be adjusted by multiplying the number of shares of Altiris common stock subject to the RSU immediately prior to the completion of the merger by the exchange ratio described above and rounding down to the nearest whole share.

Any restricted shares of Altiris common stock held immediately prior to the effective time of the merger will be converted into the right to receive $33.00 cash, without interest, less applicable tax withholding, subject to the vesting schedule applicable to such restricted shares. In general, holders of restricted shares will receive this cash consideration with respect to unvested shares in accordance with the applicable vesting schedule, provided that the holders of the restricted stock awards satisfy the applicable vesting requirements, and reduced by applicable tax withholding. Until vested, such consideration will be held by Symantec. Any cash payments made for vesting of unvested shares will be made by Symantec according to its normal payroll procedures following the date within a month upon which such cash payments vested.

Background to the Merger

Altiris was incorporated in Utah in August 1998 and reincorporated in Delaware in February 2002. We operate in a highly competitive industry that is subject to cyclicality, constant and rapid technological change, software obsolescence and fluctuations in supply and demand. Despite these challenges, and following a period of rapid growth, we completed our initial public offering in May 2002.

Since our initial public offering, our board of directors and management team have periodically discussed and reviewed Altiris’ business, strategic direction, long-term goals, performance and prospects in the context of developments in the systems management software market, including consolidation among Altiris’ competitors and convergence of technology offerings in the highly competitive systems management market in which Altiris operates. In the course of these discussions, our board of directors and senior management have also discussed and reviewed various potential strategic alternatives involving possible acquisitions or business combinations that could complement and enhance Altiris’ competitive strengths and strategic position, as well as regularly reviewed our prospects as an independent company. In this regard, the senior management of Altiris has from time to time communicated informally with, and has been approached by, representatives of other software and high-technology companies regarding industry and market trends and issues, their respective company’s strategic direction and the potential benefits and issues surrounding possible business combinations or other strategic and commercial transactions. These other companies include Symantec and three other companies we refer to in this section as Company A, Company B and Company C.

On July 22, 2005, our board of directors held a meeting at which our board, together with our senior management, conducted its regular periodic review of Altiris’ near- and long-term challenges and opportunities. This review included, among other things, a discussion of Altiris’ current and potential future markets, the status of Altiris’ relationships with key strategic partners, Altiris’ major competitors and its competitive advantages and threats, management’s current acquisition strategies, Altiris’ overall financial and operational strengths and weaknesses, and future potential strategic opportunities for our company. At the conclusion of this meeting, our board of directors and senior management determined that they should dedicate more time in future meetings to review potential alternative business strategies, including potential strategic business combinations.

In mid-October, 2005, our chairman, president and chief executive officer, Gregory S. Butterfield, was approached by a representative of Company A, a company with which members of our management team had informal conversations in the past about potential strategic transactions, regarding a potential acquisition of Altiris by Company A. Initial meetings between our senior management and representatives of Company A were held at Company A’s headquarters and at our headquarters in Lindon, Utah, during the latter half of October and early November, 2005, at which certain high-level management and technology diligence discussions were held with Company A. A mutual confidentiality agreement was executed by Company A on November 1, 2005, with effect from October 18, 2005, to enable the parties to share information regarding a potential transaction. An additional meeting between senior management of Altiris and senior management of Company A was held in late January 2006. Following this series of meetings, Company A conveyed that it had determined to discontinue discussions with us for the time being due to other priorities.

During this period, at our board of directors’ regularly scheduled meeting on October 20, 2005, Mr. Butterfield proposed that Altiris consider engaging an investment banking firm to assist in identifying and evaluating future potential strategic opportunities, as well as advising our board of directors and management with respect to such opportunities. At its next regularly scheduled meeting on February 2, 2006, our board of directors requested that our management interview certain investment banking firms for this purpose.

As a result of the selection process carried out by our senior management at the request of Altiris’ board of directors, on February 7, 2006, representatives of Goldman Sachs met with members of our senior management to discuss Altiris’ strategic alternatives and acquisition opportunities, as well as Altiris’ stand-alone business strategy.

Shortly after that meeting, Mr. Butterfield was contacted by Company B’s chief executive officer regarding a potential business combination transaction with Company B. During the month of February, 2006, Mr. Butterfield held meetings with Company B’s chief executive officer to discuss the terms of such a potential transaction. However, after such meetings, we and Company B were not able to reach an agreement on mutually acceptable terms.

As a follow up to their initial meeting with our senior management, representatives from Goldman Sachs met with our board of directors and senior management during a special meeting of our board held on May 26, 2006. During that meeting, representatives of Goldman Sachs, our senior management and our board of directors reviewed and discussed, among other things, the systems management software market, Altiris’ key business and technology strengths and challenges as a stand-alone company, and various alternative strategic opportunities. Our directors discussed Goldman Sachs’ presentation and asked questions of management regarding their confidence in Altiris’ plans, forecasts and presentations. With our board’s approval, over the next several months, Altiris’ senior management, in consultation from time to time with Goldman Sachs on an informal basis, continued to review potential strategic options with respect to the company. During this period, our board of directors and senior management noted, among other things, that the systems management software market was experiencing new competitive challenges from both incumbent market participants and heightened levels of consolidation activity. Our board of directors also reviewed the various approaches made by Company A and Company B, and other informal discussions with certain other parties on various occasions in the past, regarding the possibility of a strategic business combination transaction with Altiris.

During the month of June 2006, Company C approached us expressing an interest in acquiring Altiris. In addition, Company A also contacted Mr. Butterfield requesting that discussions be resumed regarding a combination between the two companies and, in this respect, meetings were scheduled with representatives of Company A for the end of the following month. On July 13, 2006, we entered into a mutual confidentiality agreement with Company C. After the execution of such confidentiality agreement, certain meetings were held with representatives of Company C during which initial management presentations were made. Following the approval of Company C’s board of directors, further discussions and meetings took place during the second half of July and into the first half of August of 2006, which included preliminary due diligence sessions with representatives of Company C. The Altiris board of directors and senior management reviewed the potential strategic opportunities with Company A and Company C at the board’s regularly scheduled meeting on July 26, 2006. During the same period, our management team had three days of scheduled meetings between members of our management team and Company A’s management team regarding our technology, financial position and customers. Our senior management continued to consult with Goldman Sachs during the course of these discussions.

In light of these meetings and discussions with Company A and Company C, and various other factors, including continuing strategic discussions between our board of directors and senior management regarding the long-term prospects for Altiris and the potential for significant long-term growth and competitive positioning (other than through larger acquisitions), and the risks associated with integration, our board of directors on August 24, 2006, after discussing various alternatives for Altiris and reviewing Altiris’ existing strategic opportunities, authorized and directed our senior management to formally engage Goldman Sachs as Altiris’ financial advisor in connection with its consideration of various financial alternatives. Subsequently, we entered into an engagement letter with Goldman Sachs dated as of August 8, 2006.

During the month of August 2006, we experienced a significant increase in the price of our common stock. At the end of August 2006, Mr. Butterfield was informed by a representative of Company C that, following internal discussions, Company C was not able to get comfortable with Altiris’ then current valuation and, therefore, did not feel that it would be able at that time to propose a price that it felt would be compelling to our board of directors. During this time, and into the month of September 2006, our senior management continued to communicate with senior management of Company A on an occasional basis by phone and in person.

On October 26, 2006, at a regularly scheduled meeting of our board of directors, Mr. Butterfield reported to our board on the potential strategic business combination opportunities with Company A and Company C then under consideration by management, and the history and status of the discussions with each company, and discussed the likelihood and potential timing to complete strategic transactions with such companies. He also outlined our management’s view of the advantages and disadvantages of each potential transaction from a business and strategy perspective. He also led a discussion by our board of directors and senior management regarding alternative strategic opportunities and business strategies that included a detailed review of the evolution of Altiris’ product offerings and technology direction in the context of the systems management software market and market trends, including the increasing convergence and consolidation of relevant market segments and product solutions, and analyzed Altiris’ product and technology position relative to its major competitors. At the conclusion of this meeting, our board of directors and senior management determined that Altiris should continue to view potential business combination opportunities opportunistically, but that, in light of the recent communications from Company C and the relatively slow-moving process with Company A, management should pursue certain alternative strategic opportunities and initiatives approved by our board of directors.

On October 31, 2006, members of Symantec’s senior technical staff met with their counterparts at Altiris to explore potential strategic technology relationships.

At the end of November 2006, the chief executive officer of Company C once again approached Mr. Butterfield asking to resume discussions regarding a potential acquisition of Altiris citing renewed interest based on, among other things, Altiris’ recently announced five-year agreement with Dell Products L.P., or Dell. On November 27, 2006, senior management of Company C held meetings with our senior management at our corporate headquarters in Lindon, Utah, at which our relationship with Dell and other customers, as well as organizational issues, were discussed. Altiris did not immediately hear back from Company C after those meetings.

During the week of December 4, 2006, Mr. Butterfield placed a phone call to Symantec’s chairman and chief executive officer, John W. Thompson, to discuss our new agreement with Dell, pursuant to which we agreed with Dell to jointly develop an open unified server and desktop management architecture, and to explore whether any potential partnership opportunities might exist between Altiris and Symantec in light of this open architecture. The intent of our agreement with Dell was to expose this new open architecture to other software companies, providing customers with the ability to automate and integrate multiple solutions from different software and hardware manufacturers on a common platform.

During the week of December 11, 2006, Mr. Thompson returned Mr. Butterfield’s call and they discussed Altiris’ new relationship with Dell and other business and strategic issues, as well as industry trends, market conditions and customer needs in general. At the end of that conversation, they concluded that they should have a face-to-face meeting to explore potential opportunities and synergies between the two companies beyond potential partnership opportunities. On December 21, 2006, Mr. Thompson, together with other key executives from Symantec, met with Mr. Butterfield and our chief financial officer, chief technology officer and worldwide vice president of sales at Altiris’ corporate headquarters in Lindon, Utah. Each company presented its respective technology vision and philosophies, go-to-market and overall sales and marketing strategy, and global services and commitments to customers and partners. Altiris also presented a high-level overview of its financials results.

Mr. Butterfield once again had a telephone conversation with Mr. Thompson on December 26, 2006, during which Mr. Thompson indicated that he wanted to proceed with more in-depth discussions concerning potential business combination opportunities between Symantec and Altiris. Mr. Butterfield arranged several one-on-one meetings between representatives of Symantec and different members of our senior management to discuss more specifically and in detail these potential opportunities. In the period that followed, Altiris’ management began to compile comprehensive data room materials to ensure that the company would be in a position to quickly respond to information requests from prospective business combination partners.

In the meantime, Company A’s chief executive officer once again contacted Mr. Butterfield on December 27, 2006, during which Company A expressed a desire to renew and update their diligence efforts with a view to moving forward with a transaction. Following this conversation, a due diligence session was planned for January 3, 2007, which would be attended by senior management of the two companies and their financial advisors.

On December 28, 2006, we held a special meeting of our board of directors to, among other things, provide our board with an update on the ongoing strategic discussions with Company A and Company C, and on the status of certain other strategic projects in which Altiris was engaged, and to brief the board on the initial discussions and meetings with Symantec. After a discussion concerning these matters, our board of directors authorized Mr. Butterfield and our senior management to continue pursuing discussions with each of these companies.

On the evening of January 2, 2007, Mr. Thompson placed a telephone call to Mr. Butterfield to discuss a proposed transaction whereby Symantec would acquire all of the outstanding capital stock of Altiris. During this call, Mr. Thompson discussed in detail with Mr. Butterfield his overall vision and strategy for the two companies, the proposed integration of Altiris into the Symantec organization (including the idea of keeping Altiris as a separate business unit of Symantec, with Mr. Butterfield as the head of this business unit reporting directly to Mr. Thompson) and other acquisition-related topics. Mr. Thompson then proposed a price per share of Altiris common stock of $31.00 in cash, for which he presented various supporting data, and indicated that Symantec would expect that Altiris work swiftly with Symantec to negotiate and enter into definitive documentation for the proposed acquisition. Mr. Thompson requested a response to his proposal by January 5, 2007. The next day, on

January 3, 2007, Symantec submitted a non-binding letter of interest signed by Mr. Thompson and addressed to Mr. Butterfield outlining the principal terms discussed during the telephone call between Mr. Thompson and Mr. Butterfield. Included in this letter of interest, was a proposed binding exclusivity clause that would be effective until January 26, 2007, during which time Altiris would be required to negotiate exclusively with Symantec towards an acquisition as proposed in the letter, and discontinue discussions with and not solicit alternative proposals from any other parties.

That same day, on January 3, 2007, members of our senior management and representatives of Goldman Sachs met with representatives of Company A and their financial advisors for a previously scheduled all-day due diligence session. At those meetings, at the direction of our board of directors, representatives of Goldman Sachs indicated to Company A’s financial advisors that Company A needed to move quickly if it were seriously considering delivering a formal proposal to Altiris, which proposal should be as detailed as possible. After those meetings, Company A indicated to us that we should expect to hear from them shortly with respect to a proposal.

In order to update our board of directors on the proposal made by Mr. Thompson and the ongoing discussions with Company A and Company C, a special meeting of our board of directors was held on the evening of January 4, 2007. Representatives of Goldman Sachs and Altiris’ regular outside legal counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, were invited to attend and were briefed regarding the proposal prior to the meeting. Our board of directors engaged in a preliminary discussion with our senior management and representatives of Goldman Sachs and Wilson Sonsini regarding Symantec’s proposal (including the price proposed by Symantec) and Symantec’s request for binding exclusivity (and certain alternatives to agreeing to binding exclusivity). A representative of Goldman Sachs then discussed with our board of directors, among other things, the Symantec proposal, an initial analysis of the proposal outlined by Mr. Thompson and certain other relevant data for the board’s consideration, during which our board of directors discussed and considered the proposal and facts presented, as well as the status of the discussions with Company A and Company C. At Mr. Butterfield’s request, a representative of Wilson Sonsini then reviewed with the board of directors their fiduciary duties associated with their evaluation of strategic alternatives for the company and their consideration of Symantec’s proposal, and in particular the application of those fiduciary duties in the context of a decision to sell control of the company. In addition, our board of directors considered Altiris’ ongoing strategic acquisition projects in light of the proposals made by Symantec and others. At the end of that meeting, our board of directors determined that they needed to further consider Symantec’s proposal and authorized management to instruct Goldman Sachs to conduct further preliminary financial analysis and Wilson Sonsini to request additional information regarding the non-financial terms and conditions of the Symantec proposal, scheduling a further special meeting of our board of directors for January 8, 2007.

Following that special meeting, Wilson Sonsini conveyed to Fenwick & West LLP, Symantec’s regular outside legal counsel, that our board of directors had requested additional information regarding the non-financial terms and conditions of the Symantec proposal, in response to which Fenwick & West indicated that they would provide a draft definitive agreement. On January 5, 2007, Wilson Sonsini received from Fenwick & West a draft agreement and plan of merger containing the proposed terms of the proposed acquisition of Altiris by Symantec and was instructed to begin their review of the merger agreement. On that same day, Mr. Butterfield received a phone call from Company C’s chief executive officer indicating that they were not prepared to make a formal proposal to acquire Altiris at that time. Close in time to this call, representatives of Goldman Sachs received a similar message from Company C’s chief financial officer, who indicated that Company C did not feel that it would be able to pay any meaningful premium to the then current share price. Over that weekend, Wilson Sonsini reviewed and summarized certain principal issues raised by the merger agreement for our senior management and assisted Altiris in compiling comprehensive data room materials.

A special meeting of our board of directors was held on January 8, 2007, during which Mr. Butterfield further reported on the status of the discussions with Symantec, as well as the communications from Company C and its advisors. Representatives from Goldman Sachs also updated our board of directors on their discussions with Symantec’s financial advisor and reviewed, among other things, certain historical information regarding our financial performance, and financial analyses and operating results of Symantec and other potential strategic partners, as well as a more detailed analysis of the Symantec proposal. Following questions from our directors regarding these matters, the discussion then turned to the draft merger agreement submitted by Symantec and a representative of Wilson Sonsini reviewed various issues arising from the draft, with specific focus on non-solicitation (or “no-shop”) and related provisions, closing conditions, termination rights and obligations of the parties regarding antitrust and regulatory approvals. In addition, our directors discussed again the rationale for a combination with Symantec, certain alternative business strategies considered by Altiris, Symantec’s ability to close such a transaction (including any antitrust concerns) and certain other pertinent factors regarding a combination with Symantec, as well as the status and likelihood of any potential transaction with Company A or Company C and the benefits and risks of approaching other potential business combination partners. At the end of the meeting, our board of directors concluded that given our discussions with Symantec, it was not in the company’s best interests to approach other potential business combination partners, but that the board should remain open to proposals from Company A or Company C. Our board then directed our senior management to continue discussions with Symantec, to allow Symantec access to on-line data room materials on condition that a confidentiality agreement first was entered into by Symantec, and to work with Wilson Sonsini to negotiate the terms of the merger agreement, with particular instructions to maintain appropriate flexibility in the event of competing strategic opportunities and achieve the highest degree of deal certainty that Symantec would be willing to agree to. Our board of directors also concluded, among other things, that senior management should pursue the Symantec proposal, in priority to any other strategic acquisitions currently under consideration by the company, as it currently presented the best opportunity for maximizing stockholder value and was in the best interests of Altiris’ stockholders. However, based on its analyses, our board of directors determined that it was appropriate to convey to Symantec its willingness to negotiate a sale of Altiris at a price of at least $33.00 per share in cash, but on a non-exclusive basis prior to the execution of a definitive merger agreement, and instructed Mr. Butterfield and a representative of Goldman Sachs to convey this message to their counterparts.

After the conclusion of the Altiris board meeting, Mr. Butterfield contacted Mr. Thompson and conveyed to him that our board of directors had authorized our senior management to proceed with discussions with Symantec and that Altiris would be willing to move quickly towards the negotiation and execution of definitive documentation, but that Altiris would not grant exclusivity to Symantec. Mr. Butterfield also proposed a price of $33.00 in cash per share of Altiris’ common stock. The two chief executive officers also discussed the importance to Altiris’ board of directors of deal certainty, Symantec’s ability to close a transaction and its financial and market strength and the benefits that would be provided to our stockholders, customer and partners from a merger. Mr. Thompson indicated that he would contact the members of his board of directors and provide a response to Altiris’ counter-proposal. Around the same time, at the direction of our board of directors, a representative of Goldman Sachs also conveyed a similar message to representatives of Symantec’s financial advisor.

On January 9, 2007, Mr. Thompson contacted Mr. Butterfield to inform him that Altiris’ proposed $33.00 per share price in cash was acceptable to Symantec, subject to the satisfactory completion of due diligence and negotiation of the terms and conditions of a definitive merger agreement, and discussed next steps. Mr. Thompson also expressed his desire to complete the due diligence and negotiation process as quickly as practicable and proposed a timeline for doing so, and Mr. Butterfield expressed to Mr. Thompson that he, together with management and Altiris’ advisors, were willing to work towards meeting that timeline. Later that day, Fenwick & West and Wilson Sonsini completed negotiations on a mutual confidentiality agreement that was previously provided by Altiris to Symantec on January 2, 2007, and the two companies entered into that agreement. On January 10, 2007, representatives of Symantec were given access to an on-line data room to commence their due diligence investigation of Altiris. Mr. Butterfield updated each of our board members individually with respect to this news and the timing discussed with Mr. Thompson.

During the period that followed, Symantec began to conduct extensive due diligence on Altiris and representatives of Wilson Sonsini began to engage with representatives of Fenwick & West on the merger agreement. Drafts of the merger agreement were exchanged by the two law firms during the later part of the week of January 8, 2007 and detailed discussions on the merger agreement were held among representatives of the two law firms over the long weekend of January 13-15, 2007. In the meantime, our management team began preparing the disclosure schedules contemplated by the merger agreement.

During the afternoon of January 15, 2007, we held a special meeting of our board of directors, during which Mr. Butterfield reported that Altiris’ senior management and advisors had been making good progress on the merger agreement with Symantec and related documentation. A representative of Wilson Sonsini then updated the board as to the outstanding issues on the merger agreement. In addition, representatives of Goldman Sachs updated our board of directors on further discussions they had had with financial advisors for Company A, which, during this period, had continued to express an interest in pursuing a strategic transaction with Altiris. Our management also indicated that they had continued to respond to the occasional due diligence request from Company A. However, representatives of Goldman Sachs also indicated that Company A’s financial advisors did not indicate that a formal proposal would be forthcoming. Our board of directors considered these new developments and its prior decision not to approach other potential business combination partners, and at the conclusion of that meeting, our board of directors re-affirmed its earlier direction to our senior management and advisors to continue to move forward in their efforts to negotiate definitive documentation with Symantec relating to the proposed acquisition. Our directors also requested that they be kept apprised of any further developments with respect to communications with Company A.

Later that same day, Mr. Thompson contacted Mr. Butterfield to inform him that Symantec would be pre-announcing their third quarter results prior to the opening of the markets the following day. Following this conversation, Mr. Butterfield immediately called a conference call of Altiris’ senior management and outside advisors to discuss the potential timing and other implications of the pending Symantec pre-announcement. Later that night, Mr. Butterfield updated certain members of our board of directors regarding these developments.

Symantec issued a press release on January 16, 2007, announcing that its third quarter results were expected to miss its previously issued guidance. That same day, Mr. Thompson called Mr. Butterfield to inform him that, during a meeting of Symantec’s board of directors held the day before, the Symantec board had re-affirmed their commitment to the proposed acquisition of Altiris at the agreed price, and to schedule a face-to-face meeting for January 17, 2007 to review outstanding issues and to discuss the overall transaction. During that meeting, Mr. Thompson and Mr. Butterfield again reviewed the timing of the transaction and Mr. Thompson proposed continuing to work towards reaching agreement on definitive documentation by the end of the following week, the week of January 22, 2007. The two chief executives also discussed high-level integration plans and certain employee-related matters.

On January 17, 2007, our board of directors held another special meeting during which Mr. Thompson’s conversation with Mr. Butterfield was conveyed to the board. Wilson Sonsini had provided in advance of the meeting a memorandum summarizing the principal terms of the merger agreement and requested voting agreements, together with a current draft of the merger agreement. During the meeting, representatives of Wilson Sonsini reported that there remained outstanding a relatively small number of material issues on the merger agreement which included, among others, the formulation of the “material adverse effect” / “material adverse change” definition, the process by which our board of directors’ could consider alternative proposals, certain conditions to closing, the obligations of Symantec to agree to limitations on either Symantec’s or our business in order to obtain antitrust approvals, the amount of the termination fee under the merger agreement and the treatment of Altiris’ stock options and other equity awards. The board was given the opportunity to ask questions and express their views on these issues throughout and following this presentation. Our directors then expressed certain views on the remaining issues and instructed Wilson Sonsini accordingly. Mr. Butterfield then scheduled a subsequent meeting of our board of directors for January 23, 2007, at which time it was anticipated that negotiations on the merger agreement and related documentation would be substantially completed.

During the next week, Wilson Sonsini and Fenwick & West, together with each of their respective clients and their other advisors, continued to work to finalize the merger agreement, the disclosure schedules to the merger agreement and the voting agreements requested by Symantec to be entered into in connection with the proposed merger.

On the morning of January 19, 2007, Mr. Butterfield received a faxed copy of a non-binding indication of interest letter from Company A outlining in general terms a proposed acquisition of all of the outstanding equity securities of Altiris by Company A for a price per Altiris share of $31.00 in cash, subject to the negotiation of definitive documentation, which would be financed by cash on Company A’s balance sheet and would not be subject to a financing condition. The letter also indicated that, in order for Company A to commit to the proposed valuation, it needed to, among other things, complete business, legal, financial and integration due diligence to its sole satisfaction, and that Company A requested a response from Altiris by 5:00 p.m. EST on January 26, 2007. Shortly after receipt of the letter, Mr. Butterfield received a previously scheduled telephone call from Company A’s chief executive officer to walk him through Company A’s non-binding indication of interest. During the same day, representatives of Goldman Sachs were contacted by representatives of Company A’s financial advisors to discuss the proposed transaction and brief discussions were had on valuation, the financial position and ability of Company A to offer a higher price and Company A’s view of the timing to complete it due diligence, which was indicated to be up to four weeks.

Over the weekend of January 20-21, 2007, Mr. Butterfield had a telephone conversation with Mr. Thompson, during which they discussed in more detail a proposed timeline for the finalization of the merger agreement and related documentation and the announcement of the transaction. Mr. Thompson indicated that, in light of Symantec’s earnings conference call on January 24, 2007, as well as the remaining contract negotiations to be completed and work on communications plans, Symantec anticipated finalizing the merger agreement by January 26, 2007, with an announcement of the transaction on January 29, 2007.

Our previously scheduled special meeting of our board of directors was held on January 23, 2007 to discuss the latest developments with respect to Company A, as well as provide an update to the board on the proposed transaction with Symantec. In advance of the meeting, our directors were provided with copies of the current draft of the merger agreement, an updated summary of the merger agreement and a set of slides on their fiduciary duties prepared by Wilson Sonsini, and a presentation prepared by Goldman Sachs reviewing the proposal by Company A. Mr. Butterfield began by updating our board of directors on the timing discussed with Mr. Thompson over the weekend. Our board of directors asked questions, as well as solicited the views of Goldman Sachs and Wilson Sonsini regarding the timeline. A representative of Wilson Sonsini reported to our board of directors that the terms and conditions of the merger agreement and the voting agreement were nearly complete and that there were very few material issues remaining. Following a discussion on matters concerning the Symantec process, Mr. Butterfield summarized for the board the proposal made by Company A and his discussions with Company A’s chief executive officer in light of the status of negotiations with Symantec, and a representative of Wilson Sonsini then reviewed with our board of directors their fiduciary duties, including what our board should consider when evaluating the proposal by Company A. In addition, a representative of Goldman Sachs then discussed with our directors, among other things, the Company A proposal and the Symantec proposal, and certain other data relating to each proposal. Throughout these presentations, our board of directors asked a number of detailed questions of senior management and the company’s advisors regarding both proposals (including questions regarding the timing to complete a diligence process and reach definitive agreements with Company A, and Company A’s financial ability to increase its offer price), and carefully considered the information provided and alternative strategic responses to Company A’s proposal. At the conclusion of the meeting, our board of directors determined that, due to the greater relative certainty of the transaction with Symantec at this stage, the review of Company A’s financial position, resources and perceived ability to increase its proposed $31.00 per share price beyond the $33.00 per share price offered by Symantec, the significant amount of additional time and resources that any negotiations with Company A were likely to require and the likelihood that any such strategy would be likely to create significant additional uncertainty to the current proposed merger with Symantec, it was in the best interests of Altiris and its stockholders to focus its efforts to completing the negotiations with Symantec and entering into a definitive merger agreement within the timeframe discussed with Mr. Thompson. A further special meeting of our board of directors was scheduled for January 26, 2007 in anticipation of final approval of the transaction with Symantec at that time.

Following that special meeting of our board of directors held on January 23, 2007, Mr. Butterfield had several telephone conversations with Mr. Thompson, during which certain remaining issues regarding the merger agreement, as well as certain employment and employee benefit issues were discussed. In addition, Mr. Butterfield was informed that Symantec would also hold a special meeting of their board of directors on January 26, 2007, to seek final approvals for the proposed transaction. In addition, our senior management worked with Wilson Sonsini to reach resolution on the outstanding issues on the merger agreement and the voting agreements, including among them final negotiations on the amount of the termination fee. In addition, draft employment agreement for certain Altiris employees (including Mr. Butterfield) were received from Symantec on January 25, 2007.

On January 26, 2007, a special meeting of our board of directors was held. Members of our senior management and representatives from Goldman Sachs and Wilson Sonsini were in attendance. Mr. Butterfield reviewed the history of the discussions with Symantec, together with a history of discussions with certain other potential business combination counterparties including Company A and Company C, and led our board of directors in a detailed discussion of various key factors relating to the proposed transaction with Symantec, including those discussed below under the heading “— Recommendation of our Board of Directors — Reasons for the Merger”, which factors our board of directors, during this meeting and at various other meetings, have taken into careful consideration. Representatives of Goldman Sachs also reported that they had engaged in additional discussions with Company A’s financial advisors and were unable to obtain additional information regarding Company A’s ability or willingness to materially improve its proposed valuation. A representative of Wilson Sonsini then reviewed again with our board of directors their fiduciary duties, following which a representative of Goldman Sachs reviewed again with our board of directors the financial analyses relating to the proposed transaction including, among other things, a summary of the transaction economics, a financial review of both Altiris and Symantec and an analysis of the proposed transaction. In addition, Goldman Sachs indicated to our board of directors that, upon completion of the final merger agreement and subject to its review thereof and based upon and subject to the factors and assumptions to be set forth in its written opinion, it believed it would be in a position to render its opinion as to the fairness from a financial point of view to the holders of shares of our common stock of the $33.00 per share in cash to be received by such holders pursuant to the merger agreement. Following all of these discussions, and after careful consideration, our board of directors determined that it was advisable, fair and in the best interests of Altiris and its stockholders for the board of directors to approve the merger and enter into the merger agreement, as subsequently finalized by certain authorized officers of Altiris. Our board of directors then, among other things, unanimously adopted and approved the merger agreement, the merger and the related transactions, and unanimously resolved to recommend that Altiris’ stockholders vote in favor of the adoption of the merger agreement, in each case, subject to the receipt of the opinion from Goldman Sachs (for which they designated Mr. Butterfield as authorized recipient on their behalf) and resolution of all final issues on the merger agreement and related documentation.

Later that day, Mr. Butterfield was informed by Mr. Thompson that Symantec’s board of directors had also unanimously approved the merger agreement, the merger and the related transactions and agreements. Throughout the day, the draft employment agreements between Symantec and certain members of our senior management were negotiated and finalized. That evening, Goldman Sachs delivered to Mr. Butterfield, on behalf of our board of directors, its oral opinion (subsequently confirmed in writing) that, as of January 26, 2007, and based upon and subject to the factors and assumptions set forth in its written opinion, the $33.00 per share in cash to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

Late in the evening of January 26, 2007, the parties determined that only immaterial issues on the disclosure schedules to the merger agreement remained and authorized the release of their respective signature pages to the merger agreement and related agreements. Following resolution of these remaining issues, the merger agreement was completed and the executed agreement dated as of January 26, 2007.

Over the weekend, Altiris and Symantec coordinated their various press announcements, filings and communications materials and the proposed merger was announced by press release the morning of January 29, 2007 prior to the opening of market trading.

Recommendation of our Board of Directors

Reasons for the Merger.  In the course of reaching its decision to approve the merger and enter into the merger agreement, our board of directors consulted with our senior management, outside legal counsel and our financial advisor, and reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

•	the possible alternatives to the merger, including the possibility of continuing to operate as an independent entity and the perceived risks thereof; management’s dealings with other possible business combination partners both in the past and during the course of the negotiations with Symantec; and the likelihood that a third party would offer a higher price than the $33.00 in cash per share offered by Symantec;

•	the current and prospective environment in which we operate, including national and local economic conditions, the competitive environment, the trend toward consolidation in the software and systems management markets; and the likely effect of these factors on our potential growth, development, productivity, profitability and strategic options;

•	historical financial information concerning our business, management, financial performance and conditions, technology, operations, prospects and competitive position;

•	the size of Altiris and related economies of scale, and that the diversification of our product offerings beyond the level that may be reasonably achievable on an independent basis was becoming increasingly important to continued success in the current software and systems management environment;

•	the likelihood that the merger will be completed, including the likelihood that the regulatory and stockholder approvals needed to complete the merger will be obtained;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock; and

•	the consideration to be received by our stockholders in the merger, including the form of such consideration.

Our board of directors also identified and considered a number of positive factors supporting its decision to approve the merger and enter into the merger agreement, including, but not limited to:

•	discussions with our management team regarding our business, financial performance and condition, technology, operations, competitive position, business strategy, strategic objectives and options and prospects, as well as risks involved in achieving these prospects; the nature of our business and the industry in which we compete; and current industry, economic and global market conditions, both on a historical and on a prospective basis, all of which led our board of directors to conclude that the merger presented an opportunity for our stockholders to realize greater value than the value likely to be realized by stockholders in the event we remained independent;

•	a review of the possible alternatives to a sale of Altiris, including remaining independent and growing our business organically, pursuing a strategy of growth through acquisitions or pursuing corporate alliances; the value to our stockholders of such alternatives; the timing and likelihood of actually achieving additional value from these alternatives; and our board of directors’ assessment that none of these alternatives was reasonably likely to result in value for our stockholders greater than the consideration to be received by our stockholders in the merger;

•	the risks associated with Altiris remaining an independent company, including the increased competition, the significant and increasing cost of complying with our obligations as a publicly traded company, our anticipated operating performance and a review of ongoing product development initiatives;

•	the belief by our management that the merger would allow for enhanced products and opportunities for our partners, clients and customers, and our management’s view that the relatively limited overlap between us and Symantec would minimize the impact of the merger on our customers and employees;

•	the current and historical market prices of our common stock, and the current and historical market prices of our common stock relative to those of other industry participants and general market indices, including the fact that the $33.00 per share in cash, without interest, to be paid as the consideration in the merger represented an approximate 22% premium over the closing price of our common stock on January 26, 2007 (the last trading day prior to the public announcement of the merger); an approximate 27% premium over the average closing price of our common stock from December 27, 2006 to January 26, 2007 (the 30-day trading period prior to the public announcement of the merger); and an approximate 34% premium over the average closing price of our common stock from October 27, 2006 to January 26, 2007 (the 90-day trading period prior to the public announcement of the merger);

•	the opinion of Goldman Sachs to our board of directors that, as of January 26, 2007, and based upon and subject to the factors and assumptions set forth therein, the $33.00 per share in cash to be received by the holders of shares of our common stock was fair from a financial point of view to such holders, as more fully described under the heading “The Merger — Opinion of Goldman, Sachs & Co.” beginning on page 28. The full text of the written opinion of Goldman Sachs, dated January 26, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex B to this proxy statement;

•	the belief by our board of directors that we had obtained the highest price per share that Symantec was willing to pay, taking into account the terms resulting from extensive negotiations between the parties;

•	the assessment, based on our management’s dealings with other possible buyers both in the past and during the course of negotiations with Symantec, as to the low likelihood that a third party (including the party referred to in the section entitled “Background to the Merger” above as Company A that submitted a non-binding indication of interest to our board of directors on January 19, 2007) would offer a higher price than Symantec;

•	the fact that the merger consideration is all cash, which provides certainty of value to our stockholders compared to a transaction in which our stockholders would receive stock;

•	the fact that the merger would be subject to the approval of our stockholders and that if a higher priced offer were to be made to the stockholders prior to the completion of the merger, the stockholders could elect not to adopt the merger agreement;

•	the availability of appraisal rights for Altiris stockholders who properly exercise their statutory appraisal rights under Delaware law; and

•	the terms of the merger agreement, as reviewed by our board of directors with our outside legal advisors, including:

–	the structure of the merger;

–	the representations and warranties contained in the merger agreement;

–	the conditions to our and Symantec’s respective obligations contained in the merger agreement;

–	the ability of our board of directors, under specified circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Symantec of a termination fee of $37,500,000, to terminate the merger agreement to accept a superior proposal;

–	our board of directors’ belief that the $37,500,000 maximum aggregate termination fees and expenses payable to Symantec was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a superior proposal;

–	the likelihood that the merger will be consummated in light of the conditions to Symantec’s obligation to complete the merger, Symantec’s financial capability and the absence of any financing condition to Symantec’s obligation to complete the merger; and

–	the negotiated exclusions to the definition of a “material adverse change” and “material adverse effect” in the merger agreement, including changes in general economic conditions or changes affecting the industry generally in which we operate; changes in the trading volume or trading prices of our common stock in and of itself; acts of war or terrorism; changes in applicable law or United States generally accepted accounting principles, or GAAP; any failure to meet analysts estimates or expectations as to revenue, earnings or other financial performance in and of itself; and the announcement or the execution of the merger agreement or the pendency or completion of the merger. See the section entitled “The Merger Agreement — Representations and Warranties” beginning on page 47.

In the course of its deliberations, our board of directors also identified and considered a variety of risks and other countervailing factors, including:

•	the fact that our stockholders will not participate in any future growth potential of Altiris or Symantec or any synergies resulting from the merger;

•	the possibility that the merger might not be completed and the potential effects of the public announcement and pendency of the merger on our management attention, our ability to retain employees, our relationship with customers and suppliers, and our sales, operating results and stock price and our ability to attract and retain key management and sales, marketing and technical personnel;

•	the restrictions the merger agreement imposes on soliciting competing bids and the fact that we may be obligated to pay to Symantec the $37,500,000 termination fee under specified circumstances or reimburse expenses of Symantec up to a maximum of $2,000,000 in the event that our stockholders do not adopt the merger agreement and the possibility that this termination fee could discourage a competing proposal to acquire us or reduce the price in an alternative transaction;

•	the restrictions the merger agreement imposes on our operations during the period between the signing of the merger agreement and the completion of the merger and the fact that, should the merger not occur, such restrictions could have had an adverse effect on our operations during such time;

•	the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

•	the fact that the merger agreement precludes us from actively soliciting alternative proposals;

•	the fact that certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders;

•	the fact that gains from a cash transaction would be taxable to our stockholders for United States federal income tax purposes; and

•	that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed, even if the merger agreement is adopted by our stockholders (See the section entitled “The Merger Agreement — Conditions to the Consummation of the Merger” beginning on page 56).

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors, but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of the board may have given different weight to different factors.

Board of Directors Recommendation.  After careful consideration, and taking into account all of the factors outlined above, our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement.  Our board of directors also recommends that Altiris stockholders vote “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its oral opinion, which was subsequently confirmed in writing, to the Altiris board of directors that, as of January 26, 2007 and based upon and subject to the factors and assumptions set forth in its written opinion, the $33.00 per share in cash to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated January 26, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of Altiris’ board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the merger.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Altiris for the four years ended December 31, 2005;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Altiris;

•	certain other communications from Altiris to its stockholders; and

•	certain internal financial analyses and forecasts for Altiris prepared by its management.

Goldman Sachs also held discussions with members of our senior management regarding their assessment of the past and current business operations, financial condition, and future prospects of Altiris. In addition, Goldman Sachs reviewed the reported price and trading activity for our common stock, compared certain financial and stock market information for Altiris with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, legal, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed with the consent of our board of directors that the internal financial forecasts prepared by our management have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Altiris. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Altiris or any of our subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of Altiris or any of our subsidiaries furnished to Goldman Sachs. The Goldman Sachs opinion does not address the underlying business decision of Altiris to engage in the transaction contemplated by the merger agreement. The Goldman Sachs opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

The following is a summary of the material financial analyses delivered by Goldman Sachs to our board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 25, 2007 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.  Goldman Sachs reviewed the historical trading prices and volumes for our common stock for the one-year period ending January 25, 2007. In addition, Goldman Sachs analyzed the consideration to be received by holders of our common stock pursuant to the merger agreement in relation to the closing prices of our common stock on January 3, 2007, the date of Symantec’s initial written acquisition proposal, January 25, 2007, and the average market price over the 30-day, 60-day, 90-day, 180-day and one-year periods ending January 25, 2007.

This analysis indicated that the $33.00 per share in cash to be received by the holders of our common stock pursuant to the merger agreement represented:

•	a premium of 23% based on the closing market price of $26.80 per share on January 25, 2007;

•	a premium of 30% based on the closing market price of $25.47 per share on January 3, 2007;

•	a premium of 28% based on the average market price of $25.75 per share for the 30-day period ended January 25, 2007;

•	a premium of 34% based on the average market price of $24.54 per share for the 60-day period ended January 25, 2007;

•	a premium of 40% based on the average market price of $23.64 per share for the 90-day period ended January 25, 2007;

•	a premium of 55% based on the average market price of $21.33 per share for the 180-day period ended January 25, 2007;

•	a premium of 57% based on the average market price of $21.05 per share for the one-year period ended January 25, 2007; and

•	a premium of 33% to Altiris’ enterprise value based on the closing market price of $26.80 per share on January 25, 2007.

Selected Companies Analysis.  Goldman Sachs reviewed and compared certain financial information for Altiris to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the systems management software and security software industries.

Selected Systems Management Software Companies	Selected Security Software Companies

BMC Software, Inc.	Blue Coat Systems, Inc.
CA, Inc.	Check Point Software Technologies Ltd.
Compuware Corporation	Citrix Systems, Inc.
EMC Corporation	Entrust, Inc.
Novell, Inc.	McAfee, Inc.
Opsware Inc.	SafeNet, Inc.
Quest Software, Inc.	Secure Computing Corporation
SonicWALL, Inc.
Symantec
Trend Micro Incorporated
VeriSign, Inc.
Websense, Inc.

Although none of the selected companies is directly comparable to Altiris, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Altiris.

Goldman Sachs calculated and compared the

•	enterprise value to the estimated calendar year 2007 and 2008 revenue;

•	enterprise value to the estimated calendar year 2007 and 2008 earnings before interest, tax, depreciation and amortization, or EBITDA;

•	price per share of common stock to estimated calendar year 2007 and 2008 earnings per share of common stock;

•	ratio of the price per share of common stock and estimated calendar year 2007 earnings per share to the long-term forecasted compound annual growth rate of earnings per share; and

•	price per share of common stock to estimated calendar year 2007 and 2008 free cash flow (which is defined as operating cash flow less capital expenditures) ratios of Altiris and the selected companies listed above that Goldman Sachs selected based on financial data and share prices as of January 25, 2007, information obtained from SEC filings, estimates provided by the Institutional Brokers’ Estimate System, or IBES, and

selected, publicly-available securities analysts’ estimates, or Street, for the selected companies and Altiris, and information and forecasts for Altiris provided by our management.

The results of these analyses are summarized as follows:

													2007
	Enterprise Value Multiples(1)												Price/Earnings/5-Year		Price/Free Cash
	Sales				EBITDA				Price/Earnings Multiples				EPS Compound		Flow Multiples
	2007		2008		2007		2008		2007		2008		Annual Growth Rate		2007		2008

Altiris’ closing market price* (IBES/Street estimates)	2.6	x	2.4	x	13.8	x	11.8	x	25.0	x	22.6	x	1.9	x	18.3	x	17.9x
Altiris closing market price* (Altiris management estimates)	2.3		2.0		13.2		10.4		24.1		19.6		NA(2)		22.3		18.4
Transaction price** (IBES/Street estimates)	3.4		3.1		18.3		15.6		30.8		27.8		2.3		22.9		22.4
Transaction price** (Altiris management estimates)	3.1		2.7		17.4		13.7		29.7		24.2		NA(2)		27.9		23.0

Selected Systems Management Companies
BMC Software, Inc.	3.7	x	3.6	x	13.5	x	12.3	x	21.2	x	19.1	x	2.0	x	13.5	x	NA(2)
CA, Inc.	4.1		4.0		14.0		NA(2)		NM(3)		27.7		NM(3)		21.4		13.3
Compuware Corporation	1.9		1.9		9.7		8.5		19.6		16.8		1.7		NA(2)		NA(2)
EMC Corporation	2.3		2.1		10.2		9.0		21.8		18.4		1.5		NM(3)		NM(3)
Novell, Inc.	1.6		1.5		NM(3)		NM(3)		NM(3)		32.7		NM(3)		NA(2)		NA(2)
Opsware Inc.	5.0		3.8		NM(3)		NM(3)		NM(3)		27.3		NM(3)		NM(3)		NM(3)
Quest Software, Inc.	2.1		1.9		10.4		9.1		19.0		16.8		1.3		12.3		11.0
Mean	3.0	x	2.7	x	11.6	x	9.7	x	20.4	x	22.7	x	1.6	x	15.7	x	12.2x
Median	2.3		2.1		10.4		9.0		20.4		19.1		1.6		13.5		12.2

Selected Security Companies
Blue Coat Systems, Inc.	1.6	x	1.4	x	21.1	x	14.7	x	33.1	x	22.6	x	1.5	x	NA(2)		NA(2)
Check Point Software Technologies Ltd.	6.3		5.9		11.6		11.5		16.2		14.5		1.6		15.1		NA(2)
Citrix Systems, Inc.	4.1		3.6		13.8		10.0		20.5		18.4		1.4		17.5		15.6
Entrust, Inc.	1.8		1.5		NA(2)		NA(2)		NM(3)		NM(3)		NM(3)		15.1		NA(2)
McAfee, Inc.	2.9		2.7		11.5		10.6		19.2		17.3		1.3		11.4		11.3
SafeNet, Inc.	0.9		0.9		5.7		5.2		17.6		15.5		1.0		21.5		NA(2)
Secure Computing Corporation	2.3		2.0		23.4		11.7		27.0		14.1		2.0		11.1		8.6
SonicWALL, Inc.	1.8		1.6		15.8		11.4		27.9		24.3		1.9		NA(2)		NA(2)
Symantec	3.1		2.9		9.0		8.0		16.9		14.8		1.4		12.7		11.0
Trend Micro Incorporated	3.9		3.5		11.1		10.0		24.7		21.5		4.9		17.8		NA(2)
VeriSign, Inc.	3.4		3.0		11.7		9.7		20.8		17.0		1.4		20.6		18.1
Websense, Inc.	3.7		3.2		11.1		8.6		23.3		19.4		1.6		12.6		NA(2)
Mean	3.0	x	2.7	x	13.2	x	10.2	x	22.5	x	18.1	x	1.8	x	15.6	x	12.9x
Median	3.0		2.8		11.6		10.0		20.8		17.3		1.5		15.1		11.3

(1)	Projected sales, EBITDA and earnings per share estimates have been calendarized.

(2)	Not available.

(3)	Not meaningful.

*	Based on Altiris’ closing market price of $26.80 per share as of January 25, 2007.
** Based on transaction price of $33.00 per share.

Present Value of Future Share Price Analysis.  Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of our common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings per share and its assumed price to future earnings per share multiple. For this analysis, Goldman Sachs used the financial projections for Altiris prepared by our management for each of the calendar years 2007 and 2008 and the median estimates provided by IBES for each of the calendar years 2007 and 2008 and derived illustrative calendar year 2007 and 2008 ranges of earnings per share. Goldman Sachs also derived illustrative calendar year 2009 implied earnings per share estimates based on an illustrative range of year-over-year earnings per share growth of between 0.0% and 20.0%, based on historical results and management’s earnings per share estimates for calendar years 2007 and 2008.

Goldman Sachs first calculated the implied values per share of our common stock as of January 25th for each of the calendar years 2007 to 2009, by applying price to forward earnings per share multiples of 19.0x to 27.0x to earnings per share of common stock estimates for each of the calendar years 2007 to 2009, and then discounted 2008 and 2009 values back one year and two years, respectively, using a discount rate of 12.0%. This analysis resulted in a range of implied present values of $18.83 to $35.25 per share of common stock.

Discounted Cash Flow Analysis.  Goldman Sachs performed an illustrative discounted cash flow analysis using our management forecasts to determine a range of implied present values per share of Altiris common stock. All unlevered cash flows were discounted to the present, and illustrative terminal values were based upon hypothetical forward free cash flow multiples ranging from 11.0x to 19.0x for 2012 free cash flows. In performing the illustrative discounted cash flow analysis, Goldman Sachs applied discount rates ranging from 10.0% to 14.0% to the projected unlevered free cash flows of Altiris for calendar years 2007 to 2011 and to illustrative terminal values. This analysis resulted in a range of implied present values of $23.83 to $36.42 per share of our common stock.

Using the same forecasts and a discount rate of 12.0%, Goldman Sachs performed an illustrative sensitivity analysis to determine a range of implied present values per share of our common stock based on a range of operating margins and five-year compound annual revenue growth rates. In performing the illustrative cash flow sensitivity analysis, Goldman Sachs varied the annual operating margins over the forecast period by plus and minus 4% from management’s forecasts of operating margins. Goldman Sachs also varied the five-year compound annual revenue growth rates from 8% to 16%. This analysis resulted in a range of implied present values of $22.38 to $39.01 per share of our common stock.

Selected Transactions Analysis.  Goldman Sachs reviewed publicly available information relating to the following announced transactions involving companies in the software industry (Acquiror/Target — Announcement Date):

•	Investor consortium consisting of Silver Lake Partners and Texas Pacific Group / Sabre Holdings Corporation — December 12, 2006;

•	Trimble Navigation Limited / @Road, Inc. — December 12, 2006;

•	Check Point Software Technologies Ltd. / Protect Data AB — November 20, 2006;

•	Oracle Corporation / Stellent, Inc. — November 2, 2006;

•	Vista Equity Partners / Indus International, Inc. — October 23, 2006;

•	Oracle Corporation / MetaSolv, Inc. — October 23, 2006;

•	Investor consortium consisting of The Carlyle Group and Providence Equity Partners / Open Solutions Inc. — October 16, 2006;

•	Innovation Technology Group, Inc. / Vitria Technology, Inc. — September 21, 2006;

•	Investor consortium consisting of Hellman & Friedman LLC and Texas Pacific Group / Intergraph Corporation — August 31, 2006;

•	Corel Corporation / Intervideo, Inc. — August 26, 2006;

•	International Business Machines Corp./ Internet Security Systems, Inc. — August 23, 2006;

•	International Business Machines Corp./ FileNet Corporation — August 9, 2006;

•	Open Text Corp./Hummingbird Ltd. — August 4, 2006;

•	International Business Machines Corp./MRO Software, Inc. — August 3, 2006;

•	Hewlett-Packard Company / Mercury Interactive Corporation — July 25, 2006;

•	EMC Corporation / RSA Security Inc. — June 29, 2006;

•	Investor consortium consisting of Battery Ventures VI, L.P. and Thoma Cressey Equity Partners / Onyx Software Corporation — June 6, 2006;

•	AttachmateWRQ / NetIQ Corporation — April 27, 2006;

•	JDA Software Group, Inc. / Manugistics Group, Inc. — April 24, 2006;

•	Engel Holding AS / Visma ASA — April 18, 2006;

•	Oracle Corporation / Portal Software, Inc. — April 12, 2006;

•	Dassault Systèmes SA / MatrixOne, Inc. — March 2, 2006;

•	Borland Software Corporation / Segue Software Inc. — February 8, 2006;

•	International Business Machines Corp./Micromuse, Inc. — December 21, 2005;

•	Progress Software Corporation / NEON Systems, Inc. — December 19, 2005;

•	Silver Lake Partners / Serena Software, Inc. — November 10, 2005;

•	Golden Gate Capital / Geac Computer Corporation — November 7, 2005;

•	Francisco Partners / FrontRange Solutions, Inc. — November 4, 2005;

•	Autonomy Corporation plc / Verity, Inc. — November 4, 2005;

•	EMC Corporation / Captiva Software Corporation — October 20, 2005;

•	Symantec Corp./BindView Development Corporation — October 3, 2005;

•	Syntellect Inc. / Apropos Technology, Inc. — September 26, 2005;

•	Hewlett-Packard Company / Peregrine Systems, Inc. — September 19, 2005;

•	Oracle Corporation / Siebel Systems, Inc. — September 12, 2006;

•	BEA Systems, Inc. / Plumtree Software — August 22, 2005;

•	SSA Global Technologies, Inc. / Epiphany, Inc. — August 4, 2005;

•	Oracle Corporation / i-flex Solutions Limited — August 3, 2005;

•	The Carlyle Group / SS&C Technologies, Inc. — July 28, 2005;

•	Sun Microsystems, Inc. / SeeBeyond Technology Corporation — June 28, 2005;

•	CA, Inc. / Niku Corporation — June 9, 2005;

•	Lawson Software, Inc. / Intentia International AB — June 2, 2005;

•	Sun Microsystems, Inc. / Storage Technology Corp. — June 2, 2005;

•	ScanSoft, Inc. / Nuance Communications, Inc. — May 9, 2005;

•	Adobe Systems Incorporated / Macromedia, Inc. — April 18, 2005;

•	CA, Inc. / Concord Communications, Inc. — April 7, 2005;

•	Investor consortium consisting of Silver Lake Partners, Bain Capital, Kohlberg Kravis Roberts & Co., The Blackstone Group, Texas Pacific Group, Providence Equity Partners and Goldman Sachs Capital Partners / SunGard Data Systems Inc. — March 28, 2005;

•	Avid Technology, Inc. / Pinnacle Systems, Inc. — March 21, 2005;

•	International Business Machines Corporation / Ascential Software Corporation — March 14, 2005;

•	Oracle Corporation / Retek Inc. — March 8, 2005;

•	International Business Machines Corporation / Corio, Inc. — January 25, 2005;

•	Cadence Design Systems, Inc. / Verisity Ltd. — January 12, 2005;

•	UGS Corp. / Tecnomatix Technologies Ltd. — January 4, 2005;

•	Symantec Corporation / VERITAS Software Corporation — December 16, 2004;

•	Oracle Corporation / PeopleSoft, Inc. — December 13, 2004;

•	Synopsys, Inc. / Nassda Corporation — December 1, 2004;

•	CA, Inc./ Netegrity, Inc. — October 6, 2004;

•	Cognos Incorporated / Frango AB — August 24, 2004;

•	Tektronix, Inc. / INet Technologies, Inc. — June 29, 2004;

•	BMC Software, Inc. / Marimba, Inc. — April 29, 2004;

•	Hewlett-Packard Company / Novadigm, Inc. — February 4, 2004; and

•	Ariba, Inc. / Free-Markets News Network, Corp. — January 23, 2004.

While none of the companies that participated in the selected transactions is directly comparable to Altiris, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of our operations.

For each of the selected transactions, Goldman Sachs calculated and compared

•	the premium paid in relation to the market value of the acquired company’s stock for the one, five, ten and 20 trading day period prior to announcement;

•	aggregate consideration (defined as equity consideration plus debt minus cash and cash equivalents) as a multiple of the target company’s publicly reported revenues for the latest twelve months, or LTM;

•	aggregate consideration as a multiple of the target company’s publicly available analyst estimates for revenues for the next twelve months, or NTM; and

•	equity consideration as a multiple of the NTM earnings based on IBES median estimates.

The following table presents the results of this analysis:

	Premium Over Target Stock
	Price Prior to Announcement
	1-Day	5-Days	10-Days	20-Days	LTM		NTM		NTM
	Prior	Prior	Prior	Prior	Revenues		Revenues		Price/Earnings

Mean	28.4%	28.8%	31.0%	35.4%	3.1	x	2.6	x	33.9x
Median	24.5%	26.3%	28.8%	31.9%	2.5	x	2.3	x	28.7x
Symantec/Altiris(1)(3)	22.3%	25.6%	26.3%	28.1%	3.7	x	3.4	x	30.8x
Symantec/Altiris(2)(3)	22.3%	25.6%	26.3%	28.1%	3.7	x	3.1	x	29.7x

(1)	Based on IBES estimates.

(2)	Based on Altiris’ management forecasts.

(3)	For illustrative purposes, based on market data as of January 25, 2007.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Altiris or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to our board of directors as to the fairness, from a financial point of view, of the $33.00 per share in cash to be received by the holders of the outstanding shares of our common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Altiris, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms-length negotiations between Altiris and Symantec and was unanimously approved by our board of directors. Goldman Sachs provided advice to our board of directors during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Altiris or our board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, the Goldman Sachs opinion to our board of directors was one of many factors taken into consideration by our board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to Altiris in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. In addition, Goldman Sachs has provided certain investment banking services to Symantec from time to time, including having acted as an agent in connection with its share repurchase program in March 2004. Goldman Sachs also may provide investment banking services to Altiris and Symantec in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive in the future, compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to Altiris, Symantec and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Altiris and Symantec for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

Our board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated August 8, 2006, we engaged Goldman Sachs to act as our financial advisor in connection with our consideration of various financial alternatives. Pursuant to the terms of this engagement letter, we have agreed to pay Goldman Sachs a customary transaction fee, all of which is payable upon consummation of the transaction. In addition, we have agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Voting Agreements

Concurrently with the execution and delivery of the merger agreement, Symantec entered into voting agreements with the following individuals and entities: each of the members of our board of directors, Gregory S. Butterfield, our Chairman, President and Chief Executive Officer, Dwain A. Kinghorn, our Vice President, Chief Technology Officer, Michael R. Samuelian, Vice President, Worldwide Sales, and Technology Crossover Management IV, L.L.C. on behalf of TCV IV Strategic Partners L.P. and TCV IV, L.P., together one of our major stockholders. As of the record date for the Altiris special meeting, an aggregate of ● shares of Altiris common stock were subject to the voting agreements, representing approximately ● % of the outstanding shares of Altiris common stock.

Pursuant to the voting agreements, the parties described above have agreed, among other things, to vote all of their shares of Altiris common stock:

•	in favor of the adoption of the merger agreement and any matter proposed in connection with the merger that is reasonably necessary to facilitate the merger; and

•	against any acquisition proposal other than the merger and any other matter that would reasonably be expected to prevent, delay, postpone or frustrate the purposes of the merger.

In addition, each of these parties has given representatives of Symantec an irrevocable proxy to vote their shares of Altiris common stock in this manner.

The voting agreements prohibit each of the parties described above from transferring any shares of Altiris common stock at any time prior to the termination of the voting agreement, except that each of those parties will be able to:

•	exercise any options held by each such party;

•	transfer or otherwise dispose of shares of common stock to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

•	with respect to an individual Altiris stockholder, transfer or otherwise dispose of shares of common stock to any member of such stockholder’s immediate family, or to a trust for the benefit of such stockholder or any member of such stockholders’ immediate family;

•	with respect to an entity Altiris stockholder, transfer any shares of common stock to any affiliated fund; or

•	with respect to an entity Altiris stockholder, transfer, by way of a distribution in kind following the record date set for the Altiris special meeting, any shares of common stock to its limited partners or general partner in accordance with the terms of its limited partnership agreement; provided that any transfer referred to above other than “exercise any options held by each such party” above is permitted only if the transferee agrees to be bound by the terms of the voting agreement, and if requested by Symantec, to execute an irrevocable proxy.

Additionally, each of Gregory S. Butterfield, Dwain A. Kinghorn, and Michael R. Samuelian may transfer up to 10,000, 21,800 and 4,024 shares of our common stock, respectively, to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, without such charitable organization agreeing to be bound by the voting agreement.

Each of the parties described above also has agreed not to exercise any appraisal or similar rights under Section 262 of the Delaware General Corporation Law, as amended, in connection with the merger. Those parties also agreed not to deposit any shares of Altiris common stock in a voting trust or subject any shares of Altiris common stock to any arrangement with any person with respect to the voting of such shares of Altiris common stock, except as permitted by the voting agreement.

Each voting agreement terminates upon the earlier of the completion of the merger or any termination of the merger agreement, including a termination by Altiris in order to enter into a written agreement for a superior proposal in accordance with the terms of the merger agreement.

Interests of our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors in favor of the adoption of the merger agreement, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours.

All such additional interests are described below, to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the merger apart from those of stockholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement and the merger.

Senior Management Severance Plan

On October 20, 2005, Altiris implemented a Senior Management Severance Plan, or the Severance Plan. Pursuant to the Severance Plan, each of the employees that participate in the Severance Plan, which are Stephen C. Erickson, Michael R. Samuelian, Dwain A. Kinghorn, Stephen M. Madigan, Craig H. Christensen, Carine Clark, Chad Latimer and Edward A. Reilly, whose employment is terminated as a result of an involuntary termination (as defined in the Severance Plan) within six months following the date of the effective time of the merger will receive the following benefits, provided, among other things, that the employee executes a general release of claims:

•	a lump sum severance payment equal to twelve months’ base salary in effect immediately prior to the effective time of the merger, less applicable tax withholding;

•	100% of such employee’s target bonus for the year in which the effective time of the merger occurs, less applicable tax withholding;

•	full vesting of any unvested stock options;

•	a release of any right of Altiris to repurchase our common stock owned by such employee; and

•	twelve months’ paid health, dental, vision and life insurance benefits.

In addition, any such employee who remains continuously employed by Altiris or a successor through the six month anniversary following the effective time of the merger is also entitled to receive the payments and benefits listed above as a retention payment.

Messrs. Butterfield, Samuelian and Kinghorn will not receive the benefits as set forth in the Severance Plan, as their employment offer letters with Symantec discussed below supersede the Severance Plan in the event that the merger is completed.

Employment Agreement between Altiris and Gregory S. Butterfield

On July 28, 2006, we entered into an employment agreement with Gregory S. Butterfield, referred to herein as his Altiris Employment Agreement, which provides for specified benefits to Mr. Butterfield in connection with the merger and the transactions contemplated by the merger agreement. In the event Mr. Butterfield’s employment with us terminates other than for cause (as defined in the Altiris Employment Agreement), death, or disability at any time between the period beginning on the earlier of the execution of the merger agreement on January 26, 2007 and ending 12 months after the effective time of the merger, Mr. Butterfield will be entitled to the following benefits, provided, among other things, that he executes a general release:

•	two years of base salary as in effect as of the date of such termination, less applicable tax withholding;

•	two times Mr. Butterfield’s annual bonus at 100% of budget achievement, less applicable tax withholding;

•	full vesting of Mr. Butterfield’s equity awards granted by Altiris; and

•	reimbursement for Mr. Butterfield’s and his dependents’ Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums, provided that Mr. Butterfield elects such COBRA coverage, until the earlier of

–	the date Mr. Butterfield is no longer eligible to receive coverage pursuant to COBRA;

–	18 months from the termination date; or

–	until Mr. Butterfield obtains substantially similar coverage from another employer.

Mr. Butterfield will also receive a gross-up for IRS Code Section 280G golden parachute taxes, if such taxes are triggered. Mr. Butterfield’s Altiris Employment Agreement will be superseded by his employment offer letter with Symantec in the event that the merger is completed.

Indemnification and Insurance

The merger agreement provides that for a period of six years from and after the effective time of the merger, Symantec will and will cause the surviving corporation in the merger to fulfill and honor the obligations of Altiris to our directors and officers as of immediately prior to the effective time of the merger pursuant to any indemnification provisions under our certificate of incorporation or bylaws in effect on the January 26, 2007, and pursuant to the terms of any indemnification agreements between us or any of our subsidiaries and our directors and officers existing as of January 26, 2007 with respect to claims arising out of acts or omissions occurring at or prior to the effective time of the merger.

The merger agreement also provides that for a period of six years from and after the effective time of the merger, Symantec and the surviving corporation in the merger will maintain in effect, to the extent available, directors’ and officers’ liability insurance covering those persons who are currently covered by our directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to our current directors and officers.

See section entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 60.

Employment Offer Letter between Symantec and Gregory S. Butterfield

On January 26, 2007, Symantec entered into an employment offer letter with Gregory S. Butterfield, the effectiveness of which is contingent upon the completion of the merger. Pursuant to such agreement, Mr. Butterfield’s position will be Group President of the Altiris Division with an annual base salary of $450,000, an annual target bonus of 80% of his annual base salary, a non-qualified stock option to purchase 115,000 shares of common stock of Symantec and a grant of 50,000 restricted stock units, both under the Symantec 2004 Equity Incentive Plan. Additionally, Mr. Butterfield is entitled to a $900,000 retention payment following two years of active employment with Symantec. Upon completion of the merger, subject to the execution of a standard release of claims, 50% of Mr. Butterfield’s Altiris equity awards and Altiris cash severance (as set forth in his Altiris Employment Agreement) will vest or be paid, with another 25% vesting or being paid six months after completion of the merger and the remaining 25% vesting or being paid 12 months after completion of the merger.

Subject to execution of a standard release of claims, Mr. Butterfield will be entitled to the following benefits if Symantec terminates his employment other than for cause (as defined in the employment offer letter), Mr. Butterfield resigns for good reason (as defined in the employment offer letter) or upon his death or disability, within two years following completion of the merger:

•	each equity award granted by Altiris will fully vest and become exercisable;

•	he will become entitled to severance payments pursuant to the Altiris Employment Agreement (less any payments of such severance payments on the completion of the merger and the six-month and 12-month anniversaries of completion of the merger as described above);

•	he will become entitled to the payment of COBRA premiums for Mr. Butterfield and his dependents for 18 months of continuation coverage or until the earlier of

–	the date on which Mr. Butterfield is no longer eligible to maintain COBRA coverage, or

–	until Mr. Butterfield is able to obtain similar coverage under another employer’s group insurance plan;

•	25% of the equity awards granted by Symantec pursuant to the employment offer letter will fully vest; and

•	he will become entitled to a $900,000 retention payment, less applicable tax withholding.

Mr. Butterfield will also receive a gross-up for Internal Revenue Code Section 280G golden parachute taxes, if such taxes are triggered.

Employment Offer Letter between Symantec and Michael R. Samuelian

On January 26, 2007, Symantec entered into an employment offer letter with Michael R. Samuelian, the effectiveness of which is contingent upon the completion of the merger. Pursuant to such agreement, Mr. Samuelian’s position will be Vice President of Sales of the Altiris Division with an annual base salary of $280,000, an annual targeted commission of $120,000, a non-qualified stock option to purchase 30,000 shares of common stock of Symantec and a grant of 22,500 restricted stock units, both under the Symantec 2004 Equity Incentive Plan. Additionally, Mr. Samuelian is entitled to a $264,000 retention payment following two years of active employment with Symantec. The agreement sets forth that acceptance of the position with Symantec will not constitute a triggering event under the Severance Plan. Subject to the execution of a standard release of claims, 50% of Mr. Samuelian’s Altiris equity awards and Altiris cash severance (as set forth in the Severance Plan) will vest or be paid six months after completion of the merger and the remaining 50% vesting or being paid 12 months after completion of the merger.

Subject to execution of a standard release of claims, Mr. Samuelian will be entitled to the following benefits if Symantec terminates his employment other than for cause (as defined in the employment agreement), Mr. Samuelian resigns for good reason (as defined in the employment agreement) or upon his death or disability, within two years following completion of the merger:

•	each equity award granted by Altiris will fully vest and become exercisable;

•	he will become entitled to severance payments pursuant to the Severance Plan (less any payments of such severance payments on the six-month and 12-month anniversaries of completion of the merger as described above);

•	he will become entitled to the payment of COBRA premiums for Mr. Samuelian and his dependents for 18 months of continuation coverage or until the earlier of

–	the date on which Mr. Samuelian is no longer eligible to maintain COBRA coverage; or

–	until Mr. Samuelian is able to obtain similar coverage under another employer’s group insurance plan;

•	life insurance benefits for 12 months;

•	25% of the equity awards granted by Symantec pursuant to the employment offer letter will fully vest; and

•	he will become entitled to a $264,000 retention payment, less applicable tax withholding.

Employment Offer Letter between Symantec and Dwain A. Kinghorn

On January 26, 2007, Symantec entered into an employment offer letter with Dwain A. Kinghorn, the effectiveness of which is contingent upon the completion of the merger. Pursuant to such agreement, Mr. Kinghorn’s position will be Vice President, Engineering of the Altiris Division with an annual base salary of $265,000, an annual target bonus of 40% of his annual base salary, a non-qualified stock option to purchase 35,000 shares of common stock of Symantec and a grant of 22,500 restricted stock units, both under the Symantec 2004 Equity Incentive Plan. Additionally, Mr. Kinghorn is entitled to a $264,000 retention payment following two years of active employment with Symantec. The agreement sets forth that acceptance of the position with Symantec will not constitute a triggering event under the Severance Plan. Subject to the execution of a standard release of claims, 50% of Mr. Kinghorn’s Altiris equity awards and Altiris cash severance (as set forth in the Severance Plan) will vest or be paid six months after completion of the merger with the remaining 50% vesting or being paid 12 months after completion of the merger.

Subject to execution of a standard release of claims, Mr. Kinghorn will be entitled to the following benefits if Symantec terminates his employment other than for cause (as defined in the employment agreement), Mr. Kinghorn resigns for good reason (as defined in the employment agreement) or upon his death or disability, within two years following completion of the merger:

•	each equity award granted by Altiris will fully vest and become exercisable;

•	he will become entitled to severance payments pursuant to the Severance Plan (less any payments of such severance payments on the six-month and 12-month anniversaries of completion of the merger as described above);

•	he will become entitled to the payment of COBRA premiums for Mr. Kinghorn and his dependents for 18 months of continuation coverage or until the earlier of

–	the date on which Mr. Kinghorn is no longer eligible to maintain COBRA coverage; or

–	until Mr. Kinghorn is able to obtain similar coverage under another employer’s group insurance plan;

•	life insurance benefits for 12 months;

•	25% of the equity awards granted by Symantec pursuant to the employment offer letter will fully vest; and

•	he will become entitled to a $264,000 retention payment, less applicable tax withholding.

Acceleration of RSUs

We have granted to Stephen C. Erickson, Michael R. Samuelian, Dwain A. Kinghorn, Craig H. Christensen, Carine Clark, Chad Latimer and Edward A. Reilly an aggregate of 110,000 RSUs that are subject to vesting. In the event that the merger is completed, all such RSUs will become fully vested and immediately exercisable in connection with the merger.

Market Price and Dividend Data

Our common stock is included in the Nasdaq Global Select Market under the symbol “ATRS”. This table shows, for the periods indicated, the range of high and low bids for our common stock as quoted on the Nasdaq Global Select Market.

	Altiris
	Common Stock
	Low	High

Year ended December 31, 2006
First Quarter	$16.68	$22.17
Second Quarter	$16.34	$22.20
Third Quarter	$16.06	$23.28
Fourth Quarter	$20.28	$25.92
Year ended December 31, 2005
First Quarter	$23.85	$34.39
Second Quarter	$14.17	$23.97
Third Quarter	$12.89	$15.29
Fourth Quarter	$15.04	$17.65

The following table sets forth the closing per share sales price of our common stock, as reported on the Nasdaq Global Select Market on January 26, 2007, the last full trading day before the public announcement of the proposed merger, and on    ●    , 2007, the latest practicable trading day before the printing of this proxy statement:

Altiris Common Stock
Closing Price

January 26, 2007	$27.14
●	●

We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the completion of the merger, there will be no further market for our common stock.

Regulatory Matters

United States Antitrust.  Under the HSR Act and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. Symantec and we have each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission, but the waiting period has not yet ended and we may each receive additional requests for information. The requirements of the HSR Act will be satisfied if the merger is completed within one year from the termination of the waiting period. Even if the waiting period is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

General.  Comparable notifications and antitrust review is required in the Federal Republic of Germany and may be required in one or more additional jurisdictions. The parties are currently evaluating the need for such notifications. All such filings will be effected as soon as possible. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that Symantec or we will be able to satisfy or comply with these conditions or be able to cause our respective subsidiaries to satisfy or comply with these conditions, or that compliance or noncompliance will not have adverse consequences for Symantec after completion of the merger, or that the required regulatory approvals will be obtained within the time frame contemplated by Symantec and us or on terms that will be satisfactory to Symantec and us. In addition, the merger agreement provides that Symantec is not required to accept or agree to any such concession or conditions under specified circumstances. See the section entitled “The Merger Agreement — Conditions to the Consummation of the Merger” beginning on page 56.

Appraisal Rights

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

If the merger is consummated, dissenting holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law (Section 262) within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with us before the special meeting on    ●    , 2007. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote “FOR” adoption of the merger agreement. Any proxy or vote against adoption of the merger agreement will not in and of itself constitute a demand for appraisal within the meaning of Section 262.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

Any of our stockholders who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address at 588 West 400 South, Lindon, Utah 84042, Attention: Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its Altiris common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for adoption of the merger agreement.

Within 120 days after the effective time of the merger, but not thereafter, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of ten days after the stockholders’ request is received by us or ten days after the latest date for delivery of a demand for appraisal under Section 262.

Within 120 days after the effective time of the merger, but not thereafter, either we or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Altiris shares of stockholders entitled to appraisal rights. We have no obligation or present intention to file such a petition if demand for appraisal is made.

Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon us, which we must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we will bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares, and who hold stock represented by certificates, to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

Altiris stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See the section entitled “The Merger — Material United States Federal Income Tax Consequences” on beginning on page 43.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

Failure by any Altiris stockholder to comply fully with the procedures described above and set forth in Annex C to this proxy statement may result in termination of such stockholder’s appraisal rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences

This section discusses certain material United States federal income tax consequences of the merger to Altiris stockholders whose shares of our stock are surrendered in the merger in exchange for cash. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular holder of Altiris stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service, or the IRS, nor an opinion of counsel will be requested concerning the United States federal income tax consequences of the merger. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

The following discussion does not address all of the United States federal income tax consequences that may be relevant to a particular holder of our stock, including holders who, in light of their particular circumstances, may be subject to special rules, including, without limitation:

•	financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold our stock as part of a “straddle,” “hedge” or “synthetic security transaction” (including a “conversion” transaction);

•	holders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates;

•	holders who hold our stock through pass-through entities;

•	holders of our options or warrants;

•	holders who acquired our stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation;

•	holders who hold their our stock as qualified small business stock; or

•	holders who exercise dissenters’ rights.

The discussion below applies only to our stockholders that hold our stock as capital assets at the time of the completion of the merger. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our stockholders.

Taxable Sale.  The exchange of shares of our stock for cash in the merger will be a taxable transaction for United States federal income tax purposes. A holder of our stock generally will recognize capital gain or capital loss equal to the difference, if any, between the amount of cash received by the stockholder pursuant to the merger and the stockholder’s adjusted tax basis in the shares of our stock surrendered. Gain or loss will be calculated separately for each block of shares (or shares acquired at the same cost in a single transaction) exchanged in the merger. If at the time of the merger a non-corporate stockholder’s holding period for the shares of our stock is more than one year, any gain recognized generally will be subject to United States federal income tax at a maximum rate of 15%. If the non-corporate stockholder’s holding period for the shares of our stock is one year or less at the time of the merger, any gain will be subject to United States federal income tax at the same graduated rates as ordinary income. The deductibility of capital losses is subject to limitations. For corporations, capital gain is taxed at the same rates as ordinary income, and the use of capital losses is subject to limitations.

Federal Backup Withholding.  To prevent federal backup income tax withholding with respect to cash received pursuant to the merger, each holder of our stock must either provide a correct taxpayer identification number and certify that such holder is not subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal or establish a basis for exemption from backup withholding. Holders of our stock who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption will be subject to backup withholding on cash paid in exchange for our stock at a tax withholding rate of 28% and may be subject to a penalties imposed by the IRS. If the amount withheld on a payment to a holder of Altiris stock results in an overpayment of taxes, a refund generally may be obtained from the IRS.

EACH HOLDER OF OUR STOCK SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO SUCH HOLDER AS A RESULT OF THE MERGER, AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES RELEVANT TO SUCH HOLDER AS A RESULT OF THE MERGER.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the merger. The delisting and deregistration will be accomplished by filing a Form 25 and a Form 15 with the SEC.

THE MERGER AGREEMENT

The following is a description of the material aspects of the merger agreement but does not purport to describe all of the terms of the merger agreement. While we believe that the following description covers the material terms of the merger agreement, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Altiris or its business. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

The Merger

Pursuant to the merger agreement, Merger Sub will merge with and into Altiris, with Altiris surviving as a wholly owned subsidiary of Symantec, sometimes referred to in this proxy statement as the surviving corporation. At the effective time of the merger, all of Altiris’ property, rights, privileges, immunities, powers and franchises before the merger will vest in the surviving corporation and all of Altiris’ debts, liabilities and duties before the merger will become the debts, liabilities and duties of the surviving corporation. Following the completion of the merger, the directors of Merger Sub at the effective time of the merger will become the directors of the surviving corporation, and the officers of Merger Sub at the effective time will become the officers of the surviving corporation.

Merger Consideration

The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares of our common stock in respect of which appraisal rights under Delaware law have been perfected, or shares held by Altiris or any of our subsidiaries which will be canceled in the merger), will be converted into the right to receive $33.00 in cash, without interest.

Procedures for Payment of Merger Consideration

Stockholders should not return share certificates with the enclosed proxy card.

Computershare Trust Company, Inc. will act as the exchange agent for the payment of the merger consideration. Promptly after the completion of the merger, Symantec will instruct the exchange agent to mail the following materials to each holder of record of our common stock at the time the merger is consummated:

•	a letter of transmittal for the stockholder’s use in submitting its shares to the exchange agent for payment of the merger consideration, and

•	instructions explaining what a stockholder must do to effect the surrender of its share certificates in exchange for the merger consideration.

Upon receipt of a letter of transmittal from the exchange agent, each stockholder should complete and sign the letter of transmittal and return it to the exchange agent together with the stockholder’s share certificates and any other necessary documentation in accordance with the instructions.

Upon completion of the merger, each Altiris share certificate, other than those representing shares of our common stock in respect of which appraisal rights under Delaware law have been perfected and shares of our common stock held by Altiris or any of our subsidiaries (which will be canceled in the merger), will represent only the right to receive $33.00 in cash, without interest.

Promptly after completion of the merger, Symantec will deposit cash sufficient to deliver the aggregate merger consideration in trust with the exchange agent for the benefit of our former stockholders.

Symantec and the surviving corporation are entitled to deduct and withhold from the consideration otherwise payable such amounts as are required by applicable law.

Transfers of Ownership and Lost Stock Certificates

Following the effective time of the merger, there will be no further registration of transfers of shares of Altiris common stock and warrants. If, after such time, certificates representing Altiris common stock are presented to the surviving corporation, they will be cancelled and exchanged for the merger consideration. If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered share certificate is registered in our records, the exchange agent will only issue such merger consideration if the certificate representing such shares and presented to the exchange agent is properly endorsed or is otherwise accompanied by all documents required to evidence and effect such transfer and the person surrendering the share certificate for payment evidences that any applicable stock transfer taxes have been paid.

In the event any share certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such share certificate to be lost, stolen or destroyed and, if required by the Symantec or the exchange agent, the posting by such person of a bond in such amount as Symantec or the exchange agent may reasonably direct as indemnity against any claim that may be made against Symantec, the surviving corporation or the exchange agent with respect to such share certificate, the exchange agent will issue, in exchange for such lost, stolen or destroyed share certificate, the merger consideration, the right into which shares represented by such certificate have been converted pursuant to the merger agreement.

Unclaimed Amounts

Any portion of the merger consideration which remains undistributed to our stockholders six months after the effective time of the merger will be delivered by the exchange agent to Symantec, on demand, and thereafter any of our stockholders who have not previously exchanged shares for the merger consideration will only be entitled to request payment of the merger consideration from Symantec or the surviving corporation.

Effect on Outstanding Altiris Stock Options and other Equity Awards

Stock Options

Symantec will assume all Altiris options outstanding immediately prior to the effective time of the merger, and the assumed options will be converted into options to purchase shares of Symantec common stock. Generally, each option will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Altiris stock plan under which the option was granted and the individual stock option agreements governing that option. However, following the closing of the merger, Altiris options will become options to purchase Symantec common stock with the exercise price and number of shares underlying the option adjusted to reflect the merger. The exercise price and the number of shares of Symantec common stock subject to Altiris options after the merger will be determined pursuant to the merger agreement, which provides that the number of shares of Symantec common stock subject to Altiris options will be determined by multiplying the number of shares that were subject to the Altiris option immediately prior to the merger by an exchange ratio and then rounding the result down to the nearest whole share. The exchange ratio used for this purpose will be calculated immediately prior to the completion of the merger by dividing $33.00 by the average of the closing sales prices of Symantec common stock as quoted on the Nasdaq Global Select Market for the 10 consecutive trading days ending with the trading day that is one trading day prior to the completion of the merger. The per share exercise price for each share issuable upon exercise of the Altiris options will be adjusted to a price determined by dividing the per share exercise price applicable to the Altiris option immediately prior to completion of the merger by the same exchange ratio and rounding up to the nearest whole cent.

RSUs

Symantec will also assume all outstanding Altiris RSUs in the merger, and these assumed RSUs will be converted into rights to receive shares of Symantec common stock. Generally, each RSU will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Altiris stock plan under which the RSUs were granted and the related restricted stock unit award agreement, except that the RSUs will become rights to receive Symantec common stock at vesting with the number of shares subject to the RSUs adjusted in accordance with the terms of the merger agreement. The number of shares of Symantec common stock deliverable at vesting will be adjusted by multiplying the number of shares of Altiris common stock subject to the RSU immediately prior to completion of the merger by the exchange ratio described above and rounding down to the nearest whole share.

Restricted Stock

Any restricted shares of Altiris common stock held as of immediately prior to the effective time of the merger will be converted into the right to receive $33.00 cash, without interest, less applicable tax withholding, subject to the vesting schedule applicable to such restricted shares. In general, holders of restricted shares will receive this cash consideration with respect to unvested shares in accordance with the applicable vesting schedule, provided that the holders of the restricted stock awards satisfy the applicable vesting requirements, and that the cash consideration will be reduced by applicable tax withholding. Until vested, such cash consideration will be held by Symantec. Any cash payments made for vesting of unvested shares will be made by Symantec according to its normal payroll procedures following the date within a month upon which such cash payments vested.

Representations and Warranties

The representations and warranties described below and included in the merger agreement were made by Altiris and Symantec solely for the benefit of each other for purposes of the merger agreement. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by Altiris and Symantec in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Altiris and Symantec or establishing the circumstances in which a party is not obligated to complete the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than to establish matters as facts. Moreover, the representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders, and information concerning the subject matter of such representations and warranties may change after the dates specified in the merger agreement, which subsequent information may or may not be fully reflected in public disclosures. Accordingly, you should not rely on the representations and warranties as disclosures or characterizations of the actual state of facts and circumstances regarding Altiris or Symantec. The representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document for information regarding the parties. See the section entitled “Where You Can Find More Information” beginning on page 64.

Altiris

We have made a number of representations and warranties to Symantec regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ corporate organization, good standing and qualification;

•	our ownership of our subsidiaries and our subsidiaries’ capital structure;

•	our corporate power and authority to enter into the merger agreement and consummate the merger and other transactions contemplated by the merger agreement, and the approval by our board of directors of the merger and the merger agreement;

•	governmental consents, approvals and filings required in connection with the merger;

•	the enforceability of the merger agreement as a binding agreement of Altiris;

•	required approvals under Delaware law and other state laws governing takeovers;

•	our capital structure, including details regarding our stock options and other equity incentive awards, and our debt obligations;

•	no conflict resulting from the merger agreement or the merger with our charter documents, applicable law or our material contracts or privacy policies, and no creation or imposition of any lien as a result of entering into the merger agreement or completing the merger;

•	the filing of required reports, prospectuses and other documents with the SEC, the compliance of such reports with the requirements of applicable federal securities laws, rules and regulations, the accuracy and completeness of the information contained in such reports and the content of our financial statements included in such reports, including the absence of undisclosed liabilities;

•	our compliance with the Sarbanes-Oxley Act of 2002;

•	the accuracy and completeness of information in this proxy statement and its compliance with applicable federal securities laws;

•	the absence of pending or threatened litigation, the absence of governmental orders, and the absence of any material internal investigations since January 1, 2005;

•	our compliance with laws and governmental permits, including laws with respect to export controls and corrupt practices;

•	our compliance with NASDAQ listing requirements and corporate governance rules and regulations;

•	tax matters;

•	title to and condition of our and our subsidiaries’ properties and assets;

•	absence of specified changes during the period from September 30, 2006 to January 26, 2007;

•	disclosure of our material contracts, performance of our obligations under those contracts and no defaults under those contracts;

•	non-competition agreements and other restrictions on our business;

•	intellectual property matters;

•	interested party agreements or transactions involving us and our officers, directors or 10% stockholders;

•	employee benefits matters, including compliance with the Employee Retirement Income Security Act, or ERISA;

•	agreements with bankers, brokers and finders;

•	insurance matters;

•	environmental matters;

•	our significant customers and suppliers;

•	our compliance with applicable privacy laws; and

•	the opinion of our financial advisor with respect to the fairness of the merger consideration.

Symantec

Symantec has made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	Symantec’s and Merger Sub’s corporate organization, good standing and qualification;

•	Symantec’s and Merger Sub’s corporate power and authority to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement;

•	governmental consents, approvals and filings required in connection with the merger;

•	the enforceability of the merger agreement as a binding agreement of Symantec and Merger Sub;

•	no conflict resulting from the merger agreement or the merger with Symantec’s or Merger Sub’s charter documents, applicable law or Symantec’s or Merger Sub’s contracts, and no creation or imposition of any lien as a result of entering into the merger agreement or completing the merger;

•	availability to Symantec of sufficient funds to pay the merger consideration;

•	ownership of our stock by Symantec or Merger Sub;

•	no prior Merger Sub operations; and

•	the accuracy and completeness of information provided by Symantec for inclusion in this proxy statement.

Material Adverse Effect

Several of the representations and warranties of Altiris and Symantec are qualified by a material adverse effect or material adverse change standard. As used in the merger agreement and this proxy statement, a “material adverse effect” or “material adverse change” means, with respect to Altiris, Symantec or Merger Sub, any change, event, circumstance, condition or effect, that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole, except to the extent that any such effect is proximately caused by:

•	changes in general economic conditions or changes affecting the industry generally in which that entity operates (provided that such changes do not affect that entity disproportionately as compared to companies operating in the same industry in which that entity operates);

•	changes in the trading volume or trading prices of such entity’s capital stock in and of themselves (provided that this exclusion will not apply to any underlying effect that may have caused such change in trading prices or volumes);

•	acts of war or terrorism (provided that such acts do not affect that entity disproportionately as compared to companies operating in the same industry in which that entity operates);

•	changes in applicable law or United States generally accepted accounting principles, or GAAP;

•	any failure to meet analysts estimates or expectations as to revenue, earnings or other financial performance (provided that this exclusion will not apply to any underlying effect that may have caused such failure); or

•	the announcement or the execution of the merger agreement or the pendency or consummation of the merger.

References in this proxy statement to material adverse effect or material adverse change have the same meaning as that which is described above.

Interim Operations of Altiris

We have agreed that, prior to the completion of the merger, each of Altiris and our subsidiaries will use reasonable best efforts to conduct our business in the ordinary course consistent with past practices and use reasonably diligent efforts to assure that contracts entered into prior to the completion of the merger do not require consents, waivers or novations as a result of the merger.

In addition, we have agreed that, prior to the completion of the merger, unless otherwise approved in writing by Symantec, neither Altiris nor any of its subsidiaries will:

•	incur any indebtedness or guarantee the indebtedness of another person or entity, except for:

–	indebtedness for borrowed money under or guarantees with respect to indebtedness under any existing debt obligation or existing line of credit disclosed to Symantec;

–	indebtedness of, by and among Altiris and our subsidiaries; or

–	guarantees of indebtedness under corporate credit cards held by employees in the ordinary course of business, consistent with past practices;

•	guarantee, assume or endorse the performance obligations of any other entity or person;

•	lend any money other than reasonable and normal advances to employees for ordinary expenses in the ordinary course of business;

•	make any material investments in or material capital contributions to any entity or person;

•	forgive or discharge any outstanding loans or advances;

•	prepay any indebtedness except in the ordinary course of business consistent with past practices;

•	enter into specified types of material contracts described in the merger agreement other than contracts providing for commercial sales of our products or services in the ordinary course of business;

•	materially breach, terminate, adversely amend, modify or waive any of the material terms of, any of our material contracts, except as otherwise permitted by this section of the merger agreement;

•	make specified purchases, sales, pledges, dispositions of, leases, licenses or transfers of our property or assets material to our business, other than permitted encumbrances and sales or non-exclusive licenses of our products or services in the ordinary course of business;

•	except as permitted by this section of the merger agreement:

–	increase the base salary, incentive compensation, severance or retention benefits or perquisites to our directors or executive officers, (except increases pursuant to existing contracts disclosed to Symantec and increases in the ordinary course of business not in excess of 10% of base salary), nor provide any severance, acceleration of vesting or other similar benefits to any of such persons;

–	increase the compensation or benefits to our other employees (except increases pursuant to existing contracts disclosed to Symantec and increases in the ordinary course of business consistent with past practice not in excess of 10% of base salary), nor provide any severance, acceleration of vesting or other similar benefits to any of such persons, except pursuant to existing contracts disclosed to Symantec or as required by applicable law;

–	amend or enter into any employment or consulting contract with any officer or director (except in the ordinary course of business pursuant to a standard offer letter with no severance, retention or acceleration provisions);

–	adopt any plan or arrangement to provide compensation or benefits to any employees, directors or consultants, or amend any company benefit except as required by applicable law; or

–	materially amend any deferred compensation plan within the meaning of Section 409A of the Code and Internal Revenue Service Notice 2005-1 or stock options except to the extent necessary to meet the good faith compliance requirements of such Section or Notice;

•	make any material change in accounting policies or procedures, except as required by GAAP or international accounting standards;

•	declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, stock or property) in respect to its capital stock;

•	redeem, repurchase or otherwise acquire any of our capital stock or other securities (except for certain repurchases from employees and consultants in connection with the termination of their services);

•	pay or distribute any cash or property to any of our stockholders or security holders or make any other cash payment to any of its stockholders or security holders;

•	terminate, waive or release any material right or claim, other than any termination, waiver or release of any such right or claim under customer contracts with respect to company products or services that are immaterial to our business and do not involve one of our significant customers;

•	issue, sell, create or authorize any shares of our capital stock or grant any other securities other than:

–	the issuance of shares of stock pursuant to the exercise of our options or warrants outstanding on January 26, 2007; and

–	the issuance of our options to newly hired employees in the ordinary course of business, consistent with past practices, subject to certain restrictions;

•	subdivide, split, combine or reverse split the outstanding shares of any series of its stock or enter into any recapitalization affecting the number of its outstanding shares or affecting any other of its securities;

•	merge, consolidate or reorganize with, acquire, or enter into any other business combination with any other entity or acquire a substantial portion of the assets of any such entity;

•	amend its certificate of incorporation or bylaws or other comparable charter documents except as required by applicable law and except for immaterial amendments to an Altiris subsidiary’s charter documents;

•	license any of our technology or intellectual property except for licenses for commercial sales of our products or services made in the ordinary course of business;

•	acquire or license any intellectual property from a third party under a contract that has cancellation penalties and requires payments in excess of $1,000,000 per year or has other materially restrictive terms, other than licenses of software generally available to the public at a per copy license fee of less than $10,000;

•	transfer or provide our source code to any person, other than to our employees and consultants or as required under pre-existing customer agreements;

•	materially change any insurance coverage;

•	agree to any audit assessment by any tax authority with respect to income taxes or any material audit assessment with respect to other taxes;

•	file or amend any income tax return or other material tax return without providing copies to Symantec for review prior to filing;

•	make or change any material election in respect of taxes or adopt or change any material accounting method in respect of taxes, except as required by applicable law;

•	enter into any closing agreement, settle any claim or assessment in respect of income taxes or other material taxes, surrender any right to claim a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of income taxes or other material taxes;

•	subject to specified exceptions, modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, options, warrants or other securities, or accelerate or otherwise modify the following:

–	the right to exercise any option, warrant or other right to purchase any of its capital stock or other securities; or

–	the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions;

•	except where the amount in controversy does not exceed $500,000 and does not involve injunctive or other equitable relief:

–	initiate any litigation, action, suit, proceeding, claim or arbitration, other than exceptions for the routine collection of bills, to enforce our rights under the merger agreement, pre-existing litigation, and specified intellectual property enforcement actions; or

–	settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration;

•	pay, discharge or satisfy any liability in an amount in excess of $500,000 in any one case or $1,000,000 in the aggregate, other than:

–	liabilities arising in the ordinary course of business;

–	liabilities already reflected or reserved against in our balance sheet; and

–	the payment, discharge or satisfaction of transaction expenses related to the merger;

•	make any capital expenditures or otherwise, apart from those scheduled to be made prior to July 31, 2007 under our capital expense budget for the 2007 fiscal year delivered to Symantec;

•	materially change our warranties, discounts or credits to customers, other than changes in the ordinary course of business which are together immaterial to our business; or

•	agree to do any of the things described above.

Employee Benefit Matters

Symantec will enroll Altiris employees who become Symantec employees or who remain employees of the surviving corporation as promptly as reasonably practicable after the completion of the merger in Symantec’s employee benefit plans for which those employees are eligible (which may include, at Symantec’s sole discretion, Altiris’ benefit plans continued by Symantec), including Symantec’s medical plans, dental plans, life insurance plans and disability plans, on substantially similar terms as those applicable to employees of Symantec who are similarly situated based on levels of responsibility. Symantec will recognize the prior service with us for each of our employees who becomes a Symantec employee:

•	for all purposes in connection with Symantec’s paid time off policy, severance policy, 401(k) plan, medical plans, dental plans, life insurance plans and disability plans; and

•	for all purposes in connection with all other Symantec benefit plans (to the extent permitted by the terms of the applicable Symantec plans).

The benefit levels under such Symantec plans may nevertheless depend in part on the grade or position our former employees hold with Symantec as set forth under the terms of the applicable Symantec plans. Symantec will have no obligation to duplicate any benefit provided to any of our former employees or to fund any benefit not previously funded or to continue in effect any of our benefit programs, severance plans, or other employee benefit plans of Symantec, and Symantec is free to amend, modify, or terminate any Symantec employee benefit plans following the completion of the merger. The employment of our employees who become employees of Symantec is at-will and terminable by Symantec at any time.

Stockholder Meeting

We have agreed to take all action necessary in accordance with our charter documents and applicable law to give notice of, convene and hold a meeting of our stockholders as soon as reasonably practicable after January 26, 2007 and, unless there has been a change in our board of director’s recommendation of the merger, to obtain the required stockholder adoption of the merger agreement, including by using reasonable best efforts to solicit proxies from our stockholders in favor of the adoption of the merger agreement. Subject to its ability to change its recommendation under certain circumstances (see the “The Merger Agreement — No Solicitation Covenant” below), our board of directors has agreed to recommend the adoption of the merger agreement to our stockholders.

No Solicitation Covenant

We have agreed with Symantec that we will not, and will cause our subsidiaries not to, permit any of our or our subsidiaries’ officers, directors, attorneys or financial advisor (or our or our subsidiaries’ other employees, agents or representatives who have the authority to act on behalf of Altiris or our subsidiaries regarding any alternative transaction, as described below), which persons we sometimes refer to herein as our representatives, to, directly or indirectly:

•	solicit, initiate, seek, endorse, recommend or support, or knowingly encourage or facilitate any inquiry, proposal or offer from, furnish any non-public information to, or participate in any discussions or negotiations with, or enter into any agreement with, any party or group regarding any alternative transaction

•	approve, endorse or recommend any alternative transaction, except to the extent specifically permitted by the merger agreement, as described below under the heading “— No Solicitation Covenant — Change in Recommendation”; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any alternative transaction proposal, as described below.

As used in the merger agreement and in this proxy statement, the term “alternative transaction” means any of the following (other than the merger involving Symantec):

•	any acquisition or purchase by any person or group of more than a 15% interest in the total outstanding voting securities of Altiris;

•	any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning securities representing 15% or more of the total outstanding voting power of Altiris;

•	any merger, consolidation, business combination, share exchange or similar transaction involving Altiris pursuant to which our stockholders immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity);

•	any sale, lease, exchange, transfer, exclusive license or disposition of assets (including capital stock or other ownership interests in our subsidiaries) representing 15% or more of the aggregate fair market value of the consolidated assets of Altiris and our subsidiaries taken as a whole;

•	any liquidation or dissolution of Altiris; or

•	any extraordinary dividend, whether of cash or other property.

As used in the merger agreement and in this proxy statement, the term “alternative transaction proposal” means any offer, proposal or indication of interest (whether binding or non-binding), or any public announcement of an intention to make any offer, proposal or indication of interest, to Altiris or our stockholders regarding an alternative transaction.

As used in the merger agreement and in this proxy statement, the term “superior proposal” means, with respect to Altiris, a bona fide written alternative transaction proposal, which our board of directors has in good faith determined:

•	to be more favorable, from a financial point of view, to our stockholders (in their capacity as stockholders) than the terms of the merger agreement;

•	provides for consideration consisting exclusively of cash or publicly-traded equity securities; and

•	is reasonably capable of being consummated on the terms proposed.

For purposes of the term “alternative transaction proposal,” referred to in the term “superior proposal,” each reference to “15%” or “85%” in the definition of “alternative transaction” will be deemed to be a reference to

“50%.” In addition, in making its determination as to whether an alternative transaction proposal is a superior proposal, our board of directors must do the following:

•	consult with its outside legal counsel and a financial advisor of national standing;

•	take into account all legal, financial, regulatory, timing and other aspects of the proposal (including the need for and contingency of any financing); and

•	take into account the identity of the person or group making the proposal.

We have also agreed with Symantec that we will, and will cause our subsidiaries and representatives to, immediately cease any and all activities, discussions or negotiations with any third parties with respect to any alternative transaction proposal in existence as of January 26, 2007. We have also agreed that upon Symantec’s request, we will request the prompt return or destruction of all confidential information previously furnished to any person with which we, our subsidiaries or representatives have engaged in any such activities within the 12-month period preceding January 26, 2007, as well as use reasonable best efforts to enforce (and will not waive any provisions of) any confidentiality or standstill agreement to which we or any of our subsidiaries is a party relating to any alternative transaction proposal.

Superior Proposals

The merger agreement does provide that at any time prior to obtaining stockholder adoption of the merger agreement, our board of directors may, in response to a bona fide written alternative transaction proposal that was not solicited in, or submitted as a result of, a violation of our covenant not to solicit alternative transaction proposals described above that our board of directors determines in good faith (after consultation with its outside legal counsel and financial advisor) is or is reasonably likely to become a superior proposal (as described above), take any of the actions described below. We may only take these actions if our board of directors determines in good faith, after consultation with its outside legal counsel, that it is required to do so to comply with its fiduciary duties to our stockholders under applicable law, we have given Symantec prior written notice that our board has made such a determination, and we have provided Symantec with the information described in the two bullet points under the heading “— No Solicitation Covenant — Notification Obligations” below.

•	we may furnish non-public information to the person or group making the alternative transaction proposal, provided that:

–	the person or group executes a confidentiality agreement in substantially the same form as the confidentiality agreement executed by Symantec and us;

–	that confidentiality agreement does not include any provision having the actual or purported effect of restricting us from fulfilling our obligations under the merger agreement or confidentiality agreement with Symantec, and includes customary employee non-solicitation provisions covering at least 12 months from execution of such confidentiality agreement; and

–	we contemporaneously furnish to Symantec all non-public information furnished to such person or group making the alternative transaction proposal (to the extent not previously provided to Symantec); and

•	we may engage in discussions or negotiations (including negotiation of appropriate documentation) with the person or group making the alternative transaction proposal.

Change in Recommendation

The merger agreement provides that, subject to our termination right in connection with a superior proposal as described under the heading “The Merger Agreement — Termination of the Merger Agreement” below and except as described below, our board of directors will recommend to our stockholders that they vote in favor of the adoption of the merger agreement at our special meeting and that neither our board of directors nor any committee of our board will withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Symantec, our board of director’s recommendation that our stockholders vote in favor of the adoption of the merger agreement. In other words, we are generally prohibited from making a “change in recommendation,” which, as used in the merger agreement and in this proxy statement, means any of the following:

•	the withholding or withdrawal (or the amendment, qualification or modification in a manner adverse to Symantec) of our board of directors’ recommendation in favor of adoption of the merger agreement, and

•	in the case of a tender or exchange offer made by a third party directly to our stockholders, a failure to recommend (other than a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act of 1934, as amended, in place of that recommendation) that our stockholders reject that tender or exchange offer.

Notwithstanding the obligation described in the paragraph above, solely in response to the receipt of a bona fide written alternative transaction proposal that was not solicited in, or submitted as a result of, a violation of our covenant not to solicit alternative transaction proposals described at the beginning of this section that our board of directors determines in good faith (after consultation with its outside legal counsel and financial advisor) to be a superior proposal, our board of directors may make a change in recommendation if all of the following conditions are met:

•	the superior proposal has been made and has not been withdrawn;

•	our stockholders have not yet adopted the merger agreement;

•	we have:

–	provided to Symantec three business days’ prior written notice stating that we have received a superior proposal, the material terms and conditions of, and the identity of the person or group making, the superior proposal and a copy of all negotiated draft agreements relating to that superior proposal, and that our board of directors intends to effect a change in recommendation and the manner in which it intends to do so;

–	provided to Symantec (to the extent not previously provided) a copy of all non-public information made available to the person or group making the superior proposal; and

–	during that three business day period, if requested by Symantec, engaged in good faith negotiations with Symantec with respect to any amendments Symantec proposes to make to the merger agreement such that the superior proposal would no longer be a superior proposal;

•	Symantec will not have, within that three business day period, made, and not withdrawn, a bona fide written offer that the our board of directors has in good faith determined (after consultation with its outside legal counsel and its financial advisor) results in the alternative transaction proposal that had been determined to be a superior proposal no longer being a superior proposal; and

•	our board of directors has determined in good faith, after consultation with its outside legal counsel, that, in light of such superior proposal and the results of any negotiations with Symantec and any bona fide written offer from Symantec, our board of directors is required to effect a change in recommendation to comply with its fiduciary duties to our stockholders under applicable law.

To the extent that our board has determined to effect a change in recommendation in accordance with the merger agreement, Altiris will have the ability to terminate the merger agreement as described under the heading “The Merger Agreement — Termination of the Merger Agreement” below on condition that we pay Symantec the termination fee also described in that section. As described immediately above, our board of directors may not make a change in recommendation if Symantec makes an improved offer that results in the alternative transaction proposal in question no longer being a superior proposal.

Notification Obligations

We have agreed to give Symantec 48 hours’ prior notice (or such lesser prior notice as is provided to our board members) of any of our board’s meetings at which we are reasonably expected to consider any alternative transaction proposal or alternative transaction, including to consider whether such alternative transaction proposal is a superior proposal. In addition, we have agreed to:

•	as promptly as practicable (and in any event within 24 hours) after receipt by us, any of our subsidiaries or any of our representatives of any alternative transaction proposal or any request for non-public information relating in any way to an alternative transaction proposal, give Symantec oral and written notice of the material terms and conditions of the alternative transaction proposal or request, the identity of the person or group making that alternative transaction proposal or request and a copy of material written materials provided to it in connection with that alternative transaction proposal; and

•	keep Symantec informed on a current basis in all material respects regarding the status and details of any such alternative transaction proposal or request (including substantive modifications or proposed substantive modifications), including by providing to Symantec a copy of material written materials setting forth such modifications or proposed modifications.

Tender Offer Rules

The no solicitation covenant in the merger agreement does not prevent us from complying with Rules 14d-9 and 14e-2(a) under the Securities Exchange Act of 1934, as amended, with regard to an acquisition proposal, except that in order to effect a change of recommendation, our board of directors must first comply with the requirements outlined above under the heading “The Merger Agreement — No Solicitation Covenant — Change in Recommendation.”

Timing of Closing

We intend to work towards closing the merger as promptly as possible. In accordance with the merger agreement, the closing of the merger will occur on a time and date specified by the parties, but unless the parties agree otherwise, in no event later than the third business day following the satisfaction or waiver of all of the conditions set forth in the merger agreement, other than those conditions that by their terms are to be satisfied on the closing date of the merger, but subject to the satisfaction or waiver of such conditions.

Conditions to the Consummation of the Merger

The obligations of each of us, Symantec and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the adoption of the merger agreement by our stockholders in accordance with Delaware law and our certificate of incorporation and bylaws;

•	all applicable waiting periods (and any extensions thereof) applicable to the merger under the HSR Act have expired or early termination of such waiting periods have been granted, and the approvals under antitrust, competition or similar laws of the Federal Republic of Germany have been obtained, in each case without any condition or requirements requiring or calling for any antitrust restraint (as described below); and

•	no judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction, is in effect prohibiting, making illegal or enjoining the merger.

As used in the merger agreement and in this proxy statement, the term “antitrust restraint” means any of the following to the extent any of them would be reasonably likely to either adversely impact in any material respect the benefits expected to be derived by Symantec from the merger, including with respect to products, services or technologies of Altiris, Symantec or their respective subsidiaries, including existing products, services or technologies, or otherwise adversely impact in any material respect any business line of Symantec or its subsidiaries:

•	the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Symantec or any of its affiliates or Altiris or our subsidiaries;

•	the imposition of any limitation or regulation on the ability of Symantec or any of its affiliates to freely conduct their business or own such assets; or

•	the holding separate of the shares of our capital stock or any limitation or regulation on the ability of Symantec or any of its affiliates to exercise full rights of ownership of the shares of our capital stock.

We will not be obligated to effect the merger unless each of following conditions is satisfied or waived:

•	Symantec’s representations and warranties in the merger agreement (other than those described in the round bullet point below)

–	that are qualified as to material adverse effect are true and correct, and

–	that are not qualified as to material adverse effect are true and correct in each case both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in the second dash point above to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Symantec or a material adverse effect on Symantec’s ability to consummate the merger;

•	Symantec’s representations and warranties relating to Symantec’s power and authority to enter into the merger agreement and enforceability of the merger agreement against Symantec are true and correct both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date); and

•	Symantec must have performed and complied in all material respects with those covenants required to be performed by Symantec under the merger agreement on or before the closing date of the merger.

Neither Symantec nor Merger Sub will be obligated to effect the merger unless each of the following conditions is satisfied or waived:

•	our representations and warranties in the merger agreement (other than those described in the two round bullet points immediately below)

–	that are qualified as to material adverse effect are true and correct, and

–	that are not qualified as to material adverse effect are true and correct in each case both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in the second dash point above to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Altiris;

•	our representations relating to our power and authority to enter into the merger agreement, the enforceability of the merger agreement against us and certain takeover laws are true and correct both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date);

•	our representations relating to our capital structure are true and correct both when made and at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to deviations in the our actual fully diluted capitalization (including outstanding capital stock, stock options and warrants) from our fully diluted capitalization as set forth in the corresponding representation by an amount that does not exceed one percent of such fully diluted capitalization;

•	we must have performed and complied in all material respects with those covenants required to be performed by us under the merger agreement on or before the closing date of the merger;

•	no material adverse change on Altiris is continuing, whether or not resulting from a breach of any representation, warranty or covenant in the merger agreement;

•	there are no suits, actions, proceedings, applications or counterclaims pending by any governmental authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would:

–	prevent, restrain or prohibit the completion of the merger;

–	cause the merger to be rescinded; or

–	result in any antitrust restraint; and

•	there are no injunctions, judgments, orders, decrees, rulings or charges described in the round bullet point immediately above in effect, or any applicable law having any such effect, or any notification by a governmental authority of an intention to seek such a remedy that has not subsequently been withdrawn.

Termination of the Merger Agreement

Symantec or we can terminate the merger agreement by written notice under certain circumstances, including:

•	by mutual written consent of Symantec and us, if the board of directors of each so determines;

•	by either us or Symantec (as authorized by the board of directors of Altiris or Symantec, as applicable):

–	if the merger has not been completed by July 31, 2007, which date will be extended to October 31, 2007 if on July 31, 2007 all of the closing conditions have been satisfied or waived (other than conditions that by their nature are only to be satisfied as of the closing of the merger and other than the condition relating to antitrust approvals); provided, however, that this right to terminate the merger agreement will not be available to a party whose failure to comply with, or breach of, any provision of the merger agreement was a proximate cause of or resulted in the failure of the merger to be completed by such date;

–	if a governmental authority of competent jurisdiction issues an order, decree or ruling or takes any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger, which order, decree, ruling or other action is final and nonappealable; or

–	if the approval of our stockholders to adopt the merger agreement is not obtained at our special meeting, or at any adjournment or postponement of such meeting, at which the vote on that matter was taken;

•	by us (as authorized by our board of directors):

–	following a breach of any representation, warranty, covenant or agreement on the part of Symantec, such that the corresponding closing conditions relating to the accuracy of representations and warranties and compliance with covenants cannot be met, and such breach is incapable of being cured or is not cured in all material respects within 20 business days after Symantec receives written notice from us of such breach; or

–	if our board of directors makes a change in recommendation in response to a superior proposal in compliance with the merger agreement, we publicly announce our intention to accept or enter into the superior proposal that is the subject of the change in recommendation, and we pay Symantec the termination fee of $37.5 million as described under the heading “The Merger Agreement — Termination Fee” below;

•	by Symantec (as authorized by its board of directors) following a breach of any representation, warranty, covenant or agreement by us, such that the corresponding closing conditions relating to the accuracy of representations and warranties and compliance with covenants cannot be met, and such breach is incapable of being cured or is not cured in all material respects within 20 business days after we receive written notice from Symantec of such breach; or

•	by Symantec (as authorized by its board of directors):

–	if we materially breach our obligation to give notice of, convene and hold our stockholders’ meeting as required by the merger agreement;

–	if we fail to include in this proxy statement that our board of directors recommends that our stockholders adopt the merger agreement;

–	if we effect a change in recommendation;

–	if we approve any alternative transaction (as previously defined) or recommend that our stockholders approve or accept any alternative transaction without the prior written consent of Symantec;

–	if we enter into a letter of intent in violation of the merger agreement or any contract accepting any alternative transaction proposal without the prior written consent of Symantec;

–	if we fail to reconfirm the recommendation of our board of directors that our stockholders adopt the merger agreement within ten business days of receipt of a written request from Symantec to do so following the occurrence of any alternative transaction proposal; or

–	if, within ten business days of a third person or party publishing, sending or giving to our stockholders a tender or exchange offer relating to our common stock pursuant to Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, we fail to send a statement to our stockholders disclosing that our board of directors recommends rejection of that tender or exchange offer.

Termination Fee

The merger agreement requires that we pay Symantec a termination fee of $37,500,000 if, among other things:

•	the merger agreement is terminated by us after any change in recommendation by our board of directors in response to a superior proposal in compliance with the merger agreement and the subsequent public announcement of our intention to accept or enter into the superior proposal that was the subject of the change in recommendation, in which case the termination fee would be payable prior to such termination as a precondition to such termination;

•	the merger agreement is terminated by Symantec based upon any of the circumstances set forth in the last round bullet point under “The Merger Agreement — Termination of the Merger Agreement” above, in which case the termination fee would be payable promptly but in no event later than two business days after such termination;

•	the merger agreement is terminated by either us or Symantec following the failure to obtain the approval of our stockholders to adopt the merger and the following conditions are also met:

–	following January 26, 2007 and prior to the termination of the merger agreement, an alternative transaction proposal with respect to us has been publicly announced, made to our stockholders or made to Altiris and subsequently publicly announced or disclosed and, in each case, not withdrawn; and

–	within 12 months following the termination of the merger agreement, any company acquisition (as described below) is consummated or we enter into a contract providing for any company acquisition,

in which case the termination fee would be payable concurrently with the earlier of the consummation of that company acquisition or the execution of a contract relating to that company acquisition.

As used in the merger agreement and in this proxy statement, the term “company acquisition” means an “alternative transaction” (as described under the heading “The Merger Agreement — No Solicitation Covenant” above) except that each reference to “15%” in the definition of “alternative transaction” will be deemed to be a reference to “40%”; each reference to “85%” in the definition of “alternative transaction” will be deemed to be a reference to “60%”; and the last bullet point in the definition of “alternative transaction” is disregarded.

Other Expenses

We have agreed to reimburse Symantec’s out-of-pocket expenses incurred in connection with the merger agreement up to $2,000,000, if the merger agreement is terminated following the failure to obtain the approval of our stockholders to adopt the merger agreement. This amount would be deducted from any termination fee paid as described above.

Indemnification and Insurance

The merger agreement provides that for a period of six years from and after the effective time of the merger, Symantec will and will cause the surviving corporation in the merger to fulfill and honor the obligations of Altiris to our directors and officers as of immediately prior to the effective time of the merger pursuant to any indemnification provisions under our certificate of incorporation or bylaws in effect on January 26, 2007, and pursuant to the terms of any indemnification agreements between us or any of our subsidiaries and our directors and officers existing as of January 26, 2007 with respect to claims arising out of acts or omissions occurring at or prior to the effective time of the merger.

In addition, the merger agreement provides that Symantec will and will cause the surviving corporation in the merger to maintain in effect, to the extent available, directors’ and officers’ liability insurance covering those persons who are currently covered by our directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Altiris. Symantec may fulfill these obligations by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under our existing directors’ and officers’ insurance policy, in either case which:

•	has an effective term of six years from the effective time of the merger;

•	covers only those persons who are currently covered by our directors’ and officers’ insurance policy in effect as of January 26, 2007, and only for actions and omissions occurring on or prior to the effective time of the merger; and

•	contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to our current directors and officers.

However, in no event will Symantec or the surviving corporation be required to expend an annual premium for any such coverage in excess of 200% of the annual premium currently paid by us under our directors’ and officer’s liability insurance policy in effect as of January 26, 2007, and if the cost for any such coverage is in excess of such amount, Symantec or the surviving corporation will only be required to maintain such coverage as is available for such amount. The merger agreement provides that the obligations regarding indemnification and directors’ and officers’ insurance described above will survive the completion of the merger and that our directors and officers are intended third-party beneficiaries under the merger agreement of these obligations of Symantec and the surviving corporation in the merger with respect to indemnification and directors’ and officers’ insurance.

Additional Covenants

The merger agreement provides a number of additional covenants of the parties.

Each of Altiris and Symantec have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete and make effective, in the most expeditious manner practicable, the merger. Accordingly, Altiris and Symantec have agreed to prepare and file as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and to obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to complete the merger.

Altiris and Symantec have agreed to cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the merger agreement or the transactions contemplated thereby, and in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Notwithstanding the covenants described above, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any governmental authority challenging any transaction contemplated by the merger agreement as violative of any antitrust laws, Symantec will have no obligation to:

•	litigate or contest, or continue to litigate or contest, any administrative or judicial action or proceeding brought by, or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent issued in favor of, any governmental authority asserting that the merger, or any aspect thereof, is in violation of any antitrust law; or

•	make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for any antitrust restraint.

Symantec has agreed to take such actions as are reasonably necessary with respect to the assumption of Altiris stock options and RSUs, including the reservation for issuance and authorization for listing on the Nasdaq Global Select Market of the shares of Symantec common stock subject to the assumed options and assumed RSUs. Symantec has also agreed to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, for the shares of Symantec common stock issuable with respect to the assumed options and assumed RSUs eligible for registration on such form as soon as reasonably practicable (and no later than three business days) after the effective time of the merger and shall exercise reasonable best efforts to maintain the effectiveness of such registration statement for so long as any of such assumed options or assumed RSUs remain outstanding.

Certain Additional Agreements

Voting Agreement.  As a condition to Symantec and Merger Sub entering into the merger agreement, each member of our board of directors, including Gregory S. Butterfield, our Chairman, President and Chief Executive Officer, Dwain A. Kinghorn, our Vice President, Chief Technology Officer, Michael R. Samuelian, our Vice President, Worldwide Sales, and Technology Crossover Management IV, L.L.C. on behalf of TCV IV Strategic Partners L.P. and TCV IV, L.P., together one our major stockholders, entered into a voting agreement with Symantec, pursuant to which each signatory agreed to vote his or its shares of Altiris common stock in favor of adoption of the merger agreement and any matter proposed in connection with the merger that is reasonably necessary to facilitate the merger, and against any alternative transaction proposal and any other matter that would reasonably be expected to prevent, delay, postpone or frustrate the purposes of the Merger. See the section entitled “The Merger — Voting Agreements” beginning on page 36.

Amendment and Waiver

At any time prior to the completion of the merger, any provision of the merger agreement can be amended or waived, only if such amendment or waiver is in writing and signed by us, Symantec and Merger Sub, or, in the case of a waiver, by each party against whom the waiver is to be effective. After the adoption of the merger agreement by our stockholders, no such amendment or waiver will reduce the amount or change the kind of consideration to be received in exchange for shares of our common stock without the further approval of our stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the common stock beneficially owned as of February  ● , 2007 by:

•	each person who is known by us to beneficially own 5% or more of our outstanding common stock;

•	each of our executive officers;

•	each of our directors; and

•	all our officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after February 28, 2007. Percentage of beneficial ownership is based on    ●     shares outstanding as of February 28, 2007. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2006. Except as otherwise noted, the address of each person listed in the table is c/o Altiris, Inc., 588 West 400 South, Lindon, UT 84042.

	Shares Owned
		Approximate
	Number of	Percentage
	Shares	Ownership

5% Stockholders
Entities affiliated with Technology Crossover Ventures(1)(2)	3,068,827	10.4
528 Ramona Street Palo Alto, California 94301
Directors and Executive Officers
Gregory S. Butterfield(2)(3)	158,299	*
Craig H. Christensen(2)(4)	75,759	*
Stephen C. Erickson(2)(5)	49,908	*
Dwain A. Kinghorn(2)(6)	197,597	*
Stephen M. Madigan	0	*
Michael R. Samuelian(2)(7)	58,449	*
Gary B. Filler(2)(8)	16,666	*
Jay C. Hoag(2)(9)	3,089,659	10.5
Michael J. Levinthal(2)(10)	105,832	*
V. Eric Roach(2)(11)	204,165	*
Mark E. Sunday(2)(12)	20,832	*
All current directors and executive officers as a group (11 people)	3,977,166	13.5

*	Percentage is less than 1% of outstanding shares of common stock.

(1)	Consists of 2,958,508 shares held by TCV IV, L.P., and 110,319 shares held by TCV IV Strategic Partners, L.P. (which are collectively referred to as the “TCV Funds”). Jay C. Hoag, a director of Altiris, and Richard H. Kimball are the Managing Members of Technology Crossover Management IV, L.L.C. Mr. Hoag and Mr. Kimball each disclaim beneficial ownership of these shares, except as to his respective pecuniary interest therein.

(2)	Gregory S. Butterfield, Dwain A. Kinghorn, Michael R. Samuelian, Gary B. Filler, Jay C. Hoag, Michael J. Levinthal, V. Eric Roach, Mark E. Sunday and Technology Crossover Management IV, L.L.C., on behalf of the TCV Funds have each entered into voting agreements with Symantec pursuant to which they have agreed, among other things, to vote all of their shares of our common stock, representing in the aggregate approximately ● % of our common stock outstanding on February 28, 2007, in favor of adopting the merger agreement.

(3)	Mr. Butterfield’s shares include 122,001 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Butterfield.

(4)	Mr. Christensen’s shares include 51,876 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Christensen.

(5)	Mr. Erickson’s shares include 26,251 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Erickson.

(6)	Mr. Kinghorn’s shares include 27,500 shares held by Computing Edge Corporation, or CEC, 83,155 shares held by Computing Edge Limited, or CEL, 26,316 shares held in Mr. Kinghorn’s name and 60,626 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Kinghorn. Mr. Kinghorn is the Chief Executive Officer and holds all of the outstanding capital stock of CEC and he is a director of CEL. Mr. Kinghorn disclaims beneficial ownership as to CEL’s shares, except as to his pecuniary interest therein.

(7)	Mr. Samuelian’s shares include 32,501 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Samuelian.

(8)	Mr. Filler’s shares include 12,500 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Filler.

(9)	Mr. Hoag’s shares include 2,958,508 shares held by TCV IV, L.P., 110,319 shares held by TCV IV Strategic Partners, L.P., 8,322 shares held by Mr. Hoag and 12,500 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Hoag. Mr. Hoag is a Managing Member of Technology Crossover Management IV, L.L.C., which is the General Partner of each of TCV IV Strategic Partners L.P. and TCV IV, L.P. Mr. Hoag disclaims beneficial ownership of the shares held by the TCV Funds, Technology Crossover Management IV, L.L.C.,TCMI, Inc. and the Hoag Trust, except as to his respective pecuniary interest in each of those entities.

(10)	Mr. Levinthal’s shares include 85,000 shares held by a retirement trust for the benefit of Mr. Levinthal and 12,500 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Levinthal.

(11)	Mr. Roach’s shares include 133,333 shares held by The Roach Family Trust, for which he serves as trustee, and 62,500 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Roach.

(12)	Mr. Sunday’s shares include 12,500 shares issuable upon exercise of options exercisable within 60 days of February 28, 2007 held by Mr. Sunday.

STOCKHOLDER PROPOSALS

If the merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of Altiris stockholders. However, if the merger is not completed or if we are otherwise required to do so under applicable law, we will hold a 2007 annual meeting of our stockholders. Any stockholder proposals to be considered timely for inclusion in the proxy statement for our 2007 annual meeting of stockholders must be submitted in writing to Craig H. Christensen, Secretary, Altiris, Inc., 588 West 400 South, Lindon, Utah 84042, and must be received by February 25, 2007. If the date of the 2007 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of the 2006 annual meeting of stockholders, the deadline for inclusion is instead the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or the date of public disclosure regarding the annual meeting of stockholders, whichever occurs first. Such proposals must also comply with the SEC’s rules concerning the inclusion of stockholder proposals in company-sponsored proxy materials as set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and our bylaws.

In accordance with our bylaws, stockholders who do not submit a proposal for inclusion in the proxy statement for our 2007 annual meeting of stockholders, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2007 annual meeting of stockholders, are required to notify our Secretary of their proposal, nomination or other business no later than February 25, 2007. Our bylaws contain detailed requirements that any such stockholder’s notice must satisfy. Any stockholder notice and any request for a copy of our bylaws should submitted in writing to Craig H. Christensen, Secretary, Altiris, Inc., 588 West 400 South, Lindon, Utah 84042.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

Symantec and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Symantec and we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Reports, proxy statements and other information concerning us may also be inspected at the offices of the Nasdaq Global Select Market at 1735 K Street, N.W., Washington, D.C. 20006.

CERTAIN INFORMATION CONCERNING ALTIRIS AND SYMANTEC

We have supplied all information contained in this proxy statement relating to us, and Symantec has supplied all information contained in this proxy statement relating to Symantec.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Altiris, Inc.
588 West 400 South
Lindon, Utah 84042
Telephone: (801) 805-2400
Attention: Craig H. Christensen
E-mail: craig.christensen@altiris.com

or our proxy solicitor,

The Altman Group, Inc.
1200 Wall Street West 3rd Floor
Lyndhurst, New Jersey 07071
Call toll-free: (800) 217-0538

Our stockholders should not send in their Altiris stock certificates until they receive the transmittal materials from the exchange agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should call the exchange agent.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED    ●    , 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A

Agreement and Plan of Merger
Among

Symantec Corporation,

Atlas Merger Corp.

and

Altiris, Inc.

January 26, 2007

Agreement and Plan of Merger

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of January 26, 2007 (the “Agreement Date”) by and among Symantec Corporation, a Delaware corporation (“Acquiror”), Atlas Merger Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), and Altiris, Inc., a Delaware corporation (the “Company”).

Recitals

A. The parties intend that, subject to the terms and conditions hereinafter set forth, Merger Sub shall merge with and into the Company (the “Merger”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”), on the terms and subject to the conditions of this Agreement and pursuant to the Certificate of Merger substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”) and the applicable provisions of the laws of the State of Delaware.

B. Subject to the terms and conditions set forth herein, the Boards of Directors of Acquiror, Merger Sub and the Company have determined that the Merger is in the best interests of their respective companies and stockholders and have approved and declared advisable the Merger, this Agreement and the other transactions contemplated by this Agreement. Subject to the terms and conditions set forth herein, the Board of Directors of the Company has determined to recommend to its stockholders the adoption of this Agreement.

C. Concurrently with the execution and delivery of this Agreement, and as a material inducement to Acquiror’s willingness to enter into this Agreement, each stockholder of the Company listed on Exhibit B-1 attached hereto is executing and delivering to Acquiror a Voting Agreement substantially in the form attached hereto as Exhibit B-2 (the “Voting Agreement”) pursuant to which, subject to the terms and conditions set forth therein, such stockholder has agreed to vote all shares of the Company’s capital stock owned by it in favor of adoption of this Agreement and to give Acquiror an irrevocable proxy to do the same.

D. Concurrently with the execution and delivery of this Agreement, and as a material inducement to Acquiror’s willingness to enter into this Agreement, certain employees of the Company are executing and delivering to Acquiror an Employment Agreement (the “Employment Agreement”), in each case to become effective upon the Closing.

E. Acquiror, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

Now, Therefore, in consideration of the foregoing and the mutual representations, warranties, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE 1

Certain Definitions

As used in this Agreement, the following terms shall have the meanings set forth below.

“Acquiror Common Stock” means the Common Stock, $0.01 par value per share, of Acquiror.

“Acquiror Restricted Stock Unit” means the right to receive a share of Acquiror Common Stock on a future date.

“Affiliate” means with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor, or otherwise.

“Alternative Transaction” means, with respect to the Company, any of the following transactions (other than the Merger): (a) any acquisition or purchase from the Company by any Person or Group of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning securities representing 15% or more of the total outstanding voting power of the Company, or any merger, consolidation, business combination, share exchange or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); (b) any sale, lease, exchange, transfer, exclusive license or disposition of assets (including capital stock or other ownership interests in Subsidiaries) representing 15% or more of the aggregate fair market value of the consolidated assets of the Company and its Subsidiaries taken as a whole; (c) any liquidation or dissolution of the Company; or (d) any extraordinary dividend, whether of cash or other property.

“Alternative Transaction Proposal” means any offer, proposal or indication of interest (whether binding or non-binding), or any public announcement of an intention to make any offer, proposal or indication of interest, to the Company or Company Stockholders regarding an Alternative Transaction.

“Antitrust Filings” means notification and report forms relating to the transactions contemplated by this Agreement filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction.

“Antitrust Laws” means federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Applicable Law” means with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, ordinance, code, permit, rule or regulation issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any orders, writs, injunctions, awards, judgments and decrees applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

“Balance Sheet Date” means September 30, 2006, the date of the Company Balance Sheet.

“Business Day” shall mean a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in San Francisco, California.

“Cash Amount Per Share” means $33.00.

“Change in Recommendation” means the withholding or withdrawal (or the amendment, qualification or modification in a manner adverse to Acquiror) of the Company Board’s recommendation in favor of adoption of this Agreement, and, in the case of a tender or exchange offer made by a third party directly to the Company Stockholders, a failure to recommend (other than a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act in place thereof) that Company Stockholders reject such tender or exchange offer; provided, however, that the delivery of any notice from the Company to Acquiror specified in Section 5.2(c) or Section 5.2(d)(iii) will not be deemed to be or constitute a Change of Recommendation.

“Closing” means the closing of the transactions contemplated hereby.

“Closing Date” means a time and date to be specified by the parties (but in no event later than three Business Days unless otherwise agreed by the parties) after the satisfaction or waiver of the conditions set forth in Article 8 (excluding conditions that by their terms are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition” means, an Alternative Transaction; provided that for purposes of this definition of “Company Acquisition,” (a) each reference to “15%” in the definition of “Alternative Transaction” shall be deemed to be a reference to “40%”, (b) each reference to “85%” in the definition of “Alternative Transaction” shall be deemed to be a reference to “60%”, and (c) clause (d) of the definition of “Alternative Transaction” shall be disregarded.

“Company Balance Sheet” means the Company’s unaudited balance sheet as of September 30, 2006 included in the Company Financial Statements.

“Company Board” means the board of directors of the Company.

“Company Business” means the business of the Company and the Company Subsidiaries as presently conducted.

“Company Capital Stock” means the capital stock of the Company.

“Company Charter Documents” means the Certificate of Incorporation (including any Certificates of Designation) and Bylaws of the Company, each as amended to date.

“Company Common Stock” means the Common Stock, $0.0001 par value per share, of the Company.

“Company ESPP” means the 2002 Employee Stock Purchase Plan of the Company.

“Company Option Plans” means the 1998 Stock Option Plan, 2002 Stock Plan and 2005 Stock Plan of the Company, collectively.

“Company Optionholders” means the holders of Company Options.

“Company Options” means options to purchase shares of Company Common Stock, whether or not under the Company Option Plans.

“Company Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

“Company Restricted Stock Unit” means the right to receive a share of Company Common Stock on a future date.

“Company Securityholders” means the Company Stockholders, Company Optionholders and Company Warrantholders, collectively.

“Company Stockholders” means the holders of shares of Company Common Stock.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Warrantholders” means the holders of Company Warrants.

“Company Warrants” means warrants to purchase shares of Company Capital Stock.

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between Acquiror and the Company dated as of January 9, 2007.

“Contract” means any written or oral legally binding contract, agreement, instrument, commitment, obligation or undertaking (including subcontracts, leases, subleases, licenses, sublicenses, mortgages, notes, guarantees, indentures, warranties, guarantees, insurance policies, benefit plans and individual purchase orders).

“Delaware Law” means the Delaware General Corporation Law.

“Debt” means the outstanding amount of (a) indebtedness for borrowed money, (b) amounts owing as deferred purchase price for the purchase of any property, (c) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (d) accounts payable to trade creditors and other accrued expenses, in each case not arising in the ordinary course of business, (e) amounts owing under any capitalized or synthetic leases, (f) obligations secured by any Encumbrances, (g) contingent reimbursement obligations under letters of credit, and (h) guarantees or sureties with respect to any indebtedness or obligation of a type described in clauses (a) through (g) above of any Person, of the Company and Company Subsidiaries.

“Dissenting Shares” shall mean any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with Delaware Law in connection with the Merger.

“Documentation” means, collectively, programmers’ notes or logs, source code annotations, user guides, manuals, instructions, software architecture designs, layouts, any know-how, and any other designs, plans, drawings, documentation, materials, supplier lists, software source code and object code, net lists, photographs, development tools, blueprints, media, memoranda and records that are primarily related to or otherwise necessary for the use and exploitation of any products of the Company or Company Subsidiaries, whether in tangible or intangible form, whether owned by the Company or Company Subsidiaries or held by the Company or Company Subsidiaries under any licenses or sublicenses or similar grants of rights.

“Effective Time” means the time of the filing of the Certificate of Merger (or such later time as may be mutually agreed in writing by the Company and Acquiror and specified in the Certificate of Merger).

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity which is a member of: (a) a “controlled group of corporations,” as defined in Section 414(b) of the Code; (b) a group of entities under “common control,” as defined in Section 414(c) of the Code; or (c) an “affiliated service group,” as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Ratio” means the quotient obtained by dividing (a) $33.00 by (b) the average of the closing sale prices of Acquiror Common Stock as quoted on NASDAQ for the ten consecutive trading days ending with the trading day that is one trading day prior to the Closing Date.

“Form Agreement” means any Contract that does not deviate in any material respect from the “form of” such Contract made available by the Company to Acquiror and labeled as the “form of” such Contract.

“Freely Terminable Agreement” means any Contract that the Company or any Company Subsidiary has the right to terminate, (a) without cause, (b) upon 30 days or less notice, and (c) without Liability to the Company or any Company Subsidiaries.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, or any quasi-governmental body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

“Group” means the definition ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IAS” means International Accounting Standards applied on a consistent basis.

“Immediate Family Member” has the meaning ascribed to such term under Item 404(a) of Regulation S-K promulgated under the Securities Act and Exchange Act.

“Intellectual Property” means, collectively, all industrial and intellectual property rights, throughout the world, including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, technology, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers’ notes, memoranda and records.

“knowledge” means, with respect to any Person that is an entity, the knowledge of such Person’s executive officers with respect to any fact, circumstance, event or other matter in question after reasonable inquiry of the senior employees of such entity who have administrative or operational responsibility for the matter in question (it being understood that such reasonable inquiry does not include circulation of director and officer questionnaires for the current proxy season since that process has not yet occurred as of the Agreement Date).

“Liabilities” means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

“Material Adverse Change” and “Material Adverse Effect” when used in connection with an entity, means any change, event, circumstance, condition or effect, (each, an “Effect”) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole, except to the extent that any such Effect is proximately caused by: (a) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity disproportionately as compared to companies operating in the same industry in which such entity operates); (b) changes in the trading volume or trading prices of such entity’s capital stock in and of themselves (provided that such exclusion shall not apply to any underlying Effect that may have caused such change in trading prices or volumes); (c) acts of war or terrorism (provided that such acts do not affect such entity disproportionately as compared to companies operating in the same industry in which such entity operates); (d) changes in applicable law or GAAP; (e) any failure to meet analysts estimates or expectations as to revenue, earnings or other financial performance (provided that such exclusion shall not apply to any underlying Effect that may have caused such failure); or (f) the announcement or the execution of this Agreement or the pendency or consummation of the Merger.

“Merger Sub Common Stock” means the Common Stock, $0.001 par value per share, of Merger Sub.

“NASDAQ” means the Nasdaq Stock Market.

“Permitted Encumbrances” means: (a) statutory liens for Taxes that are not yet due and payable; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) Encumbrances imposed on the underlying fee interest in leased property; or (f) Encumbrances that do not materially interfere with the use or operation of the property subject thereto.

“Person” means any natural person, corporation, company, limited liability company, general partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Proxy Statement” means the proxy statement to be filed by the Company with the SEC in connection with the solicitation of proxies from Company Stockholders for the Company Stockholder Approval (as defined in Section 3.3(a)), as amended or supplemented.

“Sarbanes Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary” means any corporation, association, business entity, partnership, limited liability company or other Person of which the Company or Acquiror, as the case may be, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (a) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (b) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Superior Proposal” means, with respect to the Company, a bona fide written Alternative Transaction Proposal, which the Company Board has in good faith determined (after consultation with its outside legal counsel and a financial advisor of national standing), taking into account all legal, financial, regulatory, timing and other aspects of the proposal (including the need for and contingency of any financing) and the identity of the Person making the proposal, (a) to be more favorable, from a financial point of view, to the Company Stockholders (in their capacities as stockholders) than the terms of this Agreement, (b) provides for consideration consisting exclusively of cash and/or publicly-traded equity securities, and (c) is reasonably capable of being consummated on the terms proposed; provided that, for purposes of this definition of “Superior Proposal” each reference to “15%” or “85%” in the definition of “Alternative Transaction” shall be deemed to be a reference to “50%”.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean (a) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (b) any liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

“Transaction Expenses” means all costs and expenses incurred in connection with the Merger and this Agreement and the transactions contemplated hereby (including any fees and expenses of legal counsel, financial advisors, investment bankers and accountants).

“Unvested Company Options” means any Company Options that may be forfeited to or repurchased by the Company under the terms of any Contract with the Company (including, without limitation, any stock option agreement, or stock option exercise agreement, or restricted stock purchase agreement).

“Unvested Company Shares” means any Company Common Stock that may be forfeited to or repurchased by the Company under the terms of any Contract with the Company (including, without limitation, any stock option agreement, or stock option exercise agreement, or restricted stock purchase agreement).

Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 shall have the meanings assigned to such terms in this Agreement.

ARTICLE 2

The Merger

2.1  Conversion of Shares.

(a) Conversion of Merger Sub Common Stock.  At the Effective Time, each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.0001 par value per share, of the Surviving Corporation, and the shares of the Surviving Corporation into which the shares of Merger Sub Common Stock are so converted shall be the only shares of Company Common Stock that are issued and outstanding immediately after the Effective Time.

(b) Conversion or Assumption of Company Securities.

(i) Company Common Stock.  Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares to be canceled pursuant to Section 2.1(c)) shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive an amount of cash, without interest, equal to the Cash Amount Per Share. The amount of cash each Company Stockholder is entitled to receive for the shares of Company Common Stock held by such Company Stockholder shall be rounded to the nearest cent and computed after aggregating cash amounts for all shares of Company Common Stock held by such Company Stockholder.

(ii) Company Options.  Subject to the terms and conditions of this Agreement, at the Effective Time, each Company Option that is issued and outstanding immediately prior to the Effective Time, whether or not then exercisable, will be assumed by Acquiror and converted into an option to purchase Acquiror Common Stock (collectively, “Assumed Options”). Each Company Option so assumed and converted will continue to have, and be subject to, the same terms and conditions, except that (A) each converted Company Option shall be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time (whether vested or unvested) multiplied by the Exchange Ratio (rounded down to the nearest whole share) and (B) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such converted Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent). The conversion of Company Options provided for in this Section 2.1(b)(ii) with respect to any Company Options that are intended to be “incentive stock options” (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code and otherwise in a manner designed to preserve incentive stock option treatment to the extent permitted by Applicable Law.

(iii) Company Restricted Stock Units.  Subject to the terms and conditions of this Agreement, at the Effective Time, each Company Restricted Stock Unit that is issued and outstanding immediately prior to the Effective Time will be assumed by Acquiror and converted into an Acquiror Restricted Stock Unit (collectively, “Assumed Restricted Stock Units”). Each Company Restricted Stock Unit so assumed and converted will continue to have, and be subject to, the same terms and conditions, except that each converted Company Restricted Stock Unit shall be for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Company Common Stock that were subject to the Company Restricted Stock Unit immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share).

(iv) Company Warrants.  Subject to the terms and conditions of this Agreement, at the Effective Time, each Company Warrant that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive an amount of cash, without interest, equal to the product of (A) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time (whether vested or unvested) multiplied by (B) the Cash Amount Per Share, less the exercise price per share attributable to such Company Warrant; provided, however, that the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from such payment made to the holder of a Company Warrant the amount of withholding for Taxes required to be deducted and withheld as a result of the transactions contemplated by this Section 2.1(b)(iv); provided further, that the right of the Company Warrantholder to receive such cash shall remain subject to the same terms and conditions set forth in such Company Warrant. The amount of cash each Company Warrantholder is entitled to receive for the Company Warrants held by such Company Warrantholder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Company Warrants held by such Company Warrantholder.

(c) Cancellation of Company-Owned Stock.  Notwithstanding Section 2.1(b), each share of Company Capital Stock held by the Company or any Company Subsidiaries immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(d) Adjustments.  In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock occurring after the Agreement Date and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(e) Continuation of Vesting and Repurchase Rights.  If there are any Unvested Company Shares issued and outstanding immediately prior to the Effective Time, then the right to recover or extinguish such Unvested Company Shares under the terms of any Contract with the Company shall be assigned to Acquiror and the cash payable upon conversion of such Unvested Company Shares in the Merger (the “Unvested Cash”) shall be, in place of such Unvested Company Shares, equally subject to such right assigned to Acquiror and shall be withheld by Acquiror and paid without interest to the holders of such Unvested Company Shares if and to the extent such assigned right expires unexercised by Acquiror pursuant to the terms of the applicable Contract with the Company; provided, however, that the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from such payments the amount of withholding imposed for Taxes as required by Applicable Law; provided further, that a portion of such newly vested cash so distributed may be treated as imputed interest and will be so treated to the extent required under the Code and the regulations promulgated thereunder; provided further, that for administrative convenience, Acquiror may in its discretion make all such required payments of newly vested cash according to its normal payroll schedule following the date within a month upon which such cash became vested. Notwithstanding the foregoing, if any such holder paid for Unvested Company Shares with promissory notes, Unvested Cash which vests shall first be applied towards repayment of accrued interest and then outstanding principal under such promissory notes before being distributed to such holder. The Company shall take all actions that may be reasonably necessary to ensure that, from and after the Effective Time, Acquiror (or its assignee) is entitled to exercise any such right assigned hereunder, such that any Unvested Cash shall be returned to Acquiror without payment to such holder (other than payment of the original purchase price of any Unvested Company Shares converted into Unvested Cash upon exercise of the applicable right by Acquiror according to the terms of the Contract with the Company governing such Unvested Company Shares as of immediately prior to the Effective Time).

(f) Dissenting Shares.  Dissenting Shares shall not be converted into the right to receive the Cash Amount Per Share, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the Delaware Law; provided, however, that if any such Company Stockholder shall fail to perfect or shall effectively waive, withdraw or lose such stockholder’s rights under Section 262 of the Delaware Law, such stockholder’s shares of Company Common Stock in respect of which such stockholder would otherwise be entitled to receive fair value under Section 262 of the Delaware Law shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Cash Amount Per Share.

2.2  Effects of the Merger.   At and upon the Effective Time:

(a) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company, and the Company shall be the surviving corporation of the Merger pursuant to the terms of this Agreement and the Certificate of Merger;

(b) the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth in the Certificate of Merger, until thereafter amended as provided by Delaware Law;

(c) the Bylaws of the Surviving Corporation shall be amended in their entirety to read as the Bylaws of Merger Sub, until thereafter amended as provided by Delaware Law;

(d) the officers of Merger Sub immediately prior to the Effective Time shall be appointed as the officers of the Surviving Corporation immediately after the Effective Time until their respective successors are duly appointed;

(e) the members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall be appointed as the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time until their respective successors are duly elected or appointed and qualified; and

(f) the Merger shall, from and after the Effective Time, have all of the effects provided by Delaware Law.

2.3  Tax Consequences and Withholding.

(a) The parties intend that the Merger shall be treated as a Taxable purchase of securities of the Company pursuant to the Code. However, Acquiror makes no representations or warranties to the Company or to any Company Securityholder regarding (i) the Tax treatment of the Merger or (ii) any of the Tax consequences to the Company or any Company Securityholder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby. The Company and, by virtue of the Company Stockholders adopting this Agreement, the Company Stockholders, acknowledge that the Company and the Company Stockholders are relying solely on their own Tax advisors in connection with the Merger, this Agreement and the other transactions or agreements contemplated hereby.

(b) Acquiror or Acquiror’s agent shall be entitled to deduct and withhold from the amounts payable pursuant to this Agreement to any Company Securityholder, any amounts required to be deducted and withheld under the Code, or any other provision of Applicable Law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Securityholder in respect of whom such deduction and withholding was made.

2.4  Further Assurances.   At and after the Effective Time, the officers and directors of Acquiror and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 3

Representations and Warranties of the Company

Except as set forth in the disclosure letter of the Company addressed to Acquiror, dated as of the Agreement Date and delivered to Acquiror concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) referencing a representation or warranty herein (it being understood that (i) the Company Disclosure Letter shall be arranged in sections and subsections corresponding to the sections and subsections contained in this Article 3, (ii) the disclosures in any section or subsection of the Company Disclosure Letter shall qualify the applicable representations and warranties in the corresponding section or subsection of this Article 3 and, in addition, the representations and warranties in other sections or subsections in this Article 3 to the extent it is reasonably apparent on the face of such disclosures that such disclosures are applicable to such other sections or subsections, and (iii) such disclosures in the Company Disclosure Letter relating to the representations and warranties in this Article 3 shall also be deemed to be representations and warranties made by the Company under this Article 3), the Company represents and warrants to Acquiror as follows:

3.1  Organization and Good Standing.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, operate and lease its properties and to carry on the Company Business. The Company is duly qualified or licensed to do business, and is in good standing (to the extent that such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; without limiting the foregoing, the Company is so qualified or licensed and in good standing (to the extent that such concept is applicable) in each jurisdiction listed on Schedule 3.1 of the Company Disclosure Letter. The Company has made available to Acquiror’s legal counsel true and complete copies of the Company Charter Documents. The Company is not in violation of the Company Charter Documents.

3.2  Company Subsidiaries.

(a) Organization and Good Standing.  Schedule 3.2(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Subsidiaries. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of its jurisdiction of organization. Each Company Subsidiary has the corporate power and authority to own, operate and lease its properties and to carry on its business. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; without limiting the foregoing, each respective Company Subsidiary is so qualified or licensed and in good standing (to the extent that such concept is applicable) in each jurisdiction listed on Schedule 3.2(a) of the Company Disclosure Letter. The Company has made available to Acquiror’s legal counsel true and complete copies of the currently effective Certificate of Incorporation and Bylaws (or other comparable charter documents) of each Company Subsidiary, each as amended to date. Each Company Subsidiary is not in violation of its Certificate of Incorporation or Bylaws (or other comparable charter documents), each as amended to date.

(b) Ownership.  The Company is the owner of all of the issued and outstanding shares of capital stock of each Company Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Company Subsidiary are owned by the Company free and clear of all Encumbrances (other than Permitted Encumbrances) and are not subject to any preemptive right or right of first refusal created by statute, the Certificate of Incorporation and Bylaws (or other comparable charter documents), as applicable, of such Company Subsidiary or any agreement to which such Company Subsidiary is a party or by which it is bound. There are no stock appreciation rights, options, warrants, calls, rights, legally binding commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of capital stock of a Company Subsidiary or any securities or debt convertible into or exchangeable for capital stock of a Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, legally binding commitment, conversion privilege or preemptive or other right or agreement. Other than the Company Subsidiaries set forth in Schedule 3.2(a) of the Company Disclosure Letter, the Company does not have any Company Subsidiary or any equity or ownership interest (or any interest convertible or exchangeable or exercisable for, any equity or ownership interest), whether direct or indirect, in any Person. As of the Agreement Date, the Company is not contractually obligated to make nor is it bound by any agreement or contractual obligation to make any investment in or capital contribution in or on behalf of any other Person.

3.3  Power, Authorization and Validity.

(a) Power and Authority.  Subject to adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), the Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. As of the Agreement Date, the Company Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the full Company Board, has (i) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair to, advisable and in the best interests of the Company and the Company Stockholders, (ii) approved and adopted this Agreement and the Merger, and (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The Company Stockholder Approval is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt this Agreement and consummate the Merger and the other transactions contemplated hereby under the Company Charter Documents and Applicable Law.

(b) No Governmental Consents.  No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Authority, is necessary or required to be made or obtained by the Company to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under, this Agreement or to consummate the Merger, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) such filings and notifications as may be required to be made by the Company in connection with the Merger under the HSR Act and other applicable Antitrust Laws and the expiration or early termination of applicable waiting periods under the HSR Act and such Antitrust Laws, (iii) the filing with the SEC of the Proxy Statement and such reports and filings under the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such other filings and notifications as may be required to be made by the Company under federal, state or foreign securities laws or the rules and regulations of NASDAQ, and (v) such other consents, approvals, orders, authorizations, releases, waivers, registrations, declarations or filings that if not made or obtained would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Merger or have a Material Adverse Effect on the Company.

(c) Enforceability.  This Agreement has been duly executed and delivered by the Company, and assuming the due execution and delivery of this Agreement by Acquiror and Merger Sub, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

(d) Takeover Laws.  Assuming the truth of the representation and warranty contained in Section 4.5, the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby by the Company Board referred to in Section 3.3(a) constitute all of the approvals that are necessary to render inapplicable to this Agreement, the Merger, and the transactions contemplated hereby the provisions of Section 203 of Delaware Law and represent the only actions necessary to ensure that Section 203 of Delaware Law do not and will not apply to the execution, delivery, or performance of this Agreement or the consummation of the Merger or other transactions contemplated hereby. To the knowledge of the Company, no other state takeover or other similar statute or regulation is applicable to this Agreement or the Merger.

3.4  Capital Structure of the Company.

(a) The authorized capital stock of the Company consists solely of 100,000,000 shares of Company Common Stock, of which 2,000,000 shares are designated as Class B non-voting Common Stock, and 5,000,000 shares of Company Preferred Stock. As of the close of business on January 24, 2007, a total of 29,386,546 shares of Company Common Stock, no shares of Class B non-voting Common Stock and no shares of Company Preferred Stock are issued and outstanding. The Company has reserved (i) an aggregate of 5,798,098 shares of Company Common Stock for issuance pursuant to the Company Option Plans (including shares subject to outstanding Company Options) and (ii) an aggregate of 3,125,213 shares of Company Common Stock for issuance pursuant to the Company ESPP. As of the close of business on January 24, 2007, (i) a total of 2,300,853 shares of Company Common Stock are subject to outstanding Company Options, (ii) a total of 1,459,998 shares of Company Common Stock are subject to outstanding Company Warrants, (iii) a total of 1,490,289 shares of Company Common Stock are reserved for future grant and issuance under the Company Option Plans (excluding shares subject to outstanding Company Options), and (iv) a total of 2,454,329 shares of Company Common Stock are reserved for future grant and issuance under the Company ESPP. Except for Company Options and Company Warrants, there are no stock appreciation rights, options, warrants, calls, rights, legally binding commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any shares of Company Capital Stock or Company Voting Debt or any securities or debt convertible into or exchangeable for Company Capital Stock or Company Voting Debt or obligating the Company to grant, extend or enter into any such option, warrant, call, right, legally binding commitment, conversion privilege or preemptive or other right or Contract. In the period from January 24, 2007 through the Agreement Date, (i) the Company has not issued shares of Company Capital Stock other than pursuant to the exercise of Company Options or Company Warrants that were issued and outstanding on January 24, 2007 and (ii) the Company has not issued any Company Options or Company Warrants.

(b) Schedule 3.4(b) of the Company Disclosure Letter sets forth as of the close of business on January 24, 2007, all holders of Unvested Company Shares, and for each such Company Stockholder, (i) the number of Unvested Company Shares held, (ii) the material terms of the Company’s rights to repurchase such Unvested Company Shares, (iii) the schedule on which such rights lapse and (iv) whether such repurchase rights lapse in full or in part as a result of any of the transactions contemplated by this Agreement or upon any other event or condition. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts. There is no Liability for dividends accrued and unpaid by the Company. As of the Agreement Date, there are no shares of Company Common Stock held in treasury by the Company or any Company Subsidiaries.

(c) Schedule 3.4(c)-1 of the Company Disclosure Letter sets forth as of the close of business on January 24, 2007, for each Company Option, (i) the name of the holder of such Company Option, (ii) the exercise price per share of such Company Option, (iii) each holder of outstanding Company Options that is not an employee of the Company or any Subsidiary (including non-employee directors, former employees, consultants, advisory board members, vendors, service providers or other similar persons), (iv) the number of shares covered by such Company Option, (v) the term of such Company Option, (vi) the vesting schedule for such Company Option and the extent such Company Option is vested as of January 24, 2007, (vii) whether such Company Option is an incentive stock option under Section 422 of the Code, (viii) the terms of any accelerated vesting or exercisability of any Company Options, and (ix) which Company Option Plan (if any) such Company Option was granted under. The terms of the Company Option Plans permit the conversion of Company Options into cash as provided in this Agreement, without the consent or approval of the holders of such Company Options, the Company Stockholders or otherwise and except as set forth in Section 3.4(c) of the Company Disclosure Letter, without acceleration of the exercise schedule or vesting provisions in effect for such Company Options. Schedule 3.4(c)-2 of the Company Disclosure Letter sets forth as of the close of business on January 24, 2007, for each Company Warrant, (i) the name of the holder of such Company Warrant, (ii) the exercise price per share of such Company Warrant, (iii) the number and kind of shares covered by such Company Warrant, (iv) the vesting schedule for such Company Warrant, (v) the extent such Company Warrant is vested as of January 24, 2007, (vi) whether such Company Warrant was issued in connection with the performance of services, and (vii) whether the exercisability of such Company Warrant shall be accelerated in any manner by any of the transactions contemplated by this Agreement or upon any other event or condition and the extent of acceleration, if any. All issued and outstanding Company Options and Company Warrants were issued by the Company in material compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts and were not issued in material violation of and are not subject to any right of rescission, right of first refusal or preemptive right. True and correct copies of the Company Option Plans, the standard agreement under each Company Option Plan, each agreement for each Company Option that does not conform to the standard agreement under such Company Option Plan and each Company Warrant have been made available by the Company to Acquiror’s legal counsel, and such plans and agreements have not been amended, modified or supplemented since being made available, and there are no agreements, understandings or commitments to amend, modify or supplement such plans or agreements in any case from those made available.

(d) Company Debt.  No bonds, debentures, notes or other Debt of the Company or any Company Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company (collectively, “Company Voting Debt”), is issued or outstanding as of the Agreement Date. Schedule 3.4(d) to the Company Disclosure Letter accurately lists all Debt of Company and Company Subsidiaries, including, for each item of Debt, the agreement governing the Debt and the interest rate, maturity date and whether or not such Debt is secured. All Debt may be prepaid at the Closing without penalty under the terms of the agreements governing such Debt.

(e) No Other Rights.  The Company Charter Documents do not provide, and the Company is not a party to or otherwise bound by any Contract providing, registration rights, rights of first refusal, preemptive rights, co-sale rights or other similar rights applicable to any securities of the Company or any Company Subsidiary issued and outstanding as of the Agreement Date. The Company is not a party to any Contract regarding the voting of any outstanding securities of the Company (other than the Voting Agreements).

3.5  No Conflict.   Neither the execution and delivery of this Agreement by the Company, nor the consummation of the Merger or any other transaction contemplated hereby: (a) conflicts with, or (with or without notice or lapse of time, or both) results in a termination, breach, impairment or violation of, or constitutes a default under, or requires a consent, waiver or approval of any Person under, (i) any provision of the Company Charter Documents or other comparable charter documents of any Company Subsidiary, each as currently in effect, (ii) subject to compliance with the requirements described in clauses (i)-(iv) of Section 3.3(b), in any material respect, any Applicable Law applicable to the Company, any Company Subsidiary or any of their respective assets or properties, (iii) any Company Material Contract (as defined in Section 3.12) to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective assets or properties are bound, or (iv) any privacy policy of the Company or any Company Subsidiary (except in the cases of clause (iii) or (iv), where such conflicts, terminations, breaches, impairments, violations or defaults, or failures to obtain such consents, waivers or approvals, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole); or (b) will result in the creation of any material Encumbrance on any of the material properties or assets of the Company and the Company Subsidiaries, taken as a whole.

3.6  SEC Filings.

(a) SEC Reports.  The Company has filed with the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents (including exhibits and all other items incorporated by reference) required to be filed or furnished by the Company since January 1, 2005 (all such required registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents, including those that the Company may file subsequent to the Agreement Date, are referred to herein as the “Company SEC Documents”), and, to the Company’s knowledge, all such Company SEC Documents in the form filed with the SEC are available on the SEC’s EDGAR website. As of their respective dates, the Company SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the Agreement Date by a subsequently filed Company SEC Document. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (the “Company Financial Statements”), including each Company SEC Document filed after the Agreement Date until the Closing, (i) was prepared in accordance with GAAP (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or Form 8-K) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (ii) fairly presented, in all material respects, the consolidated financial position of Company and the

Company Subsidiaries as at the respective dates thereof and the consolidated results of Company’s and the Company Subsidiaries’ operations and cash flows for the periods indicated (except that the unaudited interim financial statements were subject to normal and recurring year-end and quarter-end adjustments which were not material). Except as reflected in the Company Balance Sheet (or described in the notes thereto), neither the Company nor any of the Company Subsidiaries has any Liabilities of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries, or described in the notes thereto, and that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except (i) Liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice which are not material in nature or amount and do not result from any breach of Contract, tort or violation of any Applicable Law, (ii) Liabilities under the Company Material Contracts (as defined in Section 3.12 below) set forth on Schedule 3.6(b) of the Company Disclosure Letter or under any Contracts entered into to by the Company or any of the Company Subsidiaries subsequent to the Agreement Date not in violation of Section 5.2(a) below, (iii) Liabilities reserved against in the Company Balance Sheet (but only to the extent of such reserves), and (iv) Liabilities for Transaction Expenses. The books and records of the Company and each Subsidiary have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and the Company Financial Statements are consistent with such books and records.

(c) Sarbanes Act.  The Company is in compliance in all material respects with the applicable provisions of the Sarbanes Act and the related rules and regulations promulgated under such act or the Exchange Act, in each case, as currently in effect. Since January 1, 2005, no party has submitted any complaint to the Audit Committee of the Company Board pursuant to the procedures established in accordance with Section 10A(m)(4) of the Exchange Act. To the Company’s knowledge, there are no material violations of the Company’s code of conduct, adopted pursuant to NASDAQ Rule 4350(n). As of the date hereof, no attorney representing the Company or any of its Subsidiaries has reported any material violation to the Company’s chief legal officer, chief executive officer, or any committee of the Company Board, including any qualified legal compliance committee, as contemplated by the rules set forth in 17 CFR Part 205.

(d) Controls.  The Company has established and maintains a system of internal accounting controls that complies with Section 13(b)(2)(B) of the Exchange Act. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which could adversely affect the Company’s ability to record, process, summarize and report financial data. To the Company’s knowledge, there is no fraud, whether or not material, that involves management or other current or former employees of the Company or any of the Company Subsidiaries who have a role in the Company’s internal controls over financial reporting. The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15 promulgated under the Exchange Act), and such disclosure controls and procedures are effective for the purpose for which they were established. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes Act and the rules and regulations promulgated thereunder with respect to the Company SEC Reports. The Company has established and maintains “internal control over financial reporting” (as defined in Rule 13a-15 promulgated under the Exchange Act) and such internal control over financial reporting are effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements in accordance with GAAP.

(e) Amendments.  The Company has heretofore made available to Acquiror a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act. No “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) filed as an exhibit to the Company SEC Documents has been amended or modified, except for amendments or modifications so furnished or which have been filed as an exhibit to a subsequently dated Company SEC Document. The Company has heretofore made available to Acquiror a complete and correct copy of any comment letters or similar correspondence received by the Company from the

SEC for the Company’s three prior fiscal years and current fiscal year. The SEC has not provided comments to the Company in connection with any Company SEC Documents that to the Company’s knowledge remain unresolved and are material. No investigation by the SEC with respect to the Company or any of the Company Subsidiaries is pending or, to the knowledge of the Company, threatened.

(f) Proxy Statement.  The information supplied by the Company for inclusion in the Proxy Statement shall not at the time the Proxy Statement is filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is mailed to Company Stockholders, or at the time of the meeting of Company Stockholders to consider the Company Stockholder Approval (the “Company Stockholders’ Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquiror or Merger Sub that is contained in the Proxy Statement.

3.7  Litigation.  (a) There is no action, suit, arbitration, mediation, proceeding, investigation or filed claim pending against the Company or any Company Subsidiary or any of their respective assets or properties (or to the knowledge of the Company, against any executive officer, director or senior employee of the Company or any Company Subsidiary in their capacity as such) before any Governmental Authority, arbitrator or mediator, nor, to the knowledge of the Company, has any such action, suit, arbitration, mediation, proceeding, investigation or filed claim been threatened, and (b) there is no judgment, decree, injunction, rule or order of any Governmental Authority, arbitrator or mediator outstanding against the Company or any Company Subsidiary (or, to the knowledge of the Company, against any executive officer, director or senior employee of the Company or any Company Subsidiary in their capacity as such), except in the case of clause (a) or (b), where such pending or threatened actions, suits, arbitrations, mediations, proceedings, claims or investigations, or any such judgments, decrees, injunctions, rules or orders, individually or in the aggregate, are not, and would not reasonably be expected to be, material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary has any material action, suit, arbitration, mediation, proceeding, investigation or filed claim pending against any Governmental Authority or other Person. There has not been since January 1, 2005, nor are there currently pending, any material internal investigations or material inquiries being conducted by the executive management of the Company or the Company Board (or any committee thereof), or any third party at the request of any of the foregoing, concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

3.8  Compliance with Laws.

(a) Applicable Laws.  Neither the Company nor any Company Subsidiary is in violation of or default under, or has been in violation of or default under, any Applicable Law in any material respect (which such violation or default has not been fully remedied). Neither the Company nor any of the Company Subsidiaries has received any written notice or other written communication from any Governmental Authority asserting that the Company or any of its Subsidiaries has failed to comply, or is not in compliance, in any material respect, with Applicable Law (which such failure to comply or non-compliance has not been fully remedied) and to the Company’s knowledge, no investigation or review of the Company or any of the Company Subsidiaries with respect to the foregoing by any Governmental Authority is pending or threatened.

(b) Governmental Permits.  The Company and each Company Subsidiary holds all material permits, licenses and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary and/or legally required to be held by it to conduct the Company Business without any violation of Applicable Law (“Governmental Permits”), the Company and each Company Subsidiary has materially complied, and is now in material compliance, with all Governmental Permits, and all such Governmental

Permits are valid and in full force and effect. Neither the Company nor any Company Subsidiary has received any written notice or other written communication from any Governmental Authority regarding (i) any actual or possible material violation of any Governmental Permit or any failure to comply with any material term or requirement of any Governmental Permit (which such violation or failure to comply has not been fully remedied) or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any Governmental Permit.

(c) Unlawful Payments.  Neither the Company nor any Company Subsidiary nor the Company’s knowledge, any director, officer, agent or employee of the Company or any Company Subsidiary, has, for or on behalf of the Company or any Company Subsidiary, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(d) Export Control Laws.  The Company and each Company Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing: (i) the Company and each Company Subsidiary has obtained all export licenses and other approvals required for exports by the Company or such Company Subsidiary of products, software and technologies from the United States; (ii) the Company and each Company Subsidiary is in material compliance with the terms of all export licenses or other approvals applicable to the Company or such Company Subsidiary; (iii) there are no pending or, to the knowledge of the Company, threatened claims against the Company or any Company Subsidiary with respect to such export licenses or other approvals; (iv) there are no actions, conditions or circumstances pertaining to the Company’s or any Subsidiary’s exports of products or technology that would reasonably be expected to give rise to any future claims; and (v) no consents or approvals for the transfer of export licenses to Acquiror are required, except for such consents and approvals that can be obtained expeditiously without material cost.

(e) NASDAQ.  The Company is in material compliance with the applicable criteria for continued listing of the Company Common Stock on NASDAQ, including all applicable corporate governance rules and regulations.

3.9  Taxes.

(a) The Company and each Company Subsidiary (and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any Company Subsidiary is or has been a member), have properly completed and timely filed all material Tax Returns required to be filed by them and have timely paid all material Taxes due and owing (whether or not shown on any Tax Return). All such Tax Returns are complete and accurate and were prepared in compliance with all Applicable Law in all material respects. The Company has made available to Acquiror correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Company Subsidiaries.

(b) The Company and each Company Subsidiary has established an adequate accrual or reserve in accordance with GAAP for the payment of all income Taxes and all other material Taxes payable in respect of the periods or portions thereof prior to the Balance Sheet Date (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Company Balance Sheet), and has no Liability for income Taxes or other material Taxes for periods or portions of periods prior to the Balance Sheet Date in excess of the accruals or reserves so established. Neither the Company nor any Company Subsidiary has any Liability for unpaid Taxes accruing after the Balance Sheet Date except for Taxes arising in the ordinary course of business consistent with past practice subsequent to the Balance Sheet Date. The Company’s Tax personnel have not made a determination and do not have any current plan, intention, or expectation to change the Company’s Tax reserve as a result of the Company’s adoption of FASB Interpretation No. 48.

(c) No deficiencies for any Tax have been threatened, claimed or proposed in writing or assessed against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any written notification from any Tax Authority regarding any issues that (a) are currently pending before such Tax Authority regarding the Company or any Company Subsidiary, or (b) have been raised by such Tax Authority and not yet finally resolved. No Tax Return of the Company or any Company Subsidiary is under audit by any Tax Authority. All past audits (if any) have been completed and fully resolved to the satisfaction of the applicable Tax Authority conducting such audit and all Taxes determined by such audit to be due from the Company or any Company Subsidiary have been paid in full to the applicable Tax Authority. No Tax liens are currently in effect against any of the assets of the Company or any Company Subsidiary other than liens that arise by operation of Applicable Law for Taxes not yet due and payable. There is not in effect any waiver by the Company or any Company Subsidiary of any statute of limitations with respect to any Taxes. Neither the Company nor any Company Subsidiary has consented to extend to a date later than the Agreement Date the period in which any Tax may be assessed or collected by any Tax Authority.

(d) The Company and each Company Subsidiary have complied (and until the Closing Date will comply) with all Applicable Law relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Tax Authority (or are properly holding for such timely payment) all amounts required to be so withheld and paid over under all Applicable Law (including Federal Insurance Contribution Act, Medicare Federal Unemployment Tax Act, federal and state income Taxes and relevant state income and employment Tax withholding laws), and has timely filed all withholding Tax Returns, for all periods through and including the Closing Date.

(e) Neither the Company nor any Company Subsidiary has filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

(f) Neither the Company nor any Company Subsidiary has consummated, has participated in, or is currently participating in any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. Neither the Company nor any Company Subsidiary has participated in, nor are any of them currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.

(g) Neither the Company nor any Company Subsidiary has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation.

(h) Neither the Company nor any Company Subsidiary has any Liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(i) The Company for itself and for each Company Subsidiary has disclosed in Schedule 3.9(i) of the Company Disclosure Letter the amount of any deferred gain or loss arising out of any intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations.

(j) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or accrued on or prior to the Closing Date.

(k) Neither the Company nor any Company Subsidiary has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(l) No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Company Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Taxation by that jurisdiction. Neither the Company nor any of its Company Subsidiaries has a permanent establishment in any country outside of its country of incorporation.

(m) None of the Tax attributes (including net operating loss carry forwards and general business Tax credits) of either the Company or any Company Subsidiary is limited by Sections 269, 382, 383, 384 or 1502 of the Code (or any comparable provisions of foreign, state, local or municipal law).

(n) Each of the Company and each Company Subsidiary has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax Authorities.

(o) Schedule 3.9(o) of the Company Disclosure Letter sets forth a complete and accurate list of all material agreements, rulings, settlements or other Tax documents relating to Tax incentives between Company or any Subsidiary and any Governmental Authority. The Company and its Company Subsidiaries are in compliance with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized by the transaction contemplated in this Agreement.

(p) The Company has made available to Acquiror all contemporaneous documentation prepared for Section 6662 of the Code (or similar provision under foreign law) supporting the transfer pricing with any of the foreign Company Subsidiaries for the three most recent taxable years for which the Company has filed income Tax Returns.

(q) Neither the Company nor any Company Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company or any Company Subsidiary have any Liability or potential Liability to another party under any such agreement.

(r) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (a) in the two years prior to the Agreement Date or (b) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(s) The Company has made available to Acquiror true, correct and complete copies of all election statements under Section 83(b) of the Code, together with evidence of timely filing of such election statement with the appropriate Internal Revenue Service Center, that are in the Company’s (or any Company Subsidiary’s) possession or subject to the Company’s (or any Company Subsidiary’s) control with respect to any Unvested Company Shares or other property issued by the Company to any of its (or any Company Subsidiary’s) employees, non-employee directors, consultants or other service providers.

(t) To the Company’s knowledge, each of the Company’s and its Subsidiaries’ “nonqualified deferred compensation plans” within the meaning of Code Section 409A (and associated United States Treasury Department guidance) comply with or are exempt from Code Section 409A (and associated United States Treasury Department guidance); specifically each such “nonqualified deferred compensation plan” that is subject to Code Section 409A has been administered in good faith and operated in compliance with Code Section 409A (and associated Treasury Department guidance), and no such “nonqualified deferred compensation plan” that is not subject to Code Section 409A has been materially modified within the meaning of Code Section 409A (and associated Treasury Department guidance). No event has occurred that would be treated by Section 409(A)(b) as a transfer of property for purposes of Section 83 of the Code. Each Company Option has been issued at not less than 100% of fair market value on the date of grant. Schedule 3.9 of the Company Disclosure Letter lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which the Company or any Subsidiary is a party.

(u) There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any Company Subsidiary or ERISA Affiliate to which the Company and/or any Company Subsidiary is a party or by which the Company and/or any Company Subsidiary is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

3.10  Title to Properties.

(a) The Company and each Company Subsidiary has good and valid title to all of their respective assets and personal properties (including those shown on the Company Balance Sheet, except assets and personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Encumbrances, except (a) Permitted Encumbrances and (b) mortgages deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company included in the Company SEC Documents. All properties used in the operations of the Company Business are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected.

(b) Neither the Company nor any Company Subsidiary owns any real property. Schedule 3.10(b) to the Company Disclosure Letter is a complete and correct list of all material real property and interests in real property leased by the Company or any Company Subsidiary, excluding in all cases premises involving payments of less than $250,000 per annum (each such property or interest, a “Leased Real Property”). With respect to Leased Real Property, (i) the Company or the Company Subsidiary, as applicable, has a valid leasehold interest in such Leased Real Property which affords the Company or such Company Subsidiary peaceful and undisturbed leasehold possession of the Leased Real Property that is the subject of the lease, free and clear of all Encumbrances other than Permitted Encumbrances, and (ii) neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof. The Company has made available to Acquiror true, correct and complete copies of all leases, subleases and other Contracts under which the Company and/or any Company Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any Leased Real Property, including all modifications, amendments and supplements thereto. The Company and the Company Subsidiaries have adequate rights of ingress and egress into any real property used in the operation of their respective businesses.

(c) The tangible personal property and equipment of each of the Company and each Company Subsidiary that are used in the operations of their respective businesses are (i) reasonably suitable for the uses to which they are currently employed, (ii) in working operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, (v) to the knowledge of the Company, free from any material defects, and (vi) to the extent leased, subject to a fully effective lease that affords the Company or such Company Subsidiary peaceful and undisturbed leasehold possession of the personal property that is the subject of the lease.

(d) To the knowledge of the Company, the Company and the Company Subsidiaries are not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement applicable to the operation of the Leased Real Properties, except for such violations that are not material to the Company or any of the Company Subsidiaries, nor has the Company or any of the Company Subsidiaries received any notice of violation of any such ordinance, regulation or requirement with which it has not complied.

(e) For the avoidance of doubt, the representations and warranties set forth in this Section 3.10 do not apply to Intellectual Property, which matters are specifically addressed in Section 3.14.

3.11  Absence of Certain Changes.   Since the Balance Sheet Date to and including the Agreement Date, the Company and the Company Subsidiaries, taken as a whole, have operated their business in the ordinary course consistent with its past practices, and since such date there has not been any:

(a) Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change, in each case, with respect to the Company;

(b) amendment or change in the Certificate of Incorporation or Bylaws (or other comparable charter documents) of the Company or any Company Subsidiary (except as required by Applicable Law (as determined in good faith by the Company following consultation with its outside legal counsel) and except for immaterial amendments or changes to the charter documents of Company Subsidiaries);

(c) incurrence, creation or assumption by the Company or any Company Subsidiary of (i) any Encumbrance on any of its assets or properties (other than Permitted Encumbrances) or (ii) any Debt (other than permitted borrowing under a Contract set forth on Schedule 3.12(g) of the Company Disclosure Letter);

(d) except as set forth in Section 3.11(h) of the Company Disclosure Letter, acceleration or release of any vesting condition to the right to exercise any Company Option, Company Warrant or other right to purchase or otherwise acquire any shares of Company Capital Stock, or any acceleration or release of any right to repurchase shares of Company Capital Stock upon the stockholder’s termination of employment or services with it or pursuant to any right of first refusal;

(e) purchase, sale, pledge, disposition of, transfer, lease, license, or Encumbrance, or authorization of the purchase, sale, pledge, disposition, transfer, lease, license, or Encumbrance (other than a Permitted Encumbrance or pursuant to transactions by or among the Company and the Company Subsidiaries) of, any property or assets material to the Company or any of the Company Subsidiaries taken as a whole, other than the sale or non-exclusive license of its products or services to its customers (including OEMs, distributors and resellers) in the ordinary course of business consistent with past practice;

(f) damage, destruction or loss of any property or asset material to the Company and the Company Subsidiaries taken as a whole (normal wear and tear excluded), whether or not covered by insurance (except where insurance proceeds fully covering such damage, destruction or loss have been received);

(g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the Company Capital Stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of the Company Capital Stock or any change in any rights, preferences, privileges or restrictions of any of the Company’s outstanding securities (other than repurchases of stock in accordance with the Company Option Plans or applicable Contracts in connection with the termination of service of employees or other service providers);

(h) (i) increase in the base salary, incentive compensation (including stock awards, stock option grants or stock appreciation rights), severance or retention benefits or perquisites payable or to become payable to directors or executive officers of the Company (other than increases pursuant to the terms of an existing Contract set forth on Schedule 3.12(a) of the Company Disclosure Letter or increases not in excess of 10% of base salary granted pursuant to performance reviews held in the ordinary course of business consistent with past practice), and neither the Company nor any Company Subsidiary has entered into any Contract to grant or provide (nor has granted or provided) any severance, acceleration of vesting or other similar benefits to any of such persons (other than pursuant to the terms of an existing Contract set forth on Schedule 3.12(a) of the Company Disclosure Letter), (ii) increase in the compensation or benefits payable to its other employees (other than increases pursuant to the terms of an existing Contract or increases not in excess of 10% of base salary granted pursuant to performance reviews held in the ordinary course of business consistent with past practice), (iii) amendment or entry into of any employment or consulting Contract with any officer or director (except in the ordinary course of business pursuant to a standard offer letter with no severance, retention or acceleration provisions), (iv) adoption of any plan or arrangement to provide compensation or benefits to any employees, directors or consultants, or amendment of any Company Benefit Arrangements (except in each case as was required under ERISA, or the Code, or Applicable Law), or (v) material amendment to any deferred compensation plan within the meaning of Section 409A of the Code and Internal Revenue Service Notice 2005-1 or Company Options, except to the extent as was necessary to meet the good faith compliance requirements of such Section or Notice;

(i) change in the identity of the Chief Executive Officer or any Vice President (who is an executive officer) of the Company, any termination of employment of a material number of employees of the Company and the Company Subsidiaries, or any organized labor dispute or claim of unfair labor practices involving the Company or the Company Subsidiaries;

(j) making by the Company or any Company Subsidiary of any loan, advance or capital contribution to, or any investment in, any of its executive officers, directors or 10% stockholders or any firm or business enterprise in which the Company had knowledge that any such Person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with the Company’s past practices);

(k) entering into, amendment of, relinquishment, termination or nonrenewal by it of any Company Material Contract other than in the ordinary course of its business consistent with the Company’s past practices;

(l) change in the manner in which it extends discounts, credits or warranties to customers other than changes in the ordinary course of business consistent with past practices, which changes were immaterial to the Company Business, taken as a whole;

(m) entering into by it of any transaction or Contract that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on its part that involves in excess of $1,000,000 or that is not entered into in the ordinary course of its business consistent with its past practices;

(n) making or entering into any Contract with respect to any acquisition, sale or transfer of any material asset of the Company and the Company Subsidiaries, taken as a whole (other than such Contracts by or among the Company and the Company Subsidiaries);

(o) any material change in accounting policies or procedures, except as required by GAAP or IAS (including any change in depreciation or amortization policies or rates or revenue recognition policies), or any revaluation of any of its material assets;

(p) any deferral of the payment of any accounts payable other than in the ordinary course of business, consistent with past practices, or in an amount in excess of $250,000;

(q) commencement or settlement (or agreement to settle) of any litigation, action, suit, proceeding, claim, arbitration or mediation (except where the amount in controversy did not exceed $500,000 and did not involve injunctive or other equitable relief);

(r) entry into any Contract that would be required to be disclosed as an off-balance sheet arrangement under GAAP; or

(s) announcement of, or any entry into any Contract to do, any of the things described in the preceding clauses (a) through (r) (other than negotiations and agreements with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

3.12  Contracts, Agreements, Arrangements, Commitments and Undertakings.   Schedules 3.12(a)-(s) of the Company Disclosure Letter set forth a list of each of the following Contracts to which the Company or any Company Subsidiary is a party or to which the Company or any Company Subsidiary or any of their respective assets or properties is bound (each a “Company Material Contract”):

(a) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(b) any Contract (other than real and personal property leases which are covered by subsection (p) below) that requires by its terms payments (whether fixed, contingent or otherwise) by it in an aggregate annual amount of $750,000 or more;

(c) any dealer, distributor, OEM (original equipment manufacturer), VAR (value added reseller), sales representative or similar Contract (other than any Form Agreement or Freely Terminable Agreement) under which any third party is authorized to sell, sublicense, lease, distribute or market any of its products, services or technology;

(d) any Contract providing for the development of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) it, or providing for the purchase by or license to (or for the benefit or use of) it of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property, which software, content, technology or intellectual property is in any manner incorporated (or is contemplated by it to be incorporated) into any product of it (other than software generally available to the public at a per copy license fee of less than $10,000);

(e) any joint venture or partnership Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with any other party or a payment of royalties to any other party in amounts in excess of $1,000,000 per annum (other than Contracts which are covered under subsection (c) above and Freely Terminable Agreements);

(f) (i) any Contract for or relating to the employment by it of any director, officer, employee or consultant or any other type of Contract with any of its officers, employees or consultants that is not terminable by it on 30 days or less notice without cost or other Liability, (ii) any Contract requiring it to make a cash payment to any director, officer, employee or consultant on account of the Merger, or (iii) any Contract with any director, officer, employee or consultant that is entered into in connection with this Agreement;

(g) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or a leasing transaction of a type required to be capitalized in accordance with GAAP, in each case involving an aggregate principal amount of underlying Debt, currency exchange, exposure under commodities or hedging arrangements or capitalized lease, as applicable, in excess of $1,000,000;

(h) any Contract that restricts it from (i) engaging in any material aspect of its business, (ii) participating or competing in any line of business or market, (iii) freely setting prices for its products, services or technologies (including most favored customer pricing provisions), (iv) engaging in any business in any market or geographic area or that grants any exclusive rights, rights of refusal, rights of first negotiation or similar rights to any party, or (v) soliciting current or potential suppliers or customers (except in the case of clauses (iii) and (iv) for such provisions contained in customer agreements involving non-Significant Customers that, individually or in the aggregate, are not material to the Company Business);

(i) any Contract still in effect relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company Capital Stock or any Company Options, Company Warrants or other rights to purchase or otherwise acquire any such shares of Company Capital Stock, Company Options or Company Warrants, except for those Contracts conforming in all material respects to the standard agreements under such Company Option Plan;

(j) any Contract with any labor union or any collective bargaining agreement or similar Contract with its employees;

(k) any Contract of guarantee, assumption or endorsement of, or any similar commitment with respect to, the Debt or performance obligations of any other Person;

(l) any Contract providing for indemnification of any director or officer of the Company or any Company Subsidiary;

(m) any Contract (i) to the Company’s knowledge, in which its officers, directors or 10% stockholders is directly or indirectly interested (whether as a party or otherwise) (other than offer letters, stock option and restricted stock purchase agreements, non-disclosure agreements or invention assignment agreements entered into in the ordinary course of business that are on the Company’s standard forms (as made available to Acquiror’s counsel) without material modifications) or (ii) with any Person with whom it does not deal at arm’s length;

(n) any Contract pursuant to which it has acquired a business or entity, or all or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, which Contract is still in effect and has ongoing obligations on the part of the parties thereto, or any Contract pursuant to which it has any material ownership interest in any other Person (other than the Company Subsidiaries);

(o) any Contract with a Governmental Authority (other than customer agreements involving payments of less than $100,000 per annum) or any material Governmental Permit;

(p) any Contract pursuant to which it has purchased any real property, or any Contract pursuant to which it is a lessor or lessee of any real property or personal property involving payments in excess of $250,000 per annum;

(q) any Contract with any investment banker, broker, advisor or similar party, or any accountant, legal counsel or other Person retained by it in connection with this Agreement and the transactions contemplated hereby;

(r) any settlement or litigation “standstill” agreement, or any tolling agreement, in each case, which is still in effect and has ongoing obligations on the party or the parties thereto (other than settlement agreements entered into in the ordinary course of business with employees upon the termination of their employment where all material obligations of the Company have been fully performed by the Company (it being understood that anti-disparagement and confidentiality provisions and mutual releases shall not be considered material obligations of the Company for this purpose)); or

(s) any Contract under which the Company’s entering into this Agreement or the consummation of the Merger (i) requires the procurement of any consent, waiver or novation from a third party or (ii) grants a third party termination rights or other material rights.

A true and complete copy of each agreement or document required by these subsections (a)-(s) of this Section 3.12 to be listed on Schedule 3.12 of the Company Disclosure Letter has been made available to Acquiror’s legal counsel. All Company Material Contracts are in written form.

3.13  No Default; No Restrictions.

(a) The Company or the applicable Company Subsidiary has performed all of the material obligations required to be performed by it under each Company Material Contract. Each of the Company Material Contracts is in full force and effect. There exists no default or event of default or event, occurrence, condition or act, on the part of or attributable to the Company or any Company Subsidiary or to the knowledge of the Company, on the part of or attributable to any other contracting party, which, with or without the giving of notice or the lapse of time, would reasonably be expected to (i) become a material default or event of default under any Company Material Contract or (ii) give any third party (A) the right to declare a material default or exercise any material remedy under any Company Material Contract, (B) the right to a material rebate or reimbursement under any Company Material Contract, (C) the right to accelerate the maturity or performance of any material obligation of the Company or any of the Company Subsidiaries under any Company Material Contract, or (D) the right to cancel, terminate or adversely modify any Company Material Contract. To the knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notice regarding any material violation or breach of or default under, or intention to cancel or materially adversely modify, any Company Material Contract where the subject matter of such notice remains pending and unresolved.

(b) Except as listed in Schedule 3.12(h) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to, and to the Company’s knowledge, no asset or property of the Company or any Subsidiary is bound or affected by, any judgment, injunction, order, decree, Contract (noncompete or otherwise) that restricts or prohibits, or purports to restrict or prohibit, the Company or any Company Subsidiary or, following the Effective Time, the Surviving Corporation or Acquiror, from (i) engaging in any material aspect of the Company Business, (ii) participating or competing in any line of business or market, (iii) freely setting prices for the products, services or technologies of the Company and Company Subsidiaries (including most favored customer pricing provisions), (iv) engaging in any business in any market or geographic area or that grants any exclusive rights, rights of refusal, rights of first negotiation or similar rights to any party, or (v) soliciting current or potential suppliers or customers (except in the case of clauses (iii) and (iv) for such provisions contained in customer agreements involving non-Significant Customers that, individually or in the aggregate, are not material to the Company Business).

3.14  Intellectual Property.

(a) To the Company’s knowledge, the Company and each Company Subsidiary (i) owns or (ii) has the valid right or license to use, and, to the extent that it does any of the following, to develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, and/or dispose of all Intellectual Property used in the conduct of the Company Business (such Intellectual Property being hereinafter collectively referred to as the “Company IP Rights”) and such Company IP Rights are sufficient for such conduct of the Company Business. As used in this Agreement, “Company-Owned IP Rights” means Company IP Rights that are or are purportedly owned or exclusively licensed to the Company or any Subsidiary; and “Company-Licensed IP Rights” means Company IP Rights that are not Company-Owned IP Rights.

(b) Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement shall, in accordance with their terms: (i) constitute a material breach of or default under any instrument, license or other Contract governing any Company IP Right (collectively, the “Company IP Rights Agreements”) (except where such breaches, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole); (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company IP Right (except where such forfeitures or terminations, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole); or (iii) materially impair the right of the Company or the Surviving Corporation or any Company Subsidiary to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, and/or dispose of any Company IP Right or portion thereof (except where such impairments, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole). There are no royalties, honoraria, fees or other payments (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the use, license-in, manufacture, sale, offering for sale, copying, distribution, or disposition of any Company IP Rights that are incorporated into, integrated or bundled with any of the Company Products or Services by the Company or any Company Subsidiary that shall become payable by the Company or any Company Subsidiary as a result of the consummation of the transactions contemplated by this Agreement. After the Closing, all Company-Owned IP Rights will be fully transferable, alienable or licensable by the Surviving Corporation and Acquiror without restriction and without payment of any kind to any third party.

(c) Schedule 3.14(c) of the Company Disclosure Letter sets forth a list (by name and version number) of each of the products and services currently produced, manufactured, marketed, licensed, sold, or distributed by the Company and the Company Subsidiaries and each product and service currently under development by the Company or any Company Subsidiary that the Company intends to make generally commercially available within six months after the Agreement Date (each a “Company Product or Service”). To the Company’s knowledge, neither the operation of the Company Business nor the use, development, manufacture, marketing, licensing, sale, offering for sale, distribution, or intended use of any Company Product or Service (i) violates (or will violate) any license or other Contract between the Company or such Company Subsidiary and any third party, or (ii) infringes or misappropriates (or will infringe or misappropriate) any Intellectual Property right of any other party. There is no pending or threatened, claim or litigation contesting the validity, ownership or right of the Company or any Company Subsidiary to exercise any Company IP Right, nor is there any legitimate basis for any such claim. Neither the Company nor any Company Subsidiary has received any written notice from a third party (or any other notice from a third party of which the Company’s internal legal department personnel have actual knowledge) asserting that the operation of the Company Business or the development, manufacture, marketing, licensing, sale offering for sale, distribution or intended use of the Company Products or Services conflicts with or infringes (or will conflict with or infringe) the rights of any other party, nor is there any legitimate basis for any such assertion. Neither the Company nor any Company Subsidiary has received any written notice from any third party offering a license under any such third party patents. None of the Company-Owned IP Rights, the Company Products or Services, the Company or any of the Company Subsidiaries is subject to any proceeding or outstanding order, contract or stipulation (i) restricting in any manner the use, distribution, transfer, or licensing by the Company or any Company Subsidiaries of any Company-Owned IP Rights or any Company Product or Service (other than any pricing restrictions), or which may affect the validity, use or enforceability of any such Company-Owned IP Rights or

Company Product or Service, or (ii) restricting the conduct of the Company Business in order to accommodate Intellectual Property rights of a third party.

(d) To the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary: (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Company Subsidiary or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Company Subsidiary that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. To the Company’s knowledge, neither the employment of any employee of the Company or any Company Subsidiary, nor the use by the Company or any Company Subsidiary of the services of any consultant or independent contractor subjects the Company or such Company Subsidiary to any Liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or such Company Subsidiary, whether such Liability is based on contractual or other legal obligations to such third party.

(e) The Company and each Company Subsidiary has taken all commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all confidential or non-public information included in the Company IP Rights and to preserve and maintain all the Company’s and the Company Subsidiaries’ interests, proprietary rights and trade secrets in the Company IP Rights. All current and former officers, employees, consultants and independent contractors of the Company and any Company Subsidiary having access to material proprietary information of the Company or such Company Subsidiary, its customers or business partners and inventions owned by the Company or such Company Subsidiary have executed and delivered to the Company or such Company Subsidiary an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company or such Company Subsidiary (in the case of proprietary information of the Company’s or such Company Subsidiary’s customers and business partners, to the extent required by such customers and business partners). The Company has secured valid written assignments from all of the Company’s and the Company Subsidiaries’ current and former consultants, independent contractors and employees who were involved in, or who contributed to, the creation or development of any material Company-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that the Company does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of the Company or any Company Subsidiary has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP Rights. Schedule 3.14(e) of the Company Disclosure Letter sets forth a list and description of all technology, software or Intellectual Property owned by a third party (other than software generally available to the public at a per copy license fee of less than $10,000) that is incorporated into, integrated or bundled with any of the Company Products or Services (including any patent licensed by a third party to Company or any Company Subsidiary pursuant to a license agreement which requires payment (solely for rights under such patent) based upon the sale or distribution of any of the Company Products or Services) (“Third Party Product Technology”) and identifies each Contract pursuant to which the Company licenses the Third Party Product Technology.

(f) Schedule 3.14(f) of the Company Disclosure Letter contains a true and complete list of (i) all registrations made throughout the world by or on behalf of the Company or any Company Subsidiary of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any Governmental Authority or quasi-governmental authority, including Internet domain name registries, (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to Applicable Law by the Company or any Company Subsidiary to secure, perfect or protect its interest in the Company IP Rights, including all patent applications (excluding unpublished patent applications), copyright applications, mask work applications and applications for registration of trademarks and service marks, including intent-to-use applications, and where applicable the jurisdiction in which each of the items of the Company IP Rights has been applied for, filed, issued or registered, and (iii) all inter parties proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office) or equivalent authority anywhere else in the world) related to any of the Company IP Rights (collectively, the “Company Registered Intellectual Property”). All registered patents, trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses, copyrights and mask work rights held by the Company or any Company Subsidiary are valid, enforceable and subsisting, and the Company or such Company Subsidiary is the record owner thereof. Schedule 3.14(f) of the Company Disclosure Letter sets forth a list of all actions that are required to be taken by the Company or its Subsidiaries within 120 days of the Agreement Date with respect to any of the Company Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such Company Registered Intellectual Property. The Company and the Company Subsidiaries are the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the Company Business, including the sale, licensing, distribution or provision of any Company Products or Services by the Company or any of the Company Subsidiaries. The Company owns exclusively, and has good title to, all copyrighted works which the Company or any of the Company Subsidiaries owns or purports to own.

(g) The Company and the Company Subsidiaries own all right, title and interest in and to all Company-Owned IP Rights free and clear of all liens, pledges and security interests (other than Permitted Encumbrances).

(h) No license or other Contract to which the Company is a party and pursuant to which any person is authorized to use any Company-Owned IP Rights grants any third party exclusive rights to or under any Company-Owned IP Rights or grants any third party the right to sublicense any of such Company-Owned IP Rights (provided that the right to resell a software product, without the right to reproduce such product, shall not be considered a sublicense right). Neither the Company nor any of the Company Subsidiaries has transferred ownership of any material Intellectual Property that is or was owned by the Company or any of the Company Subsidiaries to any third party.

(i) Neither the Company nor any Company Subsidiary nor any other party acting on its behalf has disclosed or made available to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, result in the disclosure or delivery by the Company or any Company Subsidiary or any other party acting on its behalf to any party of any Company Source Code. Schedule 3.14(i) of the Company Disclosure Letter identifies each Contract pursuant to which the Company or any Company Subsidiary has deposited, or is or may be required to deposit, with an escrow agent or other party, any Company Source Code and further describes whether the execution of this Agreement or the consummation of the Merger, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code. As used in this Section 3.14(i), “Company Source Code” means, collectively, any human readable software source code, or any material portion or aspect of the software source code that constitutes a Company Product currently marketed by the Company or any Company Subsidiary.

(j) To the Company’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights by any third party, including any employee or former employee of the Company or any Company Subsidiary.

(k) All Company Products or Services provided by or through the Company or any Company Subsidiary to customers on or prior to the Closing Date conform in all material respects (to the extent required in Contracts with such customers) to applicable contractual commitments, express warranties and representations provided to customers in such Contracts, and neither Company nor any Company Subsidiary has any material Liability (and, to the knowledge of the Company or any Company Subsidiary, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Company Subsidiary giving rise to any material Liability relating to the foregoing Contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Balance Sheet. The Company has a policy and procedure for tracking material bugs, errors and defects of which it becomes aware in any Company Products or Services, and maintains a database covering the foregoing. For all software used by the Company and the Company Subsidiaries in providing Company Products or Services, or in developing or making available any of the Company Products or Services, the Company and the Company Subsidiaries have used reasonable business judgment in determining whether or not to implement security patches or upgrades that are generally available for that software.

(l) No government funding or facilities of a university, college, other educational institution or educational research center was used in the development of the Company Products or Services, computer software programs or applications owned by the Company or any Company Subsidiary. To the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary who was involved in, or who contributed to, the creation or development of any Company IP Rights has performed services for the government, for a university, college or other educational institution or for an educational research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any Company Subsidiary whereby the performance of such services has caused such government, university, college, educational institution or educational research center to obtain rights to any material Company-Owned IP Rights.

(m) Schedule 3.14(m) lists all material Open Source Materials incorporated or integrated by the Company or any Company Subsidiary into any Company Product, and describes the manner in which such material Open Source Materials were incorporated or integrated into such Company Product (such description shall include whether (and if so, how) the Open Source Materials were modified or distributed by the Company or any Company Subsidiary). As used in this Section 3.14(m), “Open Source Materials” means any software that (i) is generally publicly distributed without charge, in source code form, and under a license that authorizes each licensee to modify and distribute such software and sublicense such rights to other parties without charge (e.g., Linux). Open Source Materials includes without limitation software licensed under the GNU’s General Public License (GPL) or Lesser/Library GPL, the Mozilla Public License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the BSD License, and the Apache License. The Company is in material compliance with the terms and conditions of all applicable licenses for such Open Source Materials.

(n) With such exceptions as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company Products; (ii) distributed Open Source Materials in conjunction with any Company Products; or (iii) used Open Source Materials, in such a way that, as a result of (i), (ii), or (iii), grants, or purports to grant, to any third party, any rights or immunities under any Company-Owned Software (including using any Open Source Materials in a manner that requires any Company-Owned Software to be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge). As used in this Section 3.14(n), “Company-Owned Software” means any software included in any Company Product that is constitutes Company-Owned IP Rights.

(o) Except as set forth in Section 3.14(o) of the Company Disclosure Letter, neither the Company nor any Subsidiary is now a member or promoter of, or a contributor to, any industry standards body or any similar organization that requires or obligates any of the Company or any Company Subsidiary to grant or offer to any other Person any license or right to any Company-Owned IP Rights.

3.15  Certain Transactions and Agreements.   Except as disclosed in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders as filed with the SEC on or about April 26, 2006 (the “2006 Proxy Statement”), to the knowledge of the Company, (a) none of the officers or directors (or Immediate Family Members thereof) or 10% stockholders of the Company has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any material contractual arrangement with, the Company or any Company Subsidiary (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded), (b) none of the officers or directors (or Immediate Family Members thereof) or 10% stockholders of the Company a party to, or otherwise directly or indirectly interested in, any Company Material Contract (except for normal compensation for services as an officer or director that have been disclosed to Acquiror in the Company Disclosure Letter), and (c) none of the employees of the Company or any Company Subsidiary otherwise has a conflict of interest in violation of the Company’s code of conduct.

3.16  Employees, ERISA and Other Compliance.

(a) The Company and each Company Subsidiary is in compliance in all material respects with Applicable Law and Contracts relating to employment, discrimination in employment, terms and conditions of employment, compensation matters, worker classification (including the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, material benefits and other compensation due to or on behalf of such employees, independent contractors and consultants, when such amounts became due and payable. The Company is not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practice). To the knowledge of the Company and each of its Subsidiaries there are no material pending claims against the Company or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Authority. A complete list of all employees, officers and consultants of the Company and the Company Subsidiaries and their current title, compensation (base compensation and bonuses) is set forth on Schedule 3.16(a) of the Company Disclosure Letter. To the knowledge of the Company, all employees of the Company or any of the Company Subsidiaries are legally permitted to be employed by the Company or such Company Subsidiary in the jurisdiction in which such employee is employed in their current job capacities for the maximum period allowed under Applicable Law. To the knowledge of the Company, all independent contractors providing services to the Company or any of the Company Subsidiaries have been properly classified as independent contractors for purposes of federal and applicable state Tax laws, laws applicable to employee benefits and other Applicable Law. The Company and the Company Subsidiaries do not have any employment or consulting Contracts currently in effect that are not terminable at will (other than agreements with the purpose of providing for the confidentiality of proprietary information or assignment of inventions).

(b) Neither the Company nor any Company Subsidiary (i) is now, or has ever been, subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other Contract with any trade or labor union, employees’ association or similar organization, and (iv) has any current labor disputes. To the knowledge of the Company, the Company and the Company Subsidiaries each has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger shall have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. There are no pending, or threatened, efforts to certify any Person as the collective bargaining agent of all or some of the employees of the Company or any Company Subsidiary.

(c) The Company has no Company Benefit Arrangement which constitutes, or has since the enactment of ERISA, constituted, (i) a “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) a “multiple employer plan” as defined in ERISA or Code Section 413(c), or (iii) a “funded welfare plan” within the meaning of Code Section 419. No pension plan of the Company is subject to Title IV of ERISA.

(d) (i) Schedule 3.16(d) of the Company Disclosure Letter lists, with respect to the Company and any trade or business (whether or not incorporated) which is treated under Code Section 414(b) or (c) as a single employer with the Company (an “ERISA Affiliate”) each employment, consulting, severance or other similar Contract (except offer letters providing for at-will employment which do not provide for severance, acceleration, or post-termination benefits except as required by Applicable Law), each “employee benefit plan” as defined in Section 3(3) of ERISA, each loan to an employee in excess of $10,000 and each plan or arrangement providing for insurance coverage (including any self-insured arrangements that are clearly identified as such), workers’ benefits, vacation benefits, severance benefits, retention, disability benefits, death benefits, hospitalization benefits, relocation benefits, cafeteria benefits, child care benefits, sabbatical, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors that is currently in effect, maintained or contributed to by the Company, any Company Subsidiary or any ERISA Affiliate and which covers any employee or former employee of the Company or any Company Subsidiary. Such Contracts, plans and arrangements as are described in this Section 3.16(d) are hereinafter collectively referred to as “Company Benefit Arrangements”.

(ii) Except, in each case, as would not individually or in the aggregate result in a material liability to the Company and the Company Subsidiaries, taken as a whole, each Company Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any Applicable Law that is applicable to such Company Benefit Arrangement. Unless otherwise indicated in Schedule 3.16(d) of the Company Disclosure Letter, with respect to each such Company Benefit Arrangement that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to qualify under Section 401(a) of the Code, the Company has received a favorable opinion, advisory, notification and/or determination letter, as applicable, that such plan satisfied the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 (collectively referred to as “GUST”), the Tax Reform Act of 1986, the IRS Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000 (a copy of which letter(s) have been made available to Acquiror and its counsel), and nothing has occurred since the issuance of such opinion, advisory, notification and/or determination letter, as applicable, which would reasonably be expected to cause the loss of the Tax-qualified status of such Company Benefit Arrangement. Each Company Benefit Arrangement can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror and/or the Merger Sub (other than ordinary administrative expenses typically incurred in a termination event). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company, is threatened, against or with respect to any such Company Benefit Arrangement, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. No Company Benefit Arrangement is subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. No Company Benefit Arrangement that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA is self-insured.

(iii) The Company has made available to Acquiror and its legal counsel a complete and correct copy and description of each Company Benefit Arrangement, including all plan documents, adoption agreements, and amendments and restatements thereto executed since inception of such Company Benefit Arrangement, current trust documents, current financial statements, current insurance policies, current vendor contracts, current employee booklets, current summary plan descriptions, summary of material modifications and other authorizing documents, and any material employee communications relating thereto.

(iv) The Company has timely filed and made available to Acquiror and its legal counsel the two most recent annual reports (Form 5500) for each Company Benefit Arrangement that is subject to ERISA and Code reporting requirements, including all attachments, schedules, financial statements and accountants’ opinions attached thereto.

(v) To the knowledge of the Company, no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company or any Company Subsidiary, is threatened against or with respect to any Company Benefit Arrangement, including any audit or inquiry by the Internal Revenue Service or the U.S. Department of Labor. Neither the Company nor any Company Subsidiary has ever been a participant in any “prohibited transaction” within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Company or such Company Subsidiary sponsors as employer or in which the Company or such Company Subsidiary participates as an employer which was not otherwise exempt pursuant to Section 408 of ERISA and regulatory guidance thereunder (including any individual exemption granted under Section 408(a) of ERISA) or that could result in an excise Tax under the Code or the assessment of a civil penalty under Section 502(i) of ERISA.

(vi) All contributions due from the Company with respect to any of the Company Benefit Arrangements have been timely made under the terms of the applicable Company Benefit Arrangement, ERISA, the Code and any other Applicable Law, or there is a period of time remaining for such contributions to be timely made except to the extent failure to make such contributions would result in a material liability to the Company.

(vii) No Company Benefit Arrangement (other than life insurance arrangements) provides post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other Applicable Law.

(e) To the knowledge of the Company each Company Benefit Arrangement, to the extent applicable, is in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code, Sections 601 through 608 of ERISA, the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder.

(f) Schedule 3.16(f) of the Company Disclosure Letter lists each Person who the Company reasonably believes is, with respect to the Company, any Subsidiary and/or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). No benefit payable or that may become payable by the Company or any Company Subsidiary pursuant to any Company Benefit Arrangement or as a result of, in connection with or arising under this Agreement or the Agreement of Merger shall constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) that is subject to the imposition of an excise Tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code. Unless otherwise indicated in Schedule 3.16(f) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any: (i) Contract with any Person (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of the Merger, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (ii) Company Benefit Arrangement, any of the benefits of which shall be increased, or the vesting of benefits of which shall be accelerated, by the occurrence of the Merger, or any event subsequent to the Merger such as the termination of employment of any person, or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement. Neither the Company nor any of the Company Subsidiaries has any obligation to pay any material amount or provide any material benefit to any former employee or officer, other than obligations (i) for which the Company has established a reserve (or purchased an insurance policy listed in Schedule 3.19 of the Company Disclosure Letter) for such amount on the Company Balance Sheet and (ii) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Schedule 3.16(g) of the Company Disclosure Letter.

(g) To the knowledge of the Company no employee or consultant of the Company or any Company Subsidiary is in material violation of (i) any Contract or (ii) any restrictive covenant relating to the right of any such employee or consultant to be employed by the Company or such Company Subsidiary or to use trade secrets or proprietary information of others.

(h) Each Company Benefit Arrangement that has been established or maintained, or that is required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction, outside of the United States (each such Company Benefit Arrangement, a “Foreign Plan”) is listed in Schedule 3.16(h) of the Company Disclosure Letter. With respect to each Foreign Plan, (i) to the knowledge of the Company, such Foreign Plan has been administered in all material respects at all times in accordance with its terms and Applicable Law and regulations, (ii) to the knowledge of the Company, there are no pending investigations by any governmental body involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, (iii) to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to such Foreign Plan other than the triggering of payment to participants, and (iv) except as required by Applicable Law, no condition exists that would prevent the Company or any of the Company Subsidiaries from terminating or amending any Foreign Plan at any time for any reason in accordance with the terms of each such Foreign Plan (other than normal expenses typically incurred in a termination event).

(i) In the past two years, there has been no “mass layoff,” “employment loss,” or “plant closing” as defined by the Workers Adjustment and Retraining Notification Act (the “WARN Act”) in respect of the Company.

(j) The Company has made available to Acquiror true and complete copies of all election statements under Section 83(b) of the Code that are in the Company’s possession or subject to its control with respect to any unvested securities or other property issued by the Company or any ERISA Affiliate to any of their respective employees, non-employee directors, consultants and other service providers.

(k) Schedule 3.16(k) of the Company Disclosure Letter lists as of the Agreement Date each employee of the Company and any Company Subsidiary who is currently on leave from the Company or a Company Subsidiary and the date that is currently anticipated to be the date that they will return to service.

3.17  Advisor Fees.   Except for fees payable to Goldman, Sachs & Co. as set forth in engagement letter between the Company and Goldman, Sachs & Co. dated August 8, 2006 (the “Engagement Letter”), a true, correct and complete version of which has been provided by the Company to Acquiror, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger, and Acquiror will not incur any liability to any such investment banker, broker, advisor or similar party as a result of this Agreement, the Merger or any act or omission of the Company.

3.18  Insurance.   The Company and the Company Subsidiaries maintain the policies of insurance and bonds set forth in Schedule 3.18 of the Company Disclosure Letter. Schedule 3.18 sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount and any applicable deductible as of the Agreement Date. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and each Company Subsidiary is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and neither the Company nor any Company Subsidiary has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds. Each of the Company and each Company Subsidiary has made available to Acquiror correct and complete copies of all such policies of insurance and bonds.

3.19  Environmental Matters.

(a) The Company, each Company Subsidiary and their respective predecessors and affiliates are in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company or such Company Subsidiary of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance, in all material respects, with the terms and conditions thereof. Neither the Company nor any Company Subsidiary has received any written notice or other communication, whether from a Governmental Authority, citizens groups, employee or otherwise, that alleges that the Company or such Company Subsidiary is not in compliance, in any material respect, with any applicable Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or possessed by the Company or any Company Subsidiary has received any written notice or other communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or such Company Subsidiary is not in compliance, in any material respect, with any applicable Environmental Law.

(b) For purposes of this Section 3.19: (i) “Environmental Law” means any federal, state or local statute, law, regulation or other legal requirement relating to pollution, protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or exposure of any individual to Materials of Environmental Concern, including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

3.20  Customers and Suppliers.

(a) As of the Agreement Date, neither the Company nor any Company Subsidiary has any outstanding material disputes concerning its products and/or services with any customer or distributor who, in the year ended December 31, 2006, was one of the 20 largest sources of revenues for the Company and the Company Subsidiaries, taken as a whole, during such periods (each, a “Significant Customer”) that would reasonably be expected to result in a material deterioration in, or termination of, the relationship between the Company or any Company Subsidiary and such Significant Customer. Each Significant Customer is listed on Schedule 3.20(a) of the Company Disclosure Letter. As of the Agreement Date, neither the Company nor any of the Company Subsidiaries has received any written notice from any Significant Customer that such customer shall not continue as a customer of the Company (or the Surviving Corporation or Acquiror) after the Closing or that such customer intends to terminate or materially adversely modify the existing Contracts with the Company.

(b) As of the Agreement Date, neither the Company nor any Company Subsidiary has any outstanding material dispute concerning products and/or services provided by any supplier who, in the year ended December 31, 2006, was one of the 10 largest suppliers of products and/or services to the Company and the Company Subsidiaries, based on amounts actually paid by the Company and the Company Subsidiaries during such periods (each, a “Significant Supplier”) that would reasonably be expected to result in a material deterioration in, or termination of, the relationship between the Company or any Company Subsidiary and such Significant Supplier. Each Significant Supplier is listed on Schedule 3.20(b) of the Company Disclosure Letter. As of the Agreement Date, neither the Company nor any of the Company Subsidiaries has received any written notice from any Significant Supplier that such supplier shall not continue as a supplier to the Company (or the Surviving Corporation or Acquiror) after the Closing or that such supplier intends to terminate or materially adversely modify the existing Contracts with the Company.

3.21  Privacy.   The Company and each Company Subsidiary has complied with the Company’s privacy policies in effect as of the Agreement Date and, to the Company’s knowledge, the Company and each Company Subsidiary have not failed to comply in all material respects with all Applicable Law relating to (a) the privacy of users of the Company Products or Services and all Internet websites owned, maintained or operated by the Company and the Company Subsidiaries (collectively, the “Company Websites”), and (b) the collection, storage and transfer of any personally identifiable information collected by the Company and the Company Subsidiaries or by third parties having authorized access to the Company’s and the Company Subsidiaries’ records. No material claims have been asserted or, to the knowledge of the Company, are threatened, against the Company or any of the Company Subsidiaries by any person or entity alleging a violation of such person’s or entity’s privacy, personal or confidentiality rights under the privacy policies of the Company or the Company Subsidiaries.

3.22  Fairness Opinion.   The Company Board has received an opinion from Goldman, Sachs & Co., dated as of the Agreement Date, to the effect that, as of the Agreement Date and based on and subject to the matters set forth in the opinion, the Cash Amount Per Share to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

ARTICLE 4

Representations and Warranties of Acquiror

Acquiror represents and warrants to the Company as follows:

4.1  Organization and Good Standing.   Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as presently proposed to be conducted. Each of Acquiror and Merger Sub is duly qualified or licensed to do business, and is in good standing (to the extent that such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate be material to Acquiror’s or Merger Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement. Acquiror has made available to the Company true and complete copies of the currently effective Certificate of Incorporation and Bylaws of Acquiror and Merger Sub, each as amended to date. Neither Acquiror nor Merger Sub is in violation of its Certificate of Incorporation or Bylaws, each as amended to date.

4.2  Power, Authorization and Validity.

(a) Power and Authority.  Acquiror has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Acquiror of this Agreement and all other agreements, transactions and actions contemplated hereby have been duly and validly approved and authorized by all necessary corporate action on the part of Acquiror. Merger Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and all other agreements, transactions and actions contemplated hereby have been duly and validly approved and authorized by all necessary corporate action on the part of Merger Sub.

(b) No Governmental Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is necessary or required to be made or obtained by Acquiror or Merger Sub to enable Acquiror and Merger Sub to lawfully execute and deliver, enter into, and perform their respective obligations under this Agreement or to consummate the Merger, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Acquiror is qualified to do business, (ii) such filings and notifications as may be required to be made by Acquiror in connection with the Merger under the HSR Act and other applicable Antitrust Laws and the expiration or early termination of applicable waiting periods under the HSR Act and such Antitrust Laws, (iii) the filing with the SEC of such reports and filings under the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such other filings and notifications as may be required to be made by Acquiror or Merger Sub under federal, state or foreign securities laws or the rules and regulations of NASDAQ, and (v) such other consents, approvals, orders, authorizations, releases, waivers, registrations, declarations or filings that if not made or obtained would not, individually or in the aggregate, reasonably be expected to materially affect the ability of Acquiror or Merger Sub to consummate the Merger or have a Material Adverse Effect on Acquiror.

(c) Enforceability.  This Agreement has been duly executed and delivered by Acquiror and Merger Sub, and assuming the due execution and delivery of this Agreement by the Company, constitutes the valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement constitutes the valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

4.3  No Conflict.   Neither the execution and delivery of this Agreement by Acquiror or Merger Sub, nor the consummation of the Merger or any other transaction contemplated hereby, conflicts with, or (with or without notice or lapse of time, or both) results in a termination, breach, impairment or violation of, or constitutes a default under, or requires a consent, waiver or approval of any Person under, (a) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, each as currently in effect, (b) any Applicable Law applicable to Acquiror, Merger Sub or any of their respective material assets or properties, or (c) any Contract to which Acquiror or Merger Sub is a party or by which Acquiror or Merger Sub or any of their respective assets or properties are bound, except in the cases of clauses (b) and (c) where such conflict, termination, breach, impairment, violation or default, or failure to obtain such consent, waiver or approval, would not be material to Acquiror’s or Merger Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement.

4.4  Financing.   Acquiror has, and will have available to it upon the Effective Time, sufficient funds to consummate the transactions contemplated by this Agreement, including payment in full of the amounts payable to the Company Securityholders under Article 2.

4.5  Stock Ownership.   As of the Agreement Date, neither Acquiror nor Merger Sub beneficially own any shares of Company Capital Stock. Neither Acquiror nor Merger Sub, nor any of their “Affiliates” or “Associates”, has been an “interested stockholder” of the Company at any time within three years of the Agreement Date, as those terms are used in Section 203 of the Delaware Law.

4.6  No Prior Merger Sub Operations.   Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

4.7  Proxy Statement.   The information supplied by Acquiror for inclusion in the Proxy Statement shall not at the time the Proxy Statement is filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is mailed to Company Stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company that is contained in the Proxy Statement.

ARTICLE 5

Company Covenants

During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 9, the Company covenants and agrees with Acquiror as follows:

5.1  Preparation of SEC Documents; Company Stockholders’ Meeting.

(a) Proxy Statement.  As soon as reasonably practicable following the Agreement Date, the Company shall prepare and file with the SEC the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Acquiror and its counsel a reasonable opportunity to review and comment thereon and reflecting therein all reasonable comments proposed by Acquiror and its counsel. The Company will promptly advise Acquiror, of the time when the definitive form of the Proxy Statement has been filed with the SEC or any supplement or amendment has been filed, the issuance of any stop order, or any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide Acquiror with copies of any written communication from the SEC or any state securities commission. The Company will respond in good faith to any comments of the SEC and will cause the Proxy Statement to be mailed to its stockholders as soon as reasonably practicable. If at any time prior to the Effective Time any event or information (including any Change in Recommendation) relating to the Company, or any of its Affiliates, officers or directors, should be discovered by Acquiror or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company Stockholders.

(b) Company Stockholders’ Meeting.  The Company shall, as soon as reasonably practicable following the Agreement Date, take all action necessary in accordance with the Company Charter Documents and Applicable Law to duly give notice of, convene and hold the Company Stockholders’ Meeting. Unless there has been a Change in Recommendation pursuant to Section 5.2(d), the Company will use reasonable best efforts to obtain the Company Stockholder Approval, including by using reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the adoption of this Agreement, or, if, as of the time for which the Company Stockholders’ Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. The Company shall ensure that the Company Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders’ Meeting are solicited in compliance with the Company Charter Documents and Applicable Law. Without the prior written consent of Acquiror, adoption of this Agreement (including adjournment of the Company Stockholders’ Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of this Agreement), is the only matter which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders’ Meeting. Notwithstanding anything to the contrary contained herein, unless this Agreement has been terminated in accordance with its terms, adoption of this Agreement shall be submitted by the Company to the Company Stockholders at the Company Stockholders’ Meeting.

(c) Board Recommendation.  Except to the extent expressly permitted by Section 5.2(d), (i) the Company Board shall recommend that its stockholders vote in favor of the adoption of this Agreement at the Company Stockholders’ Meeting, (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company Stockholders vote in favor of adoption of this Agreement at the Company Stockholders’ Meeting, and (iii) neither the Company Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Acquiror, the recommendation of the Company Board that the Company Stockholders vote in favor of the adoption of this Agreement.

5.2  No Solicitation.

(a) Alternative Transaction.  The Company shall not and will cause the Company Subsidiaries not to, (i) permit any of its or its subsidiaries’ officers, directors, attorneys or financial advisors (or its or its subsidiaries’ other employees, agents or representatives who have the authority to act on behalf of the Company or the Company Subsidiaries regarding any Alternative Transaction) (collectively, “Representatives”) to, directly or indirectly, solicit, initiate, seek, endorse, recommend or support, or knowingly encourage or facilitate, any inquiry, proposal or offer from, furnish any non-public information to, or participate in any discussions or negotiations with, or enter into any agreement with, any party or group regarding any Alternative Transaction (except to disclose the existence of the provisions of this Section 5.2), (ii) approve, endorse or recommend any Alternative Transaction (except to the extent specifically permitted by Section 5.2(d)), or (iii) enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any Alternative Transaction Proposal. The Company will, and will cause its Subsidiaries and Representatives to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Alternative Transaction Proposal, and, upon Acquiror’s request, shall request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company, its Subsidiaries or Representatives have engaged in any such activities within the 12-month period preceding the Agreement Date. The Company will, and will cause its Subsidiaries and Representatives to, use reasonable best efforts to enforce (and will not waive any provisions of) any confidentiality or standstill agreement (or any similar agreement) to which the Company of any of its Subsidiaries is a party relating to any such Alternative Transaction Proposal. Any breach of the foregoing provisions of this subsection by any of the Company Subsidiaries or Representatives shall be deemed to be a breach by the Company.

(b) Notification.  As promptly as practicable (and in any event within 24 hours) after receipt by the Company, any of its Subsidiaries or Representative of any Alternative Transaction Proposal or any request for non-public information relating in any way to any Alternative Transaction Proposal, the Company shall provide Acquiror with oral and written notice of the material terms and conditions of such Alternative Transaction Proposal or request, and the identity of the Person or Group making any such Alternative Transaction Proposal or request and a copy of material written materials provided to it in connection with such Alternative Transaction Proposal. Thereafter, the Company shall keep Acquiror informed on a current basis in all material respects regarding the status and details of any such Alternative Transaction Proposal or request (including substantive modifications or proposed substantive modifications), including by providing to Acquiror a copy of material written materials setting forth such modifications or proposed modifications. The Company shall provide Acquiror with 48 hours prior notice (or such lesser prior notice as is provided to the Company Board) of any meeting of the Company Board at which it is reasonably expected to consider any Alternative Transaction Proposal or Alternative Transaction, including to consider whether such Alternative Transaction Proposal is a Superior Proposal.

(c) Superior Proposal.  Notwithstanding anything to the contrary contained in the provisions of Section 5.2(a), in the event that prior to the time that Company Stockholder Approval has been obtained, the Company receives a bona fide written Alternative Transaction Proposal that was not solicited in, or submitted as a result of a, violation of Section 5.2(a)(i) hereof that the Company Board determines in good faith (after consultation with its outside legal counsel and its financial advisor) is, or is reasonably likely to become, a Superior Proposal, the Company or the Company Board may then take the following actions, but only if (i) (A) the Company Board determines in good faith, after consultation with its outside legal counsel, that it is required to do so to comply with its fiduciary obligations to the Company Stockholders under Applicable Law, and (B) the Company has given Acquiror prior written notice that the Company Board has made the determination set forth in the immediately preceding clause (A), and (ii) the Company shall have provided to Acquiror the information regarding such Alternative Transaction Proposal as set forth in the first two sentences of Section 5.2(b).

(i) Furnish non-public information to the Person or Group making such Alternative Transaction Proposal, provided that (A) the Company first shall have received from such Person an executed confidentiality agreement in substantially the same form as the Confidentiality Agreement, which confidentiality agreement shall not include any provision having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement or the Confidentiality Agreement and shall also require such Person to agree to customary employee non-solicitation provisions covering at least 12 months from execution of such confidentiality agreement and (B) contemporaneously with furnishing any such non-public information to such Person or Group, it furnishes such non-public information to Acquiror (to the extent such non-public information has not been previously so furnished to Acquiror); and

(ii) Engage in discussions or negotiations (including negotiation of appropriate documentation) with such Person or Group with respect to such Alternative Transaction Proposal.

(d) Change in Recommendation.  Solely in response to the receipt of a bona fide written Alternative Transaction Proposal that was not solicited in, or submitted as a result of a, violation of Section 5.2(a)(i) hereof that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, to be a Superior Proposal, the Company Board may make a Change in Recommendation, if all of the following conditions in clauses (i) through (vi) are met:

(i) the Superior Proposal has been made and has not been withdrawn;

(ii) the Company Stockholder Approval has not yet been obtained;

(iii) the Company has (A) provided to Acquiror three Business Days’ prior written notice which shall state expressly (1) that it has received a Superior Proposal, (2) the material terms and conditions of the Superior Proposal, a copy of all negotiated draft agreements relating thereto, and the identity of the Person or Group of Persons making the Superior Proposal, and (3) that it intends to effect a Change in Recommendation and the manner in which it intends to do so, (B) provided to Acquiror (to the extent not previously provided) a copy of all non-public information made available to the Person or Group making the Superior Proposal in connection with such Superior Proposal, and (C) during the aforementioned three Business Day period, if requested by Acquiror, engaged in good faith negotiations with Acquiror with respect to any amendments Acquiror proposes to make to this Agreement such that the Superior Proposal would no longer be a Superior Proposal;

(iv) Acquiror shall not have, within the aforementioned three Business Day period, made, and not withdrawn, a bona fide written offer that the Company Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor) results in the Alternative Transaction Proposal that had been determined to be a Superior Proposal no longer being a Superior Proposal; and

(v) the Company Board has determined in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal and the results of any negotiations with Acquiror as contemplated by subsection (iii) above and any bona fide written offer from Acquiror contemplated by subsection (iv) above, the Company Board is required to effect a Change in Recommendation to comply with its fiduciary duties to the Company Stockholders under Applicable Law.

(e) Tender Offer Rules.  Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the Company shall not effect, or disclose pursuant to such rules or otherwise a position which constitutes, a Change in Recommendation unless specifically permitted pursuant to the terms of Section 5.2(d).

5.3  Maintenance of Business.

(a) The Company shall, and shall cause each of the Company Subsidiaries to, exercise reasonable best efforts to carry on the Company Business in the ordinary course consistent with its past practices, including with respect to the payment of debts, Taxes, and other Liabilities when due (subject to good faith disputes over such debts, Taxes or other Liabilities), and in such regard shall provide the access to information contemplated in Section 5.7 hereof.

(b) The Company shall, and shall cause each of the Company Subsidiaries to, use its reasonably diligent efforts to assure that each of its Contracts (other than with Acquiror) entered into after the Agreement Date will not require the procurement of any consent, waiver or novation in connection with, or terminate as a result of, the consummation of, the Merger.

(c) The Company shall perform the additional covenants set forth on Schedule 5.3(c) of the Company Disclosure Letter.

5.4  Conduct of Business.   The Company shall not, and shall not permit any of the Company Subsidiaries to, take any of the following actions without Acquiror’s prior written consent:

(a) (i) incur any indebtedness for borrowed money or guarantee, assume or endorse such indebtedness of another Person, except for (A) indebtedness for borrowed money under or guarantees with respect to indebtedness under any existing debt obligation or existing line of credit set forth in Schedule 3.12(g) of the Company Disclosure Letter, (B) indebtedness of, by and among the Company and any direct or indirect wholly-owned Company Subsidiary, or (C) guarantees of indebtedness under corporate credit cards held by employees in the ordinary course of business, consistent with past practices; or (ii) guarantee, assume or endorse the performance obligations of another Person;

(b) (i) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practices (provided that no proceeds of any such advances are used directly or indirectly to purchase shares of Company Capital Stock); (ii) make any material investments in or material capital contributions to, any Person (other than a direct or indirect wholly-owned Company Subsidiary); (iii) forgive or discharge in whole or in part any outstanding loans or advances; or (iv) prepay any indebtedness except in the ordinary course of business consistent with past practice;

(c) (i) other than the entry into Contracts providing for commercial sales of (or OEM, distribution or reseller arrangements with respect to) the Company Products or Services, in each case in the ordinary course of business and consistent with past practice, enter into any Company Material Contract specified in subsections (a), (b), (c), (d), (e), (h), (j), (l), (m), (o) or (q) of Section 3.12, or (ii) materially breach, terminate (other than allowing expiration according to its terms, including failure to renew), materially and adversely amend, or otherwise materially and adversely modify or waive any of the material terms of, any Company Material Contract (it being understood that actions otherwise permitted by the terms of the other subsections of this Section 5.4 shall not be deemed to constitute a violation of this clause (ii));

(d) purchase, sell, pledge, dispose of, transfer, lease, license or encumber, or authorize the sale, pledge, disposition, transfer, lease, license or Encumbrance (other than a Permitted Encumbrance) of, any property or assets material to the Company and the Company Subsidiaries, taken as a whole, other than the sale or non-exclusive license of its products or services to its customers (including OEMs, distributors and resellers) in the ordinary course of business consistent with past practice;

(e) other than as expressly permitted by subsection (i) of this Section 5.4, (i) increase the base salary, incentive compensation (including stock awards, stock option grants or stock appreciation rights), severance or retention benefits or perquisites payable, or to become payable, to directors or executive officers of the

Company (other than increases pursuant to the terms of a Contract in effect on the Agreement Date and set forth on Schedule 3.12(a) of the Company Disclosure Letter or increases not in excess of 10% of base salary granted pursuant to performance reviews held in the ordinary course of business consistent with past practice) nor enter into any Contract to grant or provide (nor grant or provide) any severance, acceleration of vesting or other similar benefits to any of such persons (other than pursuant to the terms of an existing Contract set forth on Schedule 3.12(a) of the Company Disclosure Letter or as required by Applicable Law (as determined by the Company in good faith after consultation with its and Acquiror’s outside legal counsel)), (ii) increase the compensation or benefits payable or to become payable to its other employees (other than increases pursuant to the terms of a Contract in effect on the Agreement Date or increases not in excess of 10% of base salary granted pursuant to performance reviews held in the ordinary course of business consistent with past practice) nor enter into any Contract to grant or provide (nor grant or provide) any severance, acceleration of vesting or other similar benefits to any of such persons (other than pursuant to the terms of an existing Contract set forth on Schedule 5.4(e) of the Company Disclosure Letter or as required by Applicable Law (as determined by the Company in good faith after consultation with its and Acquiror’s outside legal counsel)), (iii) amend or enter into any employment or consulting Contract with any officer or director (except in the ordinary course of business pursuant to a standard offer letter with no severance, retention or acceleration provisions), (iv) adopt any plan or arrangement to provide compensation or benefits to any employees, directors or consultants, or amend any Company Benefit Arrangements (except in each case as required under ERISA, or the Code, or Applicable Law), or (v) materially amend any deferred compensation plan within the meaning of Section 409A of the Code and Internal Revenue Service Notice 2005-1 or Company Options except to the extent necessary to meet the good faith compliance requirements of such Section or Notice;

(f) make any material change in accounting policies or procedures, except as required by GAAP or IAS;

(g) declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or contractors in connection with the termination of their services in accordance with the terms of Contracts granting such repurchase rights), or pay or distribute any cash or property to any of its stockholders or securityholders or make any other cash payment to any of its stockholders or securityholders;

(h) terminate, waive or release any material right or claim, other than any termination, waiver or release of any such right or claim (i) under customer (including OEM, distributor and reseller) Contracts with respect to Company Products or Services that are immaterial to the Company Business and (ii) that does not involve any Significant Customer;

(i) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock, other than (i) the issuance of shares of Company Capital Stock pursuant to the exercise of Company Options or Company Warrants outstanding on the Agreement Date, and (ii) the issuance of Company Options to newly hired employees in the ordinary course of business, consistent with past practices (provided that such Company Options (A) will have customary share amounts and vesting terms, consistent with past practices, (B) will not accelerate upon the occurrence of the Merger or any subsequent event (provided, however, that should the Merger not occur, such restriction on acceleration may cease to apply), and (C) will have exercise prices equal to fair market value on the date of grant).

(j) subdivide, split, combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

(k) merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than Acquiror or Merger Sub), acquire a substantial portion of the assets of any such entity, or enter into any Contract for such purpose;

(l) amend its Certificate of Incorporation or Bylaws or other comparable charter documents (except as required by Applicable Law (as determined in good faith by the Company following consultation with its and Acquiror’s outside legal counsel) and except for immaterial amendments or changes to the charter documents of Company Subsidiaries);

(m) (i) license any of its technology or Intellectual Property (except for licenses made, and the entry into Contracts providing for commercial sales of, and OEM, distribution and reseller relationships with respect to, the Company Products or Services, in each case, in the ordinary course of business consistent with its past practices) or (ii) other than licenses of software generally available to the public at a per copy license fee of less than $10,000, enter into any Contract to acquire or license Intellectual Property that (A) may not be canceled without penalty by the Company or the Company Subsidiaries upon notice of 30 days or less and (B) requires by its terms payments by the Company or the Company Subsidiaries in an amount in excess of $1,000,000 per annum or involves terms which materially restrict the Company or any of the Company Subsidiaries, or (iii) transfer or provide a copy of any source code of the Company to any Person other than (A) to employees or consultants of the Company or any of its Subsidiaries who have a reasonable need to access such source code in the course of performance of their duties for the Company or any such Subsidiary or (B) pursuant to pre-existing obligations arising from existing customer agreements;

(n) materially change any insurance coverage;

(o) (i) agree to any audit assessment by any Tax Authority with respect to income Taxes or any material audit assessment with respect to other Taxes, (ii) file any income Tax Return, any other material Tax Return or any amendment to any income or other material Tax Return unless copies of such Tax Return or amendment have first been delivered to Acquiror for its review at a reasonable time prior to filing, (iii) except as required by Applicable Law, make or change any material election in respect of Taxes or adopt or change any material accounting method in respect of Taxes, or (iv) enter into any closing agreement, settle any claim or assessment in respect of income Taxes or other material Taxes, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of income Taxes or other material Taxes;

(p) except as set forth in Schedule 5.4(p) of the Company Disclosure Letter, modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, any of its stock options, warrants or other securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any of its capital stock or other securities or (ii) the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions;

(q) (i) except as set forth in Schedule 5.4(q) of the Company Disclosure Letter, initiate any litigation, action, suit, proceeding, claim or arbitration (other than (A) for the routine collection of bills or to enforce its rights under this Agreement and (B) to enforce Company-Owned IP Rights against current or former employees or individual contractors/consultants), it being understood that with respect to any litigation, action, suit, proceeding, claim or arbitration for which the prior written consent of Acquiror is required under this clause (i), (x) such consent will not be unreasonably withheld or delayed, (y) such consent will be granted or denied within three Business Days following the receipt by Acquiror from the Company of all information reasonably necessary to make an informed decision on such consent, and (z) Acquiror will exercise reasonable best efforts to make available appropriate personnel to review such information as quickly as reasonably practicable, or (ii) settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration (except in either case where the amount in controversy does not exceed $500,000 and does not involve injunctive or other equitable relief);

(r) (i) pay, discharge or satisfy, in an amount in excess of $500,000 in any one case or $1,000,000 in the aggregate, any Liability arising otherwise than in the ordinary course of business, other than (1) the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Company Balance Sheet and (2) the payment, discharge or satisfaction of Transaction Expenses, or (ii) make any capital expenditures, capital additions or capital improvements that, individually or in the aggregate, materially deviate from those scheduled to be made prior to the End Date under the Company’s capital expense budget for the 2007 fiscal year attached as Schedule 5.4(r)(ii) to the Company Disclosure Letter;

(s) materially change the manner in which it extends warranties, discounts or credits to customers, other than changes in the ordinary course of business consistent with past practices, which changes are immaterial to the Company Business, taken as a whole; or

(t) agree to do any of the things described in the preceding clauses (a)-(s).

For purposes of this Section 5.4, “Company Material Contract” includes any Contract arising subsequent to the Agreement Date that would have been required to be listed on the Company Disclosure Letter pursuant to Section 3.12 had such Contract been in effect on the Agreement Date.

5.5  Advice of Changes.

(a) Closing Conditions.  The Company shall promptly advise Acquiror in writing of (i) any event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Article 3 untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied, (ii) any breach of any covenant or obligation of the Company pursuant to this Agreement such that the condition set forth in Section 8.3(b) would not be satisfied, or (iii) any Material Adverse Change in the Company; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not be deemed to (1) modify any representation or warranty contained herein, (2) supplement or modify the Company Disclosure Letter or (3) limit or otherwise affect the remedies available hereunder to Acquiror or the conditions to Acquiror’s obligation to consummate the Merger.

(b) Litigation.  The Company shall notify Acquiror in writing promptly after the Company Board or any executive officer or senior legal department member of the Company is notified in writing of any material claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by the Company to be threatened against the Company or any Company Subsidiary.

5.6  Reasonable Best Efforts.

(a) Governmental and Third Party Approvals.  Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate and make effective, in the most expeditious manner practicable, the Merger, including using reasonable best efforts to (i) make all required Antitrust Filings and, as reasonably requested by Acquiror, obtain all other necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities, make all necessary registrations and filings and take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) cooperate with Acquiror to determine an appropriate process to identify any, and thereafter seek to obtain any so identified, consents, approvals or waivers from third parties necessary to consummate the Merger, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, brought by third parties (and not Governmental Authorities) challenging this Agreement or the consummation of the Merger, including promptly seeking to have reversed any stay or temporary restraining order resulting from such lawsuits or proceedings entered by any court or other Governmental Authority, and (iv) execute and deliver any additional instruments necessary to consummate the Merger. In furtherance and not in limitation of the foregoing, the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the Agreement Date and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act, and under comparable merger notification regulations of any foreign or other Governmental Authority, as soon as practicable. Subject to Applicable Law relating to the exchange of information, Acquiror shall have the right to review in advance, and to the extent reasonably practicable the Company will consult Acquiror on, all the information relating to the Company and its Subsidiaries that appears in any filing made with, or written materials submitted to, any Governmental Authority or third party in connection with the Merger and the other transactions contemplated by this Agreement.

(b) Notification.  The Company shall keep Acquiror reasonably apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Authority (whether domestic, foreign or supranational). In that regard, the Company shall without limitation use its reasonable best efforts to (i) promptly notify Acquiror of, and if in writing and requested by Acquiror, furnish Acquiror with copies of (or, in the case of material oral communications, advise the other orally of) any communications or filings from or with any Governmental Authority (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit Acquiror to review and discuss in advance, and consider in good faith the views of Acquiror in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement, (iii) to the extent practicable, not participate in any meeting with any such Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement unless it consults with Acquiror in advance and to the extent permitted by such Governmental Authority gives Acquiror the opportunity to attend and participate thereat, and (iv) furnish Acquiror with such necessary information and reasonable assistance as Acquiror may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority. The Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to Acquiror under this Section 5.6 as “outside counsel only.” Such material and the information so designated and contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express written consent is obtained in advance from the Company or its legal counsel.

(c) State Takeover Statutes.  In connection with and without limiting the foregoing, the Company shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger, take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the Merger. Prior to the Effective Time, the Company shall not take any action to render inapplicable or to exempt any third Person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless (i) required to do so by order of a court of competent jurisdiction or (ii) the Company Board has determined in good faith, after consultation with its outside legal counsel, that, in light of a Superior Proposal with respect to the Company, it is required to take such action to comply with its fiduciary duties to the Company Stockholders under Applicable Law.

5.7  Access to Information.   Except as set forth in Schedule 5.7 to the Company Disclosure Letter, subject to the Confidentiality Agreement and Applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford to Acquiror and to the officers, employees, accountants, counsel, financial advisors and other representatives of Acquiror, reasonable access at all reasonable times on reasonable notice during the period prior to the Effective Time to all their properties, books, contracts, commitments, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of the Company and its Subsidiaries) and, during such period and subject to the Confidentiality Agreement and Applicable Law, the Company shall, and shall cause each of its Subsidiaries to, make available promptly to Acquiror (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Acquiror may reasonably request; provided, however, that with respect to any documents or other information subject to the attorney-client privilege, the Company shall reasonably cooperate with Acquiror to develop procedures (such as a common legal interest agreement) to allow such documents and information to be shared with Acquiror and its advisors without waiving such attorney-client privilege. No review pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

5.8  Confidentiality.   The Company will hold and keep confidential, and will cause its officers and employees and will direct its accountants, counsel, financial advisors and other authorized representatives and

Affiliates to hold and keep confidential, any non-public information in accordance with the terms of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect.

5.9  Public Announcements.   The Company will use reasonable best efforts to consult with Acquiror before issuing, and will provide Acquiror the opportunity to review and comment upon, and use reasonable best efforts to agree on, any press release or other public statements to be made by the Company with respect to the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as the Company may reasonably determine is required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. In addition, except to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 5.1 or prior communications consented to in accordance with this Section 5.9, the Company shall not issue any press release or otherwise make any public statement or disclosure concerning Acquiror’s business, financial condition or results of operations without the consent of Acquiror, which consent shall not be unreasonably withheld or delayed, except as the Company may reasonably determine is required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. Notwithstanding the foregoing, and for the avoidance of doubt, it is not intended that this Section 5.9 shall apply to the matters set forth in Section 5.1 and Section 5.2 hereof (including with respect to a Change in Recommendation), which shall be exclusively governed thereby. The initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form agreed to by the Company and Acquiror.

5.10  Employee Benefits.

(a) Termination of Benefit Plans.  To the extent requested in writing by Acquiror no later than ten Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary to terminate, effective no later than the date immediately preceding the Closing Date, any Company Benefit Arrangement that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “Company 401(k) Plans”) in accordance with the provisions of the Company 401(k) Plans and Applicable Law. If Acquiror requests that the Company 401(k) Plans be terminated, the Company Board shall adopt resolutions authorizing the termination of the Company 401(k) Plans effective no later than the day immediately preceding the Closing Date, such resolutions to subject to the reasonable review and approval by Acquiror’s counsel. Upon the request of Acquiror, the Company shall terminate (or cause to be terminated) any and all group severance, separation, retention and salary continuation plans, programs, agreements or arrangements prior to the Closing Date (other than agreements that by their terms cannot be unilaterally terminated by Company and Contracts listed on Schedule 5.10(a) of the Company Disclosure Letter).

(b) Company ESPP.  The Company shall terminate the Company ESPP prior to the Effective Time. To the extent any offering period under the Company ESPP is in progress prior to such termination, the Company shall ensure that such offering period ends immediately prior to such termination, and that each participant’s accumulated contributions for such offering period are applied towards the purchase of Company Common Stock immediately prior to such termination unless the participant has previously withdrawn from such offering period in accordance with the terms of such plan.

(c) The Company will consult with Acquiror (and consider in good faith the advice of Acquiror) prior to sending any material notices or other communication materials to its employees regarding the matters described in this Section 5.10 and any other matters relative to the entry into the Agreement or the effects of the Merger.

5.11  Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company acknowledges that all such above reference dispositions are compensatory in nature.

ARTICLE 6

Acquiror Covenants

During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 9, Acquiror covenants and agrees with the Company as follows:

6.1  Advice of Changes.   Acquiror shall promptly advise the Company in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of Acquiror or Merger Sub contained in Article 4 untrue or inaccurate such that the condition set forth in Section 8.2(a) would not be satisfied and (b) any breach of any covenant or obligation of Acquiror or Merger Sub pursuant to this Agreement such that the condition set forth in Section 8.2(b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not be deemed to (i) modify any representation or warranty contained herein or (ii) limit or otherwise affect the remedies available hereunder to the Company or the conditions to the Company’s obligation to consummate the Merger.

6.2  Reasonable Best Efforts.

(a) Governmental and Third Party Approvals.  Upon the terms and subject to the conditions set forth in this Agreement, Acquiror agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate and make effective, in the most expeditious manner practicable, the Merger, including using reasonable best efforts to (i) make all required Antitrust Filings and, as reasonably requested by the Company, obtain all other necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities, make all necessary registrations and filings and take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) cooperate with the Company to determine an appropriate process to identify any consents, approvals or waivers from third parties necessary to consummate the Merger, (iii) subject to Section 6.2(d), defend any lawsuits or other legal proceedings, whether judicial or administrative, brought by third parties challenging this Agreement or the consummation of the Merger, including promptly seeking to have reversed any stay or temporary restraining order resulting from such lawsuits or proceedings entered by any court or other Governmental Authority, (iv) execute and deliver any additional instruments necessary to consummate the Merger, and (v) cooperate with the Company in the preparation of the Proxy Statement, including the provision to the Company of any information required under Applicable Law to be included in such Proxy Statement. In furtherance and not in limitation of the foregoing, Acquiror shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the Agreement Date and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act, and under comparable merger notification regulations of any foreign or other Governmental Authority, as soon as practicable. Subject to Applicable Law relating to the exchange of information, the Company shall have the right to review in advance, and to the extent reasonably practicable Acquiror will consult the Company on, all the information relating to Acquiror and its Subsidiaries that appears in any filing made with, or written materials submitted to, any Governmental Authority or third party in connection with the Merger and the other transactions contemplated by this Agreement.

(b) Notification.  Acquiror shall keep the Company reasonably apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Authority (whether domestic, foreign or supranational). In that regard, Acquiror shall without limitation use its reasonable best efforts to (i) promptly notify the Company of, and if in writing and requested by the Company, furnish the Company with copies of (or, in the case of material oral communications, advise the other orally of) any communications or filings from or with any Governmental Authority (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the Company to review and discuss in advance, and consider in good faith the views of Company in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority with respect to the Merger or any of the other transactions contemplated by this

Agreement, (iii) to the extent practicable, not participate in any meeting with any such Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement unless it consults with the Company in advance and to the extent permitted by such Governmental Authority gives the Company the opportunity to attend and participate thereat, and (iv) furnish the Company with such necessary information and reasonable assistance as the Company may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority. Acquiror may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the Company under this Section 6.2 as “outside counsel only.” Such material and the information so designated and contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express written consent is obtained in advance from Acquiror or its legal counsel.

(c) State Takeover Statutes.  In connection with and without limiting the foregoing, Acquiror shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger, take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the Merger.

(d) Antitrust Restraints.  Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Authority challenging any transaction contemplated by this Agreement as violative of any Antitrust Laws, it is expressly understood and agreed that: (i) Acquiror shall not have any obligation to litigate or contest, or continue to litigate or contest, any administrative or judicial action or proceeding brought by, or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent issued in favor of, any Governmental Authority asserting that the Merger, or any aspect thereof, is in violation of any Antitrust Law; and (ii) Acquiror shall be under no obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Acquiror or any of its affiliates or the Company or the Company Subsidiaries, (B) the imposition of any limitation or regulation on the ability of Acquiror or any of its affiliates to freely conduct their business or own such assets, or (C) the holding separate of the shares of Company Capital Stock or any limitation or regulation on the ability of Acquiror or any of its affiliates to exercise full rights of ownership of the shares of Company Capital Stock, to such extent as would be reasonably likely to (1) adversely impact in any material respect the benefits expected to be derived by Acquiror from the Merger, including with respect to products, services or technologies of the Company, Acquiror or their respective Subsidiaries, including existing products, services or technologies, or (2) otherwise adversely impact in any material respect any business line of Acquiror or its Subsidiaries (any of the foregoing, an “Antitrust Restraint”).

6.3  Confidentiality.   Acquiror will hold and keep confidential, and will cause its officers and employees and will direct its accountants, counsel, financial advisors and other authorized representatives and Affiliates to hold and keep confidential, any non-public information in accordance with the terms of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect.

Acquiror also covenants and agrees with the Company as follows:

6.4  Employee Benefits.   As promptly as reasonably practicable after the Effective Time, Acquiror shall enroll those persons who were employees of the Company or its Subsidiaries immediately prior to the Effective Time and who remain employees of the Surviving Corporation or its Subsidiaries or become employees of Acquiror following the Effective Time (“Continuing Employees”) in Acquiror’s employee benefit plans for which such employees are eligible (which could, in Acquiror’s sole discretion, include Company Benefit Arrangements continued by Acquiror after the Effective Time) (the “Acquiror Plans”), including its medical plans, dental plans, life insurance plans and disability plans, pursuant to the terms of the applicable Acquiror Plans, on substantially similar terms applicable to employees of Acquiror who are similarly situated based on levels of responsibility. Without limiting the generality of the foregoing, Acquiror shall recognize the prior service with the Company of each of the Continuing Employees (i) for all purposes in connection with Acquiror’s PTO policy, severance policy,

401(k) plan, medical plans, dental plans, life insurance plans and disability plans and (ii) for all purposes in connection with all other Acquiror Plans (to the extent permitted by the terms of the applicable Acquiror Plans); it is understood that for purposes of the foregoing Acquiror Plans, even in situations where the prior service with the Company is so recognized by Acquiror, the benefit levels under such Acquiror Plans may nevertheless depend in part on the grade or position of the Continuing Employees with Acquiror, all as set forth under the terms of the applicable Acquiror Plans. Notwithstanding anything in this Section 6.4 to the contrary, this Section 6.4 shall not operate to (a) duplicate any benefit provided to any Continuing Employee or to fund any such benefit not previously funded, (b) require Acquiror to continue in effect any Company Benefit Arrangement or any severance plan or other employee benefit plan of Acquiror (or prevent the amendment, modification or termination thereof) following the Effective Time for Acquiror’s employees, including the Continuing Employees, or (c) be construed to mean the employment of the Continuing Employees is not terminable by Acquiror at will at any time, with or without cause, for any reason or no reason. Acquiror shall also perform the additional covenants set forth on Schedule 6.4 hereto.

6.5  Indemnification of Company Directors and Officers.

(a) If the Merger is consummated, then until the sixth anniversary of the Effective Time, Acquiror shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to its directors and officers as of immediately prior to the Effective Time (the “Company Indemnified Persons”) pursuant to any indemnification provisions under the Company’s or any Company Subsidiary’s Certificate of Incorporation or Bylaws as in effect on the Agreement Date and pursuant to the terms of any indemnification agreements between the Company or such Company Subsidiary on the one hand, and such Company Indemnified Person on the other hand, in each case existing as of the Agreement Date (the “Company Indemnification Provisions”), with respect to claims arising out of acts or omissions occurring at or prior to the Effective Time. In connection therewith Acquiror shall advance expenses to the Company Indemnified Persons as incurred to the fullest extent provided for under the Company Indemnification Provisions, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the terms of the Company Indemnification Provisions or under Applicable Law. Any claims for indemnification made under this Section 6.5(a) on or prior to the sixth anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.

(b) For a period of six years from and after the Effective Time, Acquiror shall, and shall cause the Surviving Corporation to, maintain in effect, to the extent available, directors’ and officers’ liability insurance covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of the Company; provided, however, Acquiror may fulfill its obligations under this Section 6.5(b) by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under the Company’s existing directors’ and officers’ insurance policy, in either case which (i) has an effective term of six years from the Effective Time, (ii) covers only those persons who are currently covered by the Company’s directors’ and officers’ insurance policy in effect as of the Agreement Date and only for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to the current directors and officers of the Company, provided further, that in no event shall Acquiror or the Surviving Corporation be required to expend an annual premium for any such coverage in excess of 200% of the annual premium currently paid by the Company under its directors’ and officer’s liability insurance policy in effect as of the Agreement Date, and if the cost for any such coverage is in excess of such amount, Acquiror or the Surviving Corporation shall only be required to maintain such coverage as is available for such amount.

(c) This Section 6.5 shall survive the consummation of the Merger, is intended to benefit each Company Indemnified Person, shall be binding on all successors and assigns of the Surviving Corporation and Acquiror, and shall be enforceable by the Company Indemnified Persons.

6.6  Assumption of Company Securities; Form S-8.   Acquiror shall take such actions as are reasonably necessary for the assumption of the Company Options and Company Restricted Stock Units pursuant to Section 2.1(b)(ii)-(iii), including the reservation for issuance and authorization for listing on NASDAQ of the shares of Acquiror Common Stock subject to Assumed Options and Assumed Restricted Stock. Acquiror shall file a registration statement on Form S-8 for the shares of Acquiror Common Stock issuable with respect to Assumed Options and Assumed Restricted Stock Units eligible for registration on such form as soon as reasonably practicable (and no later than three Business Days) after the Effective Time and shall exercise reasonable best efforts to maintain the effectiveness of such registration statement for so long as any of such Assumed Options or Assumed Restricted Stock Units remains outstanding.

ARTICLE 7

Closing Matters

7.1  The Closing.   Subject to termination of this Agreement as provided in Article 9, the Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, on the Closing Date. Concurrently with the Closing or at such later date and time as may be mutually agreed in writing by the Company and Acquiror, the Certificate of Merger shall be filed with the Delaware Secretary of State in accordance with Delaware Law.

7.2  Exchange of Certificates.

(a) Exchange Fund.  As soon as reasonably practicable after the Effective Time, Acquiror shall deposit with Computershare Trust Company, Inc. (the “Exchange Agent”) the aggregate amount of cash consideration, in immediately available funds, payable pursuant to Section 2.1(b) (the “Exchange Fund”). The Exchange Fund will be held by the Exchange Agent in trust in a separate fund for the benefit of Company Stockholders and will be distributed to Company Stockholders in exchange for outstanding Company Common Stock in accordance with Article 2 hereof, subject to the provisions of Section 2.1(e) (regarding the continuation of vesting and repurchase rights).

(b) Exchange Procedures.  As soon as reasonably practicable (and no later than two Business Days) after the Effective Time, Acquiror shall instruct the Exchange Agent to mail to each holder of record of certificates or instruments evidencing the Company Common Stock that were outstanding immediately prior to the Effective Time (collectively, the “Certificates”) and which were converted into the right to receive cash pursuant to Section 2.1(b), (i) a letter of transmittal (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash, which letter of transmittal and instructions shall be in the customary form used by Acquiror and the Exchange Agent (provided that Acquiror will provide the Company with a reasonable opportunity to review and comment thereon). Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent (including any required Form W-9 or Form W-8), the holders of such Certificates shall be entitled to receive in exchange therefor a check in the amount of U.S. dollars that such holders have the right to receive pursuant to Section 2.1(b) subject to the provisions of Section 2.1(e) (regarding the continuation of vesting and repurchase rights), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive upon surrender thereof a check in the amount of U.S. dollars that the holders thereof have the right to receive pursuant to Section 2.1(b) subject to the provisions of Section 2.1(e) (regarding the continuation of vesting and repurchase rights). No interest will be paid or accrued on any cash payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a check in the amount of U.S. dollars that the holder thereof has the right to receive pursuant to Section 2.1(b) subject to the provisions of Section 2.1(e) (regarding the continuation of vesting and repurchase rights), may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.

(c) Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, a check in the amount of U.S. dollars into which the

Company Common Stock represented by such Certificates were converted pursuant to Section 2.1(b) subject to the provisions of Section 2.1(e) (regarding the continuation of vesting and repurchase rights); provided, however, that Acquiror or the Exchange Agent may, in its discretion and as a condition precedent to the issuance of such cash, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Stock for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any such holders of Company Common Stock who have not theretofore complied with the provisions of this Section 7.2 shall thereafter look only to Acquiror and the Surviving Corporation for the cash to which they are entitled pursuant to Section 2.1(b) subject to the provisions of Section 2.1(e) (regarding the continuation of vesting and repurchase rights), without any interest thereon.

(e) No Further Ownership Rights in Company Securities.  All cash paid in accordance with the terms hereof with respect to Company Common Stock and Company Warrants shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and Company Warrants, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Common Stock and/or Company Warrants that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 7.

(f) No Liability.  Notwithstanding anything to the contrary in this Section 7.2, neither the Exchange Agent, Acquiror, the Company, the Surviving Corporation nor any party hereto shall be liable to a holder of Company Common Stock, Company Options or Company Warrants for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

ARTICLE 8

Conditions to Obligations of The Parties

8.1  Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval.  The Company Stockholder Approval shall have been obtained, as required by Delaware Law and the Company’s Certificate of Incorporation and Bylaws, each as in effect on the date of such approval.

(b) Antitrust Compliance.  (i) All applicable waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or early termination of such waiting periods shall have been granted and (ii) the approvals under antitrust, competition or similar laws of Germany shall have been obtained, in each case without any condition or requirements requiring or calling for any Antitrust Restraint.

(c) No Injunctions or Restraints.  No judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which prohibits, makes illegal or enjoins the consummation of the Merger.

8.2  Additional Conditions to Obligations of the Company.   The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by the Company:

(a) Accuracy of Representations and Warranties.

(i) The representations and warranties of Acquiror set forth herein (other than in Sections 4.2(a) and (c)) (A) that are qualified as to Material Adverse Effect shall be true and correct and (B) that are not so qualified as to Material Adverse Effect shall be true and correct, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in clause (B) to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror or a material adverse effect on Acquiror’s ability to consummate the Merger. At the Closing, the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized executive officer of Acquiror.

(ii) The representations and warranties of Acquiror set forth in Sections 4.2(a) and (c) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). At the Closing, the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized executive officer of Acquiror.

(b) Covenants.  Acquiror shall have performed and complied in all material respects with its covenants under this Agreement on or before the Closing (to the extent that such covenants require performance by Acquiror on or before the Closing). At the Closing, the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized executive officer of Acquiror.

8.3  Additional Conditions to Obligations of Acquiror and Merger Sub.   The respective obligations of Acquiror and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by Acquiror and Merger Sub:

(a) Accuracy of Representations and Warranties.

(i) The representations and warranties of the Company set forth herein (other than in Sections 3.3(a), (c) and (d) and Section 3.4(a)) (A) that are qualified as to Material Adverse Effect shall be true and correct and (B) that are not so qualified as to Material Adverse Effect shall be true and correct, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in clause (B) to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of the Company by a duly authorized executive officer of the Company.

(ii) The representations and warranties of the Company set forth in Sections 3.3(a), (c) and (d) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). The representations and warranties of the Company set forth in Section 3.4(a) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to deviations in the Company’s actual fully diluted capitalization (including outstanding Company Capital Stock, Company Options and Company Warrants) from the Company’s fully diluted capitalization as set forth in Sections 3.4(a) by an amount that does not exceed one percent of such fully diluted capitalization. At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of the Company by a duly authorized executive officer of the Company.

(b) Covenants.  The Company shall have performed and complied in all material respects with its covenants under this Agreement at or before the Closing (to the extent that such covenants require performance by the Company at or before the Closing). At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of the Company by a duly authorized executive officer of the Company.

(c) No Material Adverse Change.  There shall not be any Material Adverse Change in the Company which is continuing, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement. At the Closing Acquiror shall have received a certificate to such effect signed on behalf of the Company by a duly authorized executive officer of the Company.

(d) No Litigation.  (A) No suit, action, proceeding, application or counterclaim shall be pending by any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain or prohibit the consummation of the Merger, (ii) cause the Merger to be rescinded, or (iii) result in any Antitrust Restraint, (B) no such injunction, judgment, order, decree, ruling or charge shall be in effect nor shall any Applicable Law have been enacted having any such effect, and (C) no Governmental Authority shall have notified the parties in writing of, and not withdrawn, any intent on its part to seek such injunction, judgment, order, decree, ruling or charge having any such effect.

ARTICLE 9

Termination, Amendment and Waiver

9.1  Termination.   This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, which action (A) in the case of Section 9.1(a), Section 9.1(b)(i), Section 9.1 (b)(ii), Section 9.1(c) and Section 9.1(d), may be taken or authorized before or after the Company Stockholder Approval, (B) in the case of Section 9.1(e) and Section 9.1(f), may be taken or authorized only before the Company Stockholder Approval, and (C) in the case of Section 9.1(b)(iii), may be taken or authorized only after the Company Stockholders’ Meeting where a vote was taken:

(a) by mutual written consent of the Company and Acquiror, if the Board of Directors of each so determines;

(b) by written notice of either the Company or Acquiror (as authorized by the Board of Directors of the Company or Acquiror, as applicable) to the other party:

(i) if the Merger shall not have been consummated by July 31, 2007 (the “End Date”); provided, however, that if the Merger shall not have been consummated by the End Date, but on such date, all of the conditions to Closing set forth in Article 8 (other than conditions that by their nature are only to be satisfied as of the Closing and other than the conditions set forth in Section 8.1(b)) have been satisfied or waived in writing, then the End Date shall be extended until October 31, 2007; provided, further, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to comply with, or breach of, any provision of this Agreement has been a proximate cause of, or resulted in, the failure of the Merger to be consummated by such date;

(ii) if a Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which order, decree, ruling or other action is final and nonappealable; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting, or at any adjournment or postponement thereof, at which a vote thereon was taken;

(c) by the Company (as authorized by the Company Board), by written notice to Acquiror, following a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied as of the time of such breach and such breach shall be incapable of being cured or shall not have been cured in all material respects within 20 Business Days after written notice thereof shall have been received by Acquiror;

(d) by Acquiror (as authorized by its Board of Directors), by written notice to the Company, following a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied as of the time of such breach and such breach shall be incapable of being cured or shall not have been cured in all material respects within 20 Business Days after written notice thereof shall have been received by the Company;

(e) by the Company (as authorized by its Board of Directors), by written notice to the Acquiror, if (i) the Company Board shall have effected a Change in Recommendation pursuant to Section 5.2(d), (ii) the

Company shall have paid to Acquiror the Termination Fee described in Section 9.3(a), and (iii) the Company shall have publicly announced its intention to accept or enter into the Superior Proposal which was the subject of such Change in Recommendation; or

(f) by Acquiror (as authorized by its Board of Directors), by written notice to the Company, if the Company, the Company Board or any committee thereof, for any reason, shall have (i) materially breached its obligation to give notice of, convene and hold the Company Stockholders’ Meeting in accordance with Section 5.1(b), (ii) failed to include in the Proxy Statement distributed to the Company Stockholders the recommendation of the Company Board that such stockholders adopt this Agreement, (iii) effected a Change in Recommendation, (iv) approved any Alternative Transaction or recommended that the Company Stockholders approve or accept any Alternative Transaction (without the prior written consent of Acquiror), (v) the Company shall have entered into a letter of intent in violation of this Agreement or any Contract accepting any Alternative Transaction Proposal (without the prior written consent of Acquiror), (vi) failed to reconfirm the recommendation of the Company Board that Company Stockholders adopt this Agreement within ten Business Days of receipt of a written request from Acquiror to do so following the occurrence of any Alternative Transaction Proposal, or (vii) failed, within ten Business Days after any tender or exchange offer relating to Company Common Stock commenced by any third Person shall have been first published, sent or given, to have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act a statement disclosing that the Company Board recommends rejection of such tender offer or exchange offer.

9.2  Effect of Termination.   In the event of termination of this Agreement as provided in Section 9.1 hereof and any payment of a Termination Fee, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (a) as set forth in Sections 5.8 and 6.3 (Confidentiality), this Section 9.2 (Effect of Termination) and Section 9.3 (Payments), as well as Article 10 (Miscellaneous) (other than Section 10.1) to the extent applicable to such surviving sections, each of which shall survive termination of this Agreement, and (b) that nothing herein shall relieve any party from any further liability for any willful or intentional breach of any representation or warranty of such party contained herein or any breach of any covenant or agreement of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. Payments made pursuant to Section 9.3 (Payments) shall be in addition to any other rights, remedies and relief of the parties hereto or with respect to the subject matter of this Agreement.

9.3  Payments.

(a)  Payments by the Company.

(i) Termination Fee.  In the event that this Agreement is terminated by the Company pursuant to Section 9.1(e), the Company shall pay Acquiror a fee equal to $37,500,000 (the “Termination Fee”) as provided in Section 9.1(e).  In the event that this Agreement is terminated by Acquiror pursuant to Section 9.1(f), the Company shall promptly, but in no event later than two Business Days after the date of such termination, pay Acquiror the Termination Fee. In the event that this Agreement is terminated pursuant to Section 9.1(b)(iii), the Company shall pay Acquiror the Termination Fee if (A) following the Agreement Date and prior to such termination, an Alternative Transaction Proposal with respect to the Company (1) shall have been publicly announced by any Person, (2) shall have been made to the Company Stockholders by any Person, or (3) shall have been made to the Company by any Person and subsequently been publicly announced or disclosed, and in each case such Alternative Transaction Proposal shall not have been withdrawn, and (B) within 12 months following termination of this Agreement, any Company Acquisition with respect to the Company is consummated or the Company enters into a Contract providing for any Company Acquisition, in which case such fee payment is to be made concurrently with the earlier of the consummation of such Company Acquisition or the execution of such Contract, as applicable.

(ii) Acquiror Expenses.  In the event that this Agreement is terminated pursuant to Section 9.1(b)(iii), the Company shall promptly, but in no event later than two days after the date of such termination, reimburse Acquiror for its Transaction Expenses, not to exceed $2,000,000. The amount of any Transaction Expenses reimbursed by the Company to Acquiror shall be credited against any subsequent payment required to be made by the Company to Acquiror of the Termination Fee pursuant to Section 9.3(a)(i) above.

(b) Interest and Costs.  All payments under this Section 9.3 shall be made by wire transfer of immediately available funds to an account designated by Acquiror. The Company acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Acquiror would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 9.3 and, in order to obtain such payment, Acquiror makes a claim that results in a judgment against the Company, the Company shall pay to Acquiror its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 9.3 at the rate of interest per annum publicly announced by Bank of America as its prime rate, as in effect on the date such payment was required to be made. Payment of the fees described in this Section 9.3 shall not be in lieu of damages incurred in the event of breach of this Agreement, to the extent permitted by Section 9.2.

9.4  Amendment.   Subject to compliance with Applicable Law, this Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after the occurrence of either the Company Stockholder Approval there may not be, without further approval of the stockholders of the Company, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder, or which by Applicable Law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties’ respective Boards of Directors or a duly designated committee thereof.

9.5  Extension; Waiver.   At any time prior to the Effective Time, a party may, subject to the proviso of Section 9.4 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party hereto with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 9.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 10

Miscellaneous

10.1  Expiration of Representations and Warranties.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time.

10.2  Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

If to Acquiror or Merger Sub:

Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, CA 95014
Attention: Arthur F. Courville, Sr. V.P., Corporate
Legal Affairs
Fax Number: (408) 517-8121

with a copy to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: Daniel J. Winnike, Esq.
                 Douglas N. Cogen, Esq.
                 Andrew Y. Luh, Esq.
Fax Number: (650) 988-8500

If to the Company:

Altiris, Inc.
588 West 400 South
Lindon, UT 84042
Attention: Craig Christensen, Vice President and General Counsel
Fax Number: (801) 805-2589

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
2795 East Cottonwood Parkway
Suite 300
Salt Lake City, UT 84121-6928
Attention: Martin W. Korman, Esq.
                 Robert G. O’Connor, Esq.
                 Lawrence M. Chu, Esq.
Fax Number: (801) 993-6499

10.3  Governing Law.   This Agreement and any disputes arising out of or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

10.4  Jurisdiction.   In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto: (a) irrevocably and unconditionally consents and submits, for itself and its property, to the exclusive jurisdiction and venue of any Delaware State court (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the Federal court of the United States of America, sitting in Delaware); (b) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in such Delaware State court (or, if applicable, such Federal court); (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such Delaware State court (and, if applicable, such Federal court); and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Delaware State court (or, if applicable, such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.2.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.

10.5  Entire Agreement.   This Agreement, together with the exhibits and schedules hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

10.6  Third Party Beneficiary Rights.   No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner or any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement; except that Section 6.5 is intended to benefit the Company Indemnified Persons, who shall be third party beneficiaries for purposes of such Section.

10.7  Assignment; Binding Upon Successors and Assigns.   This Agreement shall inure to the benefit of any successor to, or assignee of, all or substantially all of the business and assets of Acquiror. Except as set forth in the preceding sentence, no party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

10.8  Severability.   If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

10.9  Remedies; Specific Performance.   Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

10.10  Interpretation; Rules of Construction.   When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. References to a Person are also to its permitted successors and assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. The one percent threshold established by the parties with respect to the Company’s capitalization in Section 8.3(a)(ii) hereof shall not, in and of itself, constitute an economic benchmark for determining whether any Effect shall be deemed to be material in relation to the Company or shall be deemed to constitute a Material Adverse Effect on the Company.

10.11  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

10.12  Expenses.  Whether or not the Merger is successfully consummated, each party shall bear its respective Transaction Expenses, unless otherwise expressly provided herein.

10.13  Attorneys’ Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including costs, expenses and fees on any appeal). The prevailing party shall be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

10.14  No Joint Venture.   Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 10.14.

10.15  Confidentiality.   The Company and Acquiror each confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and shall abide by, the provisions of such Confidentiality Agreement; provided, however, that Acquiror shall not be bound by such Confidentiality Agreement after the Closing. If this Agreement is terminated, the Confidentiality Agreement shall remain in full force and effect, and all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

10.16  Waiver of Jury Trial.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

[Signature Page Next]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Symantec Corporation	Altiris, Inc.

By: /s/ John W. Thompson	By: /s/ Gregory S. Butterfield
Name: John W. Thompson	Name: Gregory S. Butterfield
Title: Chairman and Chief Executive Officer	Title: President and Chief Executive Officer

Atlas Merger Corp.

By:	/s/ Arthur F. Courville
Name: Arthur F. Courville
Title:   President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

CONFIDENTIAL

January 26, 2007

Board of Directors
Altiris, Inc.
588 West 400 South
Lindon, UT 84042

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Altiris, Inc. (the “Company”), of the $33.00 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of January 26, 2007 (the “Agreement”), among Symantec Corporation (“Symantec”), Atlas Merger Corp., a wholly owned subsidiary of Symantec, and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to Symantec from time to time, including having acted as an agent in connection with its share repurchase program in March 2004. We also may provide investment banking services to the Company and Symantec in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Symantec and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Symantec for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of

B-1

Board of Directors
Altiris, Inc.
January 26, 2007

rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $33.00 per Share in cash to be received by the holders of Shares, pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/  GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)

B-2

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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